UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow NCR Shareholder:

In today’s rapidly changing world, consumers expect a rich, integrated and personalized experience across every commerce channel. Several forces of change – from the rise of digital commerce to mobile engagement and changing consumer behavior – have altered how we engage and enable global transactions. NCR has been preparing for this reality throughout our transformation and the market has now caught up to our omnichannel vision.

Demand for end-to-end omnichannel solutions has never been greater. Our customers, regardless of market or geography, are focused on omnichannel enablement, from branch transformation in Financial Services and unified commerce and store transformation in Retail, to guest experience applications and mobile point-of-sale innovation in Hospitality. The legacy market consolidation we are seeing in our industry is clearly in response to this growing demand.

The shift to omnichannel and market consolidation creates tremendous opportunity for NCR. We are well positioned to help our customers seamlessly integrate all solution components – from assisted-service and self-service to online and mobile – into a single end-to-end experience. Our solutions help businesses around the world increase revenue, build loyalty, reach new customers, and lower the cost of operations. We are leading how the world connects, interacts and transacts with business and creating the consumer experience of tomorrow. This is the reinvented NCR.

Year in Review

2015 was a pivotal and far more challenging year than we initially expected. Slower growth in China and Russia, a significant increase in the impact of foreign exchange rates, the impact of significantly weaker local currencies on the cost of our products around the world, as well as other factors, all conspired to create unforeseen headwinds. But even with that as a backdrop, FY 2015 results came in largely as expected. We delivered on our key metrics of revenue, non-pension operating income, non-GAAP EPS, and free cash flow. Our omnichannel leadership and the diversity of our revenue streams were critical to our success in this volatile macro-economic environment.

The $820 million investment from the Blackstone Group, one of the world’s leading investment and advisory firms, is a strong endorsement of NCR’s vision, strategy and growth opportunities. Our strategic relationship with Blackstone accelerates our transformation and builds long-term shareholder value. And, we completed a subsequent $1 billion share repurchase, which was a critical step in executing our plan.

Here are other significant highlights from 2015:

•	Powering global commerce. Enabled 550 million transactions daily.

•	Advancing our software-driven business model on omnichannel platform. Integrated software and cloud assets to deliver unparalleled value to our customers.

•	Introducing industry-leading solutions. Brought to market Kalpana™, an enterprise software platform that moves ATM software and operations to the cloud, and Retail ONE, a new unified commerce hub that marries an open ecosystem of retail applications and data with an omnichannel software platform.

•	Investing in our culture and people. Reinvested 50% of our savings in NCR; improvements can be seen everywhere. Celebrated the groundbreaking of our state-of-the-art world headquarters campus in Midtown Atlanta and expanded our presence in key locations globally, from Serbia to Gurgaon and Jakarta. We also invested in a new manufacturing facility in Chennai, India, and a new Asia Pacific Services Operations Center in Kuala Lumpur, Malaysia.

•	Earning our reputation. Recognized by Forbes as one of America’s Best Employers and named the 7th most reputable company in technology by the Reputation Institute.

•	Giving back. NCR invested over $900,000 to support programs focused on education, disabilities and health issues. Additionally, NCR employees hosted more than 270 events, giving back to their communities through more than 25,000 hours of community service around the world.

Shaping the Future of the Omnichannel Experience

Omnichannel, by its very nature, is not a product – it is an experience. Our long-term strategy is primarily focused on being a global technology solutions company, where software and value-added endpoints, coupled with higher-margin services and guided by a cloud and mobile-first world that leverages big data and the Internet of Things (IoT), deliver on the promise of omnichannel. The combination of our organic investments and acquisitions has positioned NCR to lead in this space.

Our strategic priorities are focused on cultivating our culture and team, sales enablement, services transformation, evolving our software business model and investing in innovation. We are in the early stages of important areas of innovation in which NCR will invest in mobile, cloud, big data, and the IoT. We expect 2016 will be one of our biggest years ever for new product introductions. NCR will look to power interactive experiences in new and exciting ways through all consumer touch points – convenient mobile applications on smart phones or tablets, self-service kiosks and check outs, ATMs, touch screens, laptops and more.

As we look to the future, NCR is well positioned to:

•	Gain market share over traditional competitors

•	Win important strategic software/cloud footholds in all industries

•	Grow our recurring revenue streams, strengthening our long-term foundation

•	Organize for the future and recruit talent for tomorrow

Without question, we are at an exciting time in our history and best of all, we are just getting started.

Sincerely,

William R. Nuti

Chairman of the Board

Chief Executive Officer and President

NOTICE OF 2016 ANNUAL MEETING

AND PROXY STATEMENT

March 10, 2016

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Corporation, a Maryland corporation (“NCR” or the “Company”), that will be held on April 20, 2016, at 9:00 a.m. Eastern Time. This year’s Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/NCR. As in the past, prior to the Annual Meeting you will be able to authorize a proxy to vote your shares at www.proxyvote.com on the matters submitted for stockholder approval at the Annual Meeting and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the meeting. They also describe how the Board of Directors of the Company operates and provide information about our director candidates, director and executive officer compensation and certain corporate governance matters. I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering to our stockholders the option to receive NCR’s proxy materials on the Internet. We believe this option allows NCR to provide our stockholders the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on April 20, 2016.

Sincerely,

William R. Nuti

Chairman of the Board

Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

9:00 a.m. Eastern Time

Date:

Wednesday, April 20, 2016

Place:

Virtual Meeting via webcast at www.virtualshareholdermeeting.com/NCR

Purpose:

The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Corporation, a Maryland corporation (“NCR” or the “Company”) will, voting together as a single class, be asked to:

•	Consider and vote upon the election of two Class B directors identified in this proxy statement to hold office until the third annual meeting of stockholders following their election and until their respective successors are duly elected and qualify;

•	Consider and vote to approve, on an advisory basis, executive compensation (“Say On Pay”) as described in these proxy materials;

•	Consider and vote upon a directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan;

•	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLC (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	Consider and vote upon a directors’ proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for the annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders;

•	Consider and vote upon a stockholder proposal described in these proxy materials; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The holders of the Series A Convertible Preferred Stock will, voting as a separate class, be asked to:

•	Consider and vote upon the election of one Class B director identified in this proxy statement to hold office until the third annual meeting of stockholders following his election and one Class C Director to hold office until the next annual meeting of stockholders, and until their respective successors are duly elected and qualify.

Other Important Information:

•	Record holders of NCR’s common stock and Series A Convertible Preferred Stock at the close of business on February 17, 2016 may vote at the meeting.

•	Your shares cannot be voted unless they are represented by proxy or in person by the record holder attending the meeting via webcast. Even if you plan to attend the meeting via webcast, please authorize your proxy.

•	If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board of Directors will be in attendance at this location. If you wish to view the meeting via webcast at Venable LLP’s office, please follow the directions for doing so set forth on the “2016 Annual Meeting of Stockholders Reservation Request Form” in this proxy statement.

By order of the Board of Directors,

Edward Gallagher

Senior Vice President, General Counsel and Secretary

March 10, 2016

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 20, 2016

This proxy statement and NCR’s 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

NCR Corporation

3097 Satellite Boulevard

Duluth, Georgia 30096

NCR CORPORATION

2016 ANNUAL MEETING PROXY STATEMENT

Proxy Statement – General Information

What is the purpose of these proxy materials?

We are making this proxy statement, notice of annual meeting and our 2015 annual report available to stockholders beginning on or about March 10, 2016 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR,” the “Company,” “we” or “us”), of proxies for the 2016 Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Annual Meeting”), to be held via a live webcast at 9:00 a.m. Eastern Time, on April 20, 2016, for the purposes set forth in these proxy materials.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders. If you are a record stockholder, a proxy for a record stockholder or a beneficial owner of either (i) NCR’s common stock, par value $0.01 per share (the “common stock”), or (ii) NCR’s Series A Convertible Preferred Stock, liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/NCR. The meeting will convene at 9:00 a.m. Eastern Time, on April 20, 2016.

If you wish to watch the webcast at a location provided by the Company, our Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board will be in attendance at this location. If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please complete and return the Reservation Request Form found at the end of this proxy statement.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and our 2015 annual report) over the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Beginning on or about March 10, 2016 we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to stockholders entitled to vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about March 10, 2016. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and will continue to do so until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one. The Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder, or a voting instruction form if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

Proxy Statement – General Information

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder. If you have multiple NCR common stock record accounts and/or share an address with a family member who is an NCR stockholder and have received only one Notice, you may write us at 250 Greenwich Street, 35th Floor, New York, NY 10007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you. If you have received only one copy of the Notice and you do not wish to participate in the householding program or if you have received multiple copies of the Notice and you do wish to participate in the householding program, please call 1-800-542-1061 to “opt-in,” “opt-out” or revoke your consent.

What am I being asked to vote on?

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on the following items:

•	Election of two Class B directors to hold office until the third annual meeting of stockholders following their election and until their respective successors are duly elected and qualify;

•	An advisory vote to approve executive compensation (“Say on Pay”), as described in these proxy materials;

•	A directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan;

•	Ratification of the appointment of PricewaterhouseCoopers LLC (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	A directors’ proposal to amend and restate our charter to eliminate the classification of the Board and provide for the annual election of all directors at or after the Company’s 2017 Annual Meeting of Stockholders; and

•	A stockholder proposal described in these proxy materials.

The holders of the Series A Convertible Preferred Stock, voting as a separate class, will consider and vote on the election of one Class B director to hold office until the third annual meeting of stockholders following his election and one Class C director to hold office until the next annual meeting of stockholders, and until their respective successors are duly elected and qualify.

Why are the common stockholders being asked to vote on the election of only two Class B Directors?

Our outstanding shares of Series A Convertible Preferred Stock were issued to certain entities affiliated with Blackstone Capital Partners VI L.P. and Blackstone Tactical Opportunities L.L.C. (collectively, “Blackstone”) under an Investment Agreement dated November 11, 2015 (the “Investment Agreement”). The Investment Agreement and the terms of the Series A Convertible Preferred Stock entitle Blackstone to separately designate two nominees for election as a director, whom the Board shall include in its nominees for election, and to vote as a class on those nominees at the Annual Meeting. Only holders of the Series A Convertible Preferred Stock have the

Proxy Statement – General Information

right to vote for either of these nominees. Blackstone has designated Mr. Chinh E. Chu as its designee to be nominated by the Board as a Class B director to hold office until the third annual meeting of stockholders following his election, and Mr. Gregory R. Blank as its designee to be nominated by the Board as a Class C director to hold office until the next annual meeting of stockholders following his election, and the holders of Series A Convertible Preferred Stock will vote separately, as a class, on the election of Messrs. Chu and Blank at the Annual Meeting.

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on two of the three Class B director nominees to hold office until the third annual meeting of stockholders following their election: Edward “Pete” Boykin and Linda Fayne Levinson.

How does the Board recommend that I vote my shares?

The Board recommends a vote:

•	FOR the election of each of the three Class B director nominees and the one Class C director nominee;

•	FOR the advisory vote to approve executive compensation (“Say On Pay”) as described in these proxy materials;

•	FOR the directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan;

•	FOR ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
•	FOR the directors’ proposal to amend and restate our charter to eliminate the classification of the Board and provide for the annual election of all directors at or after the Company’s 2017 Annual Meeting of Stockholders; and

•	AGAINST the stockholder proposal described in these proxy materials.

Who is entitled to vote at the meeting?

Record holders of our common stock and/or Series A Convertible Preferred Stock at the close of business on the record date for the Annual Meeting, February 17, 2016, are entitled to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 133,108,758 shares of common stock outstanding on the record date.

Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the record date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the record date, there were 820,000 shares of Series A Convertible Preferred Stock outstanding, which, as of such date were convertible into 27,330,600 shares of common stock.

Proxy Statement – General Information

Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?

Under the Investment Agreement, at the Annual Meeting the holders of the Series A Convertible Preferred Stock are required to vote in favor of each of the two director nominees who are also being voted on by holders of common stock, for ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and in favor of the advisory vote to approve executive compensation (“Say On Pay”), as described in these proxy materials. The holders of the Series A Convertible Preferred Stock are entitled to vote in their discretion on the other proposals described in this proxy statement.

How do I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person (via attendance at the virtual meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.

You can authorize a proxy to vote your shares electronically by going to www.proxyvote.com, or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return your proxy card. If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than April 19, 2016.

Your shares will be voted at the Annual Meeting as directed by your electronic proxy, the instructions on your proxy card or voting instructions if (i) you are entitled to vote; (ii) your proxy was properly executed or properly authorized electronically; (iii) we received your proxy prior to the Annual Meeting; and (iv) you did not revoke your proxy prior to or at the Annual Meeting. The method by which you vote and authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting if you later decide to do so.

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote in person at the Annual Meeting.

How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Wells Fargo Bank, N.A. for NCR, any proxy you authorize will also have the authority to vote the NCR common stock held in your DSPP account. Wells Fargo Bank, N.A., as the DSPP administrator, is the stockholder of record of that plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

Proxy Statement – General Information

•	properly executing and delivering a later-dated proxy card;

•	voting by ballot at the Annual Meeting; or

•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 250 Greenwich Street, 35th Floor, New York, NY 10007 so it is received no later than April 19, 2016.

Only the most recent proxy will be counted and all others will be disregarded regardless of the method by which the proxy was authorized. If shares of NCR’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the Annual Meeting or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

What vote is required to approve each proposal?

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy) is required to elect Edward “Pete” Boykin and Linda Fayne Levinson (two of the three Class B director nominees), to approve the Say on Pay proposal, to approve the amendment and restatement of the NCR Employee Stock Purchase Plan, to ratify the appointment of our independent registered public accounting firm, and to approve the stockholder proposal described in this proxy statement. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for any of the proposals described above, except that under the rules of the New York Stock Exchange (“NYSE”) abstentions will be counted as votes “against” the proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan.

The affirmative vote of at least 80% of the voting power of all shares of the outstanding stock of the Company entitled to vote generally in the election of directors (currently, our common stock and our Series A Convertible Preferred Stock, voting together as a single class), is required to approve the directors’ proposal to amend and restate the Company’s charter to eliminate the classification of the Board and provide for annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions and broker “non-votes” will have the effect of votes against the proposal to amend and restate the Company’s charter.

The vote of the holders of a majority of the outstanding shares of our Series A Convertible Preferred Stock, voting separately as a class, is required to elect Mr. Chinh E. Chu, a Class B director nominee, and Mr. Gregory R. Blank, the Class C director nominee. Only the holders of the Series A Convertible Preferred Stock have the right to vote on the election of Mr. Chu and Mr. Blank. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions by holders of Series A Convertible Preferred Stock will have the effect of a vote against these two directors.

A broker “non-vote” occurs when a broker returns a properly executed proxy but does not vote on a

Proxy Statement – General Information

particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not for the election of our directors, the Say on Pay proposal, the amendment and restatement of the NCR Employee Stock Purchase Plan, the directors’ proposal to amend and restate the Company’s charter to eliminate the classification of the Board and provide for annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders or the stockholder proposal.

When will you publish the results of the meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

NCR Stock Ownership

Officers and Directors

The following table reflects the NCR common stock beneficially owned, as determined under applicable SEC rules, as of the close of business on February 17, 2016 (the “Table Date”) by: (i) each executive officer named in the Summary Compensation Table below on page 70 (the “named executives”), (ii) each non-employee director and nominee, and (iii) all current directors and executive officers as a group. Except to the extent indicated in the footnotes below, to NCR’s knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 133,108,758 shares of the Company’s common stock were issued and outstanding.

NCR Stock Ownership By Officers and Directors
Beneficial Owners	Total Shares Beneficially Owned(1)(2)	Percent	Number of Shares Subject to Options Exercisable Within 60 Days of February 17, 2016	Number of RSUs That Vest Within 60 Days of February 17, 2016(3)
Non-Employee Directors
Gregory R. Blank, Director(4)	—	—	—	—
Edward “Pete” Boykin, Director	202,345	*	68,143	—
Chinh E. Chu, Independent Lead Director(5)	678	*	—	678
Richard L. Clemmer, Director	141,899	*	61,167	—
Gary J. Daichendt, Director	139,000	*	68,143	—
Robert P. DeRodes, Director	129,835	*	61,167	—
Kurt P. Kuehn, Director	33,639	*	10,039	—
Linda Fayne Levinson, Director	182,659	*	68,143	—
Deanna W. Oppenheimer, Director	28,611	*	6,849	—

Named Executive Officers
William R. Nuti, Director and Officer	464,093	*	63,552	68,938
Robert P. Fishman, Officer	29,835	*	—	9,128
Andrew S. Heyman, Officer	19,833	*	—	11,176
Frederick J. Marquardt, Officer	87,562	*	20,312	9,310
Michael B. Bayer, Officer	5,169	*	—	4,180
Current Directors, Named Executive Officers and remaining Executive Officers as a Group (16 persons)	1,643,990	1.2%	518,797	113,049

* Less than 1%.

(1) The number of shares beneficially owned by each person as of the Table Date includes shares of NCR common stock that such person had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting and payment of restricted stock units. This does not include restricted stock units that vest more than 60 days after the Table Date which, in the case of our named executives, is as follows: Mr. Nuti 535,918; Mr. Fishman 74,503; Mr. Heyman 97,066; Mr. Marquardt 89,148; and Mr. Bayer 79,023.

(2) Some of NCR’s executive officers and directors own fractional shares of NCR common stock. For purposes of this Table, all fractional shares have been rounded up to the nearest whole number. This column also includes 105,912 shares granted to Mr. Boykin; 75,732 shares granted to Mr. Clemmer; 31,891 shares granted to Mr. DeRodes; 21,720 shares granted to Mr. Kuehn; 8,077 shares granted to Ms. Levinson; and 16,077 shares granted to Ms. Oppenheimer.

NCR Stock Ownership

(3) This column reflects those shares the officers and directors have the right to acquire through restricted stock vesting on or within 60 days after the Table Date, ignoring the withholding of shares of NCR common stock to cover applicable taxes. These shares are also included in the Total Shares Beneficially Owned column.

(4) Because Mr. Blank did not become a member of the NCR Board until December 4, 2015, he did not receive any restricted stock units in 2015 under the NCR Director Compensation Program. Mr. Blank will not receive any units or shares under the Program in 2016 or later because he disclaimed all interest in NCR director compensation payable in 2016 and future years. While Mr. Blank is an officer of an affiliate of Blackstone, he disclaims beneficial ownership of, and the shares reported in the Table exclude, NCR securities beneficially owned by the Blackstone Entities.

(5) Because Mr. Chu did not become a member of the NCR Board until December 4, 2015, he did not receive any restricted stock units in 2015 under the NCR Director Compensation Program. On January 1, 2016, Mr. Chu received a mid-year prorated equity grant under the Program of 2,712 restricted stock units valued at $66,343. This grant vests in four equal quarterly installments beginning three months after the grant date. While Mr. Chu is a senior advisor to an affiliate of Blackstone, he disclaims beneficial ownership of, and the shares reported in the table exclude, NCR securities beneficially owned by the Blackstone Entities.

Other Beneficial Owners

To the Company’s knowledge, and as reported as of the close of business on February 16, 2016 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Other Beneficial Owners of NCR Stock
	Common Stock		Series A Convertible Preferred Stock
Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class	Total Number of Shares	Percent of Class
Entities affiliated with The Blackstone Group(1)	—	—	820,000	100%
345 Park Avenue
New York, NY 10154

The Vanguard Group(2)	10,516,048	7.93%	—	—
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock Inc.(3)	10,210,582	6.0%	—	—
55 East 52nd Street
New York, NY 10022

(1) Information is based on a Schedule 13D filed with the SEC on December 11, 2015 by Blackstone BCP VI SBS ESC Holdco L.P. (“BCP VI ESC”), Blackstone NCR Holdco L.P. (“BCP VI NCR”), BTO NCR Holdings—ESC L.P. (“BTO NCR ESC”), BTO NCR Holdings L.P. (“BTO NCR Holdings,” and together with BCP VI ESC, BCP VI NCR and BTO NCR ESC, the “Blackstone Purchasers”), Blackstone NCR Holdco GP L.L.C. (“Blackstone NCR Holdco”), BCP VI Side-By-Side GP L.L.C. (“BCP VI Side-By-Side”), Blackstone Management Associates VI L.L.C. (“Blackstone Management Associates”), BMA VI L.L.C. (“BMA VI”), BTO Holdings Manager L.L.C. (“BTO Holdings Manager”), Blackstone Tactical Opportunities Associates L.L.C. (“Blackstone Tactical Opportunities”), BTOA L.L.C. (“BTOA”), Blackstone Holdings III L.P. (“Blackstone Holdings III”), Blackstone Holdings III GP L.P. (“Blackstone Holdings III GP”), Blackstone Holdings III GP Management L.L.C. (“Blackstone Holdings III GP Management”), The Blackstone Group L.P. (“The Blackstone Group”), and Blackstone Group Management L.L.C. (“Blackstone Group Management”) (collectively, the “Blackstone Entities”), and Steven A. Schwarzman, reporting beneficial ownership of 820,000 shares of the Company’s Series A Convertible Preferred Stock.

In this filing, BVP VI NCR reported ownership of 610,866 shares of Series A Convertible Preferred Stock, BCP VI ESC reported ownership of 1,213 shares of Series A Convertible Preferred Stock, BTO NCR ESC reported ownership of 726 shares of Series A Convertible Preferred Stock, and BTO NCR Holdings reported ownership of 207,195 shares of Series A Convertible Preferred Stock.

Blackstone NCR Holdco is the general partner of BCP VI NCR. Blackstone Management Associates is the managing member of Blackstone NCR Holdco. BMA VI is the sole member of Blackstone Management Associates. Blackstone Holdings III is the managing member of BMA VI. BCP VI Side-by-Side is the general partner of BCP VI ESC. Blackstone Holdings III is the sole member of BCP VI Side-by-Side. BTO Holdings Manager is the general partner of BTO NCR ESC and BTO NCR Holdings. Blackstone Tactical Opportunities is the managing member of BTO Holdings Manager. BTOA is the sole member of Blackstone Tactical Opportunities. Blackstone Holdings III is the managing member of BTOA. Blackstone Holdings III GP is the general partner of

NCR Stock Ownership

Blackstone Holdings III. Blackstone Holdings III GP Management is the general partner of Blackstone Holdings III GP. The Blackstone Group is the sole member of Blackstone Holdings III GP Management. Blackstone Group Management is the general partner of The Blackstone Group. Blackstone Group Management is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing (other than the Blackstone Purchasers to the extent of their respective direct holdings) may be deemed to beneficially own the shares beneficially owned by the Blackstone Purchasers directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares.

As of December 31, 2015, the shares of Series A Convertible Preferred Stock held by the Blackstone Purchasers were convertible into 27,330,600 shares of common stock.

(2) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard Group”), reporting beneficial ownership of 10,516,048 shares of the Company’s stock as of December 31, 2015. In this filing, Vanguard Group reported sole dispositive power with respect to 10,413,412 of such shares, sole voting power with respect to 103,703 of such shares, shared dispositive power with respect to 102,636 of such shares and shared voting power with respect to 8,900 of such shares. Vanguard Group also reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. may be deemed to have beneficial ownership of 93,736 of such shares as investment manager of certain collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., may be deemed to have beneficial ownership of 18,867 of such shares as a result of serving as investment manager of certain Australian investment offerings.

(3) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 10,210,582 shares of the Company’s stock as of December 31, 2015, as a parent holding company or control person for its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Life Limited and Xulu, Inc. In this filing, BlackRock reported sole voting power with respect to 9,446,054 of such shares, and sole dispositive power with respect to all 10,210,582 of such shares.

Proposal 1 – Election of Two Class B Directors

FOR	The Board of Directors recommends that you vote FOR Edward “Pete” Boykin and Linda Fayne Levinson as Class B Directors.

Proposal Details

The NCR Board is currently divided into three classes. Directors hold office for staggered terms ending at the third annual meeting of stockholders following their election (or sooner if they are filling a vacancy) and until their successors are duly elected and qualify. One of the three classes is elected at each annual meeting to succeed the directors whose terms are expiring. The current terms for the directors in Classes A, B and C of the Board expire at the annual meetings of stockholders in 2018, 2016, and 2017, respectively.

Subject to approval of Proposal 5, commencing with NCR’s 2017 Annual Meeting of Stockholders, the Board will be declassified and all directors will be elected annually to serve until the next annual meeting of stockholders following their election, except that directors elected prior to NCR’s 2017 Annual Meeting of Stockholders (including those directors elected under this Proposal 1) will continue to serve the balance of their existing terms. If Proposal 5 is not approved, the Board will remain classified and directors will continue to be elected for staggered terms ending at the third annual meeting of stockholders following their election.

Proxies solicited by the Board will be exercised for the election of each of the nominees, unless you elect to withhold your vote on your proxy. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unavailable prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

In connection with the Annual Meeting, the holders of Series A Convertible Preferred Stock will vote on one additional Class B director nominee to hold office until the third annual meeting of stockholders following his election, and one Class C director nominee to hold office until the next annual meeting of stockholders following his election. The nominees, Chinh E. Chu (Class B) and Gregory R. Blank (Class C), are current Board members who are designated by Blackstone under the terms of the Investment Agreement. The holders of Series A Convertible Preferred Stock will vote separately, as a class, on the election of these directors. Only the holders of Series A Convertible Preferred Stock have the right to vote on the election of Mr. Chu and Mr. Blank.

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director, and each director whose term of office continues, is set forth below. The age reported for each director is as of the filing date of this proxy statement.

Directors to Be Elected by Holders of Common Stock and Series A Convertible Preferred Stock, Voting Together as a Single Class

Proposal 1 – Election of Directors

Class B—Current Term Expiring in 2016 and New Term Expiring in 2019

Edward “Pete” Boykin, 77, was Chair of the Board of Directors of Capital TEN Acquisition Corp., a special purpose acquisition company, from October 2007 to May 2008. He served as President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, from July 2001 to June 2003. Mr. Boykin is also a director of Teradata Corporation. Mr. Boykin became a director of NCR on June 5, 2002 and was appointed independent Lead Director effective July 25, 2013 and continued to serve in that role through February 22, 2016. In recommending Mr. Boykin as a nominee for election as a director of the Company, the Committee on Directors and Governance considered Mr. Boykin’s independence and his previous experience at CSC, a multi-billion dollar international company with complex accounting issues, including among other things, his extensive experience evaluating financial statements in his former position as CSC’s President and Chief Operating Officer, his past experience managing major acquisitions at CSC and his former role on CSC’s disclosure committee. In addition to these attributes, the Committee on Directors and Governance considered Mr. Boykin’s financial literacy in concluding that his abilities would meet the needs of the Board.

Linda Fayne Levinson, 74, is Chair of the Board of Hertz Global Holdings, Inc. and a Director of IngramMicro Inc., Jacobs Engineering and The Western Union Company. Ms. Levinson became a director of NCR on January 1, 1997 and was appointed the independent Lead Director of the Board on October 1, 2007 and continued to serve in that role through July 24, 2013. Ms. Levinson is also on the U.S. advisory board of CVC Capital Partners. She was Chair of the Board of Directors of Connexus Corporation (formerly VendareNetblue), an online marketing company, from July 2006 until May 2010 when it was merged into Epic Advertising. Ms. Levinson was a Partner at GRP Partners, a private equity investment fund investing in start-up and early-stage retail, technology and e-commerce companies, from 1997 to December 2004. Prior to that, she was a Partner in Wings Partners, a private equity firm, an executive at American Express running its leisure travel and tour business, and a Partner at McKinsey & Company. Ms. Levinson was a director of DemandTec, Inc. from June 2005 until February 2012 when it was acquired by International Business Machines Corporation. In recommending Ms. Levinson as a nominee for election as a director of the Company, the Committee on Directors and Governance considered her long experience as a public company director and a committee chair, starting in 1991, as well as her general management experience at American Express, her strategic experience at McKinsey & Company and her investment experience at GRP Partners and Wings Partners. Ms. Levinson’s extensive management and leadership experience, her broad industry knowledge, independence, in-depth knowledge of corporate governance issues and diversity of perspective were also skills and attributes that led the Committee on Directors and Governance to conclude that her abilities would meet the needs of the Board.

Directors to Be Elected Separately by Holders of Series A Convertible Preferred Stock

Class B—Current Term Expiring in 2016 and New Term Expiring in 2019

Chinh E. Chu, 49, was a Senior Managing Director of Blackstone in the Corporate Private Equity Group from January 2000 to November 2015, and currently acts as a senior advisor to Blackstone. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. Mr. Chu led Blackstone’s investments in AlliedBarton, Celanese, Graham Packaging, Interstate Hotels, Kronos, LIFFE, Nalco, Nycomed, and Stiefel Laboratories. Mr. Chu graduated with a bachelor’s degree in

Proposal 1 – Election of Directors

finance from the University of Buffalo. He currently serves as a director of Biomet, Inc., Freescale Semiconductor, Inc., HealthMarkets Inc., and Kronos Incorporated. Mr. Chu became a director of NCR on December 4, 2015 and was appointed independent Lead Director effective February 22, 2016. Pursuant to the Investment Agreement, the Company agreed to nominate Mr. Chu for election as a Class B director at the Annual Meeting. Additionally, only the holders of the Series A Convertible Preferred Stock may vote on the election of Mr. Chu as a Class B director at the Annual Meeting. In making its nomination the Committee on Directors and Governance considered Mr. Chu’s independence, his experience as a director of other public and private companies and his extensive experience evaluating and managing acquisitions and investments in multiple industries in concluding that his abilities would meet the needs of the Board.

Class C—Current Term Expiring in 2016 and New Term Expiring in 2017

Gregory R. Blank, 35, is a Managing Director of Blackstone in the Private Equity Group based in New York where he focuses on investments in the technology, media and telecommunications sectors. Since joining Blackstone in 2009, Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, Ipreo and Optiv. Prior to joining Blackstone, Mr. Blank was an associate at Texas Pacific Group (TPG) in San Francisco where he was involved in the evaluation and execution of private equity transactions. Before joining TPG, Mr. Blank worked in investment banking at Goldman, Sachs & Co. focused on technology, media and telecommunications clients. Mr. Blank graduated with a bachelor’s degree in economics from Harvard College and received an MBA from the Harvard Business School. He currently serves as a director of Ipreo, Kronos, Optiv, Travelport Worldwide Limited and The Weather Company. Mr. Blank became a director of NCR on December 4, 2015. Pursuant to the Investment Agreement, the Company agreed to nominate Mr. Blank for election as a Class C director at its 2016 annual meeting of stockholders. Additionally, only the holders of the Series A Convertible Preferred Stock may vote on the election of Mr. Blank as a Class C director at the Annual Meeting. In making its nomination the Committee on Directors and Governance considered Mr. Blank’s independence, his experience as a director of other public and private companies, his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries, his service on Travelport’s Audit committee and his financial literacy in concluding that his abilities would meet the needs of the Board.

Directors Whose Terms of Office Continue

The following directors will hold office as disclosed below.

Class A—Current Term Expiring in 2018

William R. Nuti, 52, is NCR’s Chairman of the Board, Chief Executive Officer and President. Mr. Nuti became Chairman of the Board on October 1, 2007. Before joining NCR in August 2005 Mr. Nuti served as President and Chief Executive Officer of Symbol Technologies, Inc., an information technology company. Prior to that, he was Chief Operating Officer of Symbol Technologies. Mr. Nuti joined Symbol Technologies in 2002 following a 10 plus year career at Cisco Systems, Inc., where he advanced to the dual role of Senior Vice President of the company’s Worldwide Service Provider Operations and U.S. Theater Operations. Prior to his Cisco experience Mr. Nuti held sales and management positions at International Business Machines Corporation, Netrix Corporation and Network Equipment Technologies. Mr. Nuti is

Proposal 1 – Election of Directors

also a director of Coach, Inc., where he is a member of its Audit, Human Resources and Governance & Nominating committees, and of United Continental Holdings, Inc., where he is a member of its Finance committee. Mr. Nuti previously served as a director of Sprint Nextel Corporation. Mr. Nuti is also a member of the Georgia Institute of Technology advisory board and a trustee of Long Island University. Mr. Nuti became a director of NCR on August 7, 2005. In determining if Mr. Nuti should continue serving as a director of the Company, the Committee on Directors and Governance considered his current role as Chief Executive Officer and President of the Company, his experience as a director of other public companies, his previous experience as President and Chief Executive Officer of Symbol Technologies, his previous experience as Senior Vice President at Cisco Systems, and the responsibilities associated with these positions. Mr. Nuti’s demonstrated management and leadership experience and global sales and operations experience were also skills and attributes that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Gary J. Daichendt, 64, has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002. He served as President and Chief Operating Officer of Nortel Networks Corporation, a global supplier of communication equipment, from March 2005 to June 2005. Prior to that and until his retirement in December 2000, Mr. Daichendt served as Executive Vice President, Worldwide Operations for Cisco Systems, Inc. Mr. Daichendt became a director of NCR on April 26, 2006 and also serves on the boards of directors of Polycom Inc., where he serves on the Governance committee and Juniper Networks, Inc., where he is a member of its Compensation committee. In determining if Mr. Daichendt should continue serving as a director of the Company, the Committee on Directors and Governance considered his previous experience as President and Chief Operating Officer of Nortel Networks Corporation, his previous experience as Executive Vice President, Worldwide Operations for Cisco Systems, and the responsibilities associated with these positions. Mr. Daichendt’s demonstrated management experience, financial literacy and independence were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Robert P. DeRodes, 65, leads DeRodes Enterprises, LLC, an information technology, business operations and management advisory firm. Most recently, Mr. DeRodes served from April 2014 to April 2015 as the Executive Vice President and Chief Information Officer for Target, Inc., a general merchandising retailer, leading their post-breach information security efforts and developing a long-term technology transformation roadmap. Previously, Mr. DeRodes served as Executive Vice President, Global Operations & Technology of First Data Corporation, an electronic commerce and payments company, from October 2008 to July 2010. Prior to First Data Corporation, Mr. DeRodes served as Executive Vice President and Chief Information Officer of The Home Depot, Inc., a home improvement retailer, from February 2002 to October 2008 and as President and Chief Executive Officer of Delta Technology, Inc. and Chief Information Officer of Delta Air Lines, Inc., from September 1999 until February 2002. Prior to Delta, Mr. DeRodes held various executive positions in the financial services industry with Citibank (1995-99) and with USAA (1983-93). During the 10 years prior to 1983, Mr. DeRodes held technology positions working for regional Midwestern banks. Mr. DeRodes became a director of NCR on April 23, 2008. In determining if Mr. DeRodes should continue serving as a director of the Company, the Committee on Directors and Governance considered the scope of his previous experience and the responsibilities associated with the aforementioned positions. Mr. DeRodes’s demonstrated management experience,

Proposal 1 – Election of Directors

information technology experience, cyber-security expertise, understanding of the financial services, retail and transportation industries, financial literacy and independence led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

Class C—Current Term Expiring in 2017

Richard L. Clemmer, 64, is President and Chief Executive Officer of NXP Semiconductors N.V., a semiconductor company, a position he has held since January 1, 2009. Prior to that, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, a position he held from May 2007 to December 2008. He previously served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company that was acquired in 2007 by LSI Logic Corporation, from October 2005 to April 2007. Mr. Clemmer became a director of NCR on April 23, 2008. During the past 5 years, Mr. Clemmer was a director of i2 Technologies, Inc. and Trident Microsystems Inc. In determining if Mr. Clemmer should continue serving as a director of the Company, the Committee on Directors and Governance considered his experience in his position at NXP and his former positions with Kohlberg Kravis Roberts & Co. and Agere Systems Inc. Mr. Clemmer’s demonstrated management experience, independence and financial literacy were also attributes that led the Committee on Directors and Governance to conclude that his skills would meet the needs of the Board.

Kurt P. Kuehn, 61, was Chief Financial Officer at United Parcel Service, Inc. (“UPS”), a global leader in logistics, from 2008 until July 2015. Prior to his appointment as CFO, Mr. Kuehn was Senior Vice President, Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience. Mr. Kuehn was UPS’s first Vice President of Investor Relations, taking the company public in 1999 in one of the largest IPOs in U.S. history. Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career has included leadership roles in sales and marketing, engineering, operations and strategic cost planning. Mr. Kuehn became a director of NCR on May 23, 2012. In recommending Mr. Kuehn as a nominee for election as a director of the Company, the Committee on Directors and Governance considered his role as CFO at UPS, his previous experience at UPS as Senior Vice President, Worldwide Sales and Marketing, and Vice President of Investor Relations, and the responsibilities associated with these positions. Mr. Kuehn’s demonstrated management experience, independence, and financial literacy were also attributes and skills that led the Committee on Directors and Governance to conclude that his abilities would meet the needs of the Board.

On February 24, 2016, Deanna W. Oppenheimer, a Class B director, resigned from her positions as a member of the Board and as a member of the Audit Committee of the Board, effective as of the completion of the Annual Meeting. As a result, Ms. Oppenheimer has not been included as a Class B director nominee in these proxy materials.

Proposal 1 – Election of Directors

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors recommends that you vote FOR Edward “Pete” Boykin and Linda Fayne Levinson as Class B directors to hold office until the third annual meeting of stockholders following their election and until their respective successors are duly elected and qualify. Proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the Annual Meeting or by proxy), is required to elect Edward “Pete” Boykin and Linda Fayne Levinson (two of the three Class B director nominees). Abstentions and broker “non-votes” will be counted as votes cast and will have no effect on the vote required to elect either Mr. Boykin or Ms. Levinson.

The vote of the holders of a majority of the outstanding shares of our Series A Convertible Preferred Stock, voting separately as a class, is required to elect Mr. Chinh E. Chu, a Class B director nominee, and Mr. Gregory R. Blank, the Class C director nominee. Only the holders of Series A Convertible Preferred Stock have the right to vote on the election of Mr. Chu and Mr. Blank. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions by holders of Series A Convertible Preferred Stock will have the effect of votes against these two directors.

More Information About Our Board of Directors

More Information About Our Board of Directors

The Board oversees the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

The Board is elected by the stockholders of the Company (with certain members of the Board being elected solely by the holders of the Series A Convertible Preferred Stock) to direct the management of the Company. The Board selects the senior management team, which is charged with managing the Company’s business and affairs. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its responsibilities, the Board has adopted Corporate Governance Guidelines on significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed on page 5 of this proxy statement.

In keeping with the requirements of our Corporate Governance Guidelines and the NYSE listing standards, a majority of our Board must be independent. Under the standards of independence set forth in the Corporate Governance Guidelines, and consistent with independence standards provided in the NYSE listing standards, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account, in addition to those other factors it may deem relevant, whether the director:

•	has not been an employee of the Company or any of its affiliates, or affiliated with the Company, within the past five years;

•	has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•	has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

More Information About Our Board of Directors

•	does not, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•	is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•	has not received compensation, consulting, advisory or other fees from the Company, other than Director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•	is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors; (v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.

Consistent with the Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed above and such other factors as it may deem relevant.

The Board has determined that all of the Company’s non-employee directors and nominees, namely Gregory R. Blank, Edward “Pete” Boykin, Chinh E. Chu, Richard L. Clemmer, Gary J. Daichendt, Robert P. DeRodes, Kurt P. Kuehn, Linda Fayne Levinson and Deanna W. Oppenheimer are independent in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

More Information About Our Board of Directors

Board Leadership Structure and Risk Oversight

As set out in the Corporate Governance Guidelines, the Board does not have a guideline on whether the role of Chairman should be held by a non-employee director. Instead, our Board has the flexibility to select a Chairman as it deems best for the Company from time to time. Under the Corporate Governance Guidelines, if the positions of Chairman and Chief Executive Officer are held by the same person, the independent directors of the Board will select a Lead Director from the independent directors. Additionally, if the positions of Chairman and Chief Executive Officer are held by the same person, the Board has set out the roles of both Chairman and Chief Executive Officer and the independent Lead Director in Exhibit C to the Corporate Governance Guidelines.

Currently the Board has an integrated leadership structure in which William R. Nuti serves in the combined roles of Chairman and Chief Executive Officer, and Chinh E. Chu serves as the Board’s independent Lead Director. The Board believes that this structure promotes greater efficiency through more direct communication of critical information between the Company and the Board. In addition, the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him, in close consultation with the independent Lead Director, to lead the Board in discussing strategic matters and assessing risks, and focuses the Board on the issues that are most material to the Company. Combining the roles of Chairman and Chief Executive Officer also has allowed the Company to more effectively develop and communicate a unified vision and strategy to the Company’s stockholders, employees and customers.

Consistent with the Corporate Governance Guidelines, the independent Lead Director has broad authority, as follows. The independent Lead Director, among other things: presides at the executive sessions of the non-employee directors and at all Board meetings at which the Chairman is not present; serves as liaison between the Chairman and the independent directors; frequently communicates with the Chief Executive Officer; is authorized to call meetings of the independent directors; obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis; stays current on major risks and focuses the Board members on such risks; molds a cohesive Board to support the success of the Chief Executive Officer; works with the Committee on Directors and Governance to evaluate Board and committee performance; facilitates communications among directors; assists in the recruiting and retention of new Board members (with the Committee on Directors and Governance and the Chief Executive Officer); in conjunction with the Chairman and Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective; works with the Committee on Directors and Governance to ensure outstanding governance processes; leads discussions regarding Chief Executive Officer performance, personal development and compensation; and, if requested by major stockholders of the Company, is available for consultation and direct communication with such stockholders. Additionally, the leadership and oversight of the Board’s other independent directors continues to be strong, and further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines. Independent directors currently account for nine out of ten of the Board’s members, and make up all of the members of the Board’s Compensation and Human Resource Committee (the “CHRC Committee”), Audit Committee and Committee on Directors and Governance. Additionally, among other things, the Board’s non-employee directors meet regularly in executive session with only the non-employee directors present.

More Information About Our Board of Directors

The Board has had over eight years of successful experience with this leadership structure – in which the roles of Chairman and Chief Executive Officer are combined and an independent Lead Director is selected – and, taking into account these factors, has determined that this leadership structure is the most appropriate and effective for the Company at this time.

The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Audit Committee of the Board is responsible for overseeing the assessment of financial risk as well as general risk management programs. In carrying out this responsibility, the Audit Committee regularly evaluates the Company’s risk identification, risk management and risk mitigation strategies and practices. The Audit Committee and the full Board receive and review reports prepared by members of the Company’s Enterprise Risk Management team on an annual basis. In general, the reports identify, analyze, prioritize and provide the status of major risks to the Company. In addition, the CHRC Committee regularly considers potential risks related to the Company’s compensation programs as discussed below, and the Committee on Directors and Governance also considers risks within the context of its responsibilities (as such responsibilities are defined in its committee charter), including legal and regulatory compliance risks. After each committee meeting, the Audit Committee, CHRC Committee and Committee on Directors and Governance each reports at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight. We believe the leadership structure of the Board effectively facilitates risk oversight by the Board as a result of: (i) the role of the Board committees in risk identification and mitigation, (ii) the direct link between management and the Board achieved by having one leader serve as Chairman and Chief Executive Officer, and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks. These elements work together to ensure an appropriate focus on risk oversight.

Compensation Risk Assessment

The Company has historically maintained a prudent and appropriately risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking, and will continue to do so. The CHRC Committee evaluates whether the Company’s executive and broad-based compensation programs contribute to unnecessary risk-taking to achieve above-target results and has concluded that the risks arising from these programs are not likely to be significant. The CHRC Committee directly engages its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), to assist the CHRC Committee in its evaluation. In accordance with the CHRC Committee’s direction, FWC performs a compensation risk assessment of the Company’s executive and broad-based compensation programs and makes an independent report to the CHRC Committee. The last risk assessment from FWC was completed in 2011. At that time, FWC concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk, noting that the plans are well-aligned with the CHRC Committee’s compensation design principles. In 2015 and early 2016, the Company conducted its own compensation risk assessment of the incentive compensation programs and concluded that the Company’s executive and broad-based compensation programs do not present any area of significant risk. The only significant changes to our compensation programs since FWC’s 2011 risk assessment were the

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adoption of the NCR Corporation 2011 Economic Profit Plan (which was amended in 2015 with stockholder approval) and the NCR Executive Severance Plan (including amendments), which the Company and FWC determined did not present an area of significant risk, and the 2016 modifications to our long-term incentive program, which the Company and FWC determined did not present an area of significant risk.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance and the Executive Committee. The Board has adopted a written charter for each such committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance.

The Board met 21 times last year. During 2015, each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The Company has no formal policy regarding director attendance at its annual meeting of stockholders. The directors then in office, except Mr. Nuti, were not in attendance at the Company’s 2015 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.

The members of each committee as of the end of fiscal 2015 and the number of meetings held in fiscal 2015 are shown below:

Name	Audit Committee		Compensation and Human Resource Committee		Committee on Directors and Governance		Executive Committee
Gregory R. Blank	X	(1)					X	(1)
Edward “Pete” Boykin			X		X		X
Chinh E. Chu			X	(2)	X	(2)
Richard L. Clemmer	X
Gary J. Daichendt			X		X	*	X
Robert P. DeRodes	X
Kurt P. Kuehn	X	*
Linda Fayne Levinson			X	*	X		X
William R. Nuti							X	*
Deanna W. Oppenheimer(3)	X
Number of meetings in 2015	8		7		5		0

* Chair

(1) Mr. Blank was elected to serve on the Audit and Executive Committee effective December 4, 2015.

(2) Mr. Chu was elected to serve on the Compensation and Human Resource Committee and Committee on Directors and Governance effective December 4, 2015.

(3) On February 24, 2016, Ms. Oppenheimer resigned as a member of the Board and Audit Committee effective as of the completion of the 2016 Annual Meeting.

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Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the assessment of financial risk and risk management programs; (iii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal auditors; (v) the integrity and adequacy of internal controls; and (vi) the quality and adequacy of disclosures to stockholders. The Audit Committee also:

•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

•	pre-approves all audit and non-audit services to be performed by the Company’s independent registered public accounting firm;

•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

•	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•	reviews and discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

•	discusses management’s plans with respect to the Company’s major financial risk exposures;

•	reviews the Company’s compliance with legal and regulatory requirements; and

•	reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

Each member of the Audit Committee is independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that Messrs. Blank, Clemmer and Kuehn and Ms. Oppenheimer are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE and the applicable rules of the SEC. No member of the

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Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of boards of directors of public companies, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee

The CHRC Committee provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives and oversees the Company’s leadership development plans. In doing so, the CHRC Committee reviews and approves the Company’s total compensation goals, objectives and programs covering executive officers and key management employees as well as the competitiveness of NCR’s total executive officer compensation practices. The CHRC Committee also:

•	evaluates and reviews the performance levels of the Company’s executive officers and determines base salaries, equity awards, incentive awards and other compensation for such officers;

•	discusses its evaluation of, and determination of compensation for, the Chief Executive Officer at executive sessions of the Board;

•	reviews and recommends to the Board for its approval, the Company’s executive compensation plans;

•	oversees the Company’s compliance with compensation-related requirements of the SEC and NYSE rules;

•	reviews and approves employment, severance, change in control and similar agreements and arrangements for the Company’s executive officers;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	periodically assesses the risks associated with the Company’s compensation programs; and

•	oversees the Company’s plans for management succession and development.

The CHRC Committee may delegate its authority to the Company’s Chief Executive Officer to make equity awards to individuals (other than executive officers) in limited instances.

The CHRC Committee retains and is advised by an independent compensation consultant, Frederic W. Cook & Co., Inc. The CHRC Committee has directly engaged FWC to review the Company’s long-term incentive program, the Stock Incentive Plan (which we refer to as the Stock Plan), the Annual Incentive Plan (which includes the Management Incentive Plan and Customer Success Bonus), the Economic Profit Plan and other

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key programs related to the compensation of executive officers. As directed by the CHRC Committee, FWC provides a competitive assessment of the Company’s executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice regarding compensation matters for our executive officers, including the Chief Executive Officer; provides information about competitive market rates; assists in the design of the variable incentive plans and the establishment of performance goals; assists in the design of other compensation programs and perquisites; assists with Section 162(m) and Section 409A compliance, disclosure matters and other technical matters; conducts a risk assessment of the Company’s compensation programs; and is readily available for consultation with the CHRC Committee and its members regarding such matters. FWC did not perform any additional work for the Company or its management in 2015. In keeping with NYSE listing standards, the CHRC Committee retained FWC after taking into consideration all factors relevant to FWC’s independence from management. The CHRC Committee has reviewed the independence of FWC in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that FWC’s work for the CHRC Committee is independent and does not raise any conflict of interest.

The Board has determined that each member of the CHRC Committee is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines which meet, and in some cases exceed, the listing standards of the NYSE and satisfy the additional provisions specific to compensation committee membership set forth in the listing standards of the NYSE.

Committee on Directors and Governance

The Committee on Directors and Governance is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the Committee on Directors and Governance determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program, and:

•	establishes procedures for evaluating the performance of the Board and oversees such evaluation;

•	reviews and makes recommendations to the Board concerning director compensation;

•	reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

•	reviews the Company’s charter and bylaws and makes any recommendations for changes, as appropriate; and

•	reviews any stockholder proposals the Company receives for submission to its annual meeting of stockholders.

The Committee on Directors and Governance is authorized to engage consultants to review the Company’s director compensation program.

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The Board has determined that each member of the Committee on Directors and Governance is independent based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the NYSE.

Executive Committee

The Executive Committee has the authority to exercise all powers of the full Board, except those reserved to the full Board by applicable law, such as amending the Company’s bylaws or approving a merger that requires stockholder approval. The Executive Committee meets between regular Board meetings if urgent action is required.

Selection of Nominees for Directors

The Committee on Directors and Governance and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Board’s Corporate Governance Guidelines. In determining candidates for nomination, the Committee on Directors and Governance will seek the input of the Chairman of the Board and the Chief Executive Officer, and, in the event the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders in accordance with applicable law. It is a qualification of each of the directors to be elected by the holders of shares of Series A Convertible Preferred Stock that they have been designated by Blackstone pursuant to the Investment Agreement.

The Board’s Corporate Governance Guidelines include qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the Committee on Directors and Governance using these qualification guidelines. In accordance with the guidelines, as part of the selection process, the Committee on Directors and Governance examines candidates’ business skills and experience (including financial literacy), independence, demonstrated leadership, personal integrity, judgment and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders. The Committee on Directors and Governance also considers those other factors it may deem relevant, including the needs of the Board and other attributes of the candidate. In addition, although there is no specific policy on considering diversity, the Board and the Committee on Directors and Governance believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, ethnicity, experience, functional background and professional experience. The Board and the Committee on Directors and Governance are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

Stockholders wishing to recommend individuals for consideration as directors should contact the Committee on Directors and Governance by writing to the Company’s Corporate Secretary at NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who wish to nominate directors for election at NCR’s next annual meeting of stockholders must follow the procedures described in

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the Company’s bylaws, which are available under “Corporate Governance” on the “Company” page of NCR’s website at http://www.ncr.com/company/corporate-governance. See “Procedures for Stockholder Proposals and Nominations Outside of SEC Rule 14a-8” and “Stockholder Proposals for 2017 Annual Meeting Pursuant to SEC Rule 14a-8” on page 107 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board for election at the Annual Meeting were recommended by the Committee on Directors and Governance. All of the candidates for election are currently serving as directors of the Company and have been determined by the Board to be independent.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, the independent Lead Director or any other individual director, the Chairman of the Board, or NCR’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance website at http://www.ncr.com/company/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the Company’s Corporate Governance website at http://www.ncr.com/company/company/code-of-conduct. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended December 31, 2015. Based solely on a review of filings furnished to the Company from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, officers and 10% beneficial owners.

Director Compensation

Director Compensation

Director Compensation Program

Pursuant to authority granted by our Board, the Committee on Directors and Governance adopted the NCR Director Compensation Program (the “Program”), effective as of April 23, 2013. The Program provides for the payment of annual retainers and annual equity grants to non-employee members of the Board. Mr. Nuti does not receive remuneration for his service as Chairman of the Board.

Annual Retainer

In 2015 each non-employee member of the Board as of the 2015 Annual Meeting date received an annual retainer of $75,000. The independent Lead Director receives an additional annual retainer of $40,000 for service in such role. Mr. Boykin served as the independent Lead Director in 2015. Additionally under the Program, directors receive remuneration for their services as Committee Chairs: Mr. Kuehn received $34,000 as Chair of the Audit Committee; Ms. Levinson received $27,000 as Chair of the Compensation and Human Resource Committee; and Mr. Daichendt received $18,000 as Chair of the Committee on Directors and Governance. Annual retainers are paid in four equal installments on June 30, September 30, December 31, and March 31. The Program also provides for prorated annual cash retainers to directors who join the Board mid-year (i.e., from one annual meeting date to the next). Because Messrs. Blank and Chu did not become NCR directors until December 4, 2015, under the Program terms they did not receive annual retainers in 2015. Effective January 1, 2016, the Board approved a prorated annual cash retainer for Mr. Chu of $35,635, which is payable quarterly. Mr. Blank will not receive a cash retainer because he disclaimed all interest in NCR director compensation payable in 2016 and future years under the Program or otherwise.

In accordance with the Program, each director has the option to receive the annual retainer in the form of cash or common stock, or an equal distribution of each. In the Director Compensation for 2015 Table below, the amounts reported in the first column represent the annual retainer earned by the directors in 2015 and paid in cash. To the extent a director elected to receive any of the annual retainer in common stock, the grant date fair value of the common stock, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), is reflected in the stock awards column. Before January 1 of each year, directors may elect to defer receipt of the annual retainer until their director service ends.

Annual Equity Grant

The Program provides that, on the date of each annual meeting of NCR’s stockholders, each continuing non-employee director is granted restricted stock or restricted stock units (“RSUs”), the value of which is determined by the Committee on Directors and Governance. In February 2010 the Committee recommended, and the Board agreed, that the value of the annual equity grant for each non-employee director would be $175,000. The Committee and the Board determined that this award value remained appropriate for 2015 based on, among other things, a desire to retain and attract highly qualified and experienced directors, an increased workload for our directors that was expected to, and did, continue into 2015 and will continue into 2016, and a review of

Director Compensation

competitive board pay practices. Under the Program, on April 22, 2015, the 2015 Annual Meeting date, each continuing non-employee director received an annual restricted stock unit grant valued at $175,000, and Ms. Levinson received an additional restricted stock unit grant valued at $40,000 in connection with her service as a member of the Board of Directors of NCR Brasil – Indústria de Equipamentos Para Automação S.A. The Program also permits mid-year equity grants, prorated based on service during the applicable Board year, for non-employee directors who join our Board mid-year. Because Messrs. Blank and Chu did not become NCR directors until December 4, 2015, under the Program terms they did not receive annual equity grants in 2015. On January 1, 2016, Mr. Chu received a mid-year prorated equity grant of 2,712 restricted stock units valued at $66,343. Mr. Blank did not receive such a grant because he disclaimed all interest in NCR director compensation as noted above.

Restricted stock units vest in four equal quarterly installments beginning three months after the grant date. Directors may elect to defer shares that otherwise would be received upon vesting of annual equity grants. In 2015, Messrs. Boykin, Clemmer,

DeRodes, Kuehn and Ms. Oppenheimer elected to defer receipt of shares from their 2015 annual equity grants until their director service ends.

Director Stock Ownership Guidelines

The Board’s Corporate Governance Guidelines include stock ownership guidelines, which operate to promote commonality of interest between non-employee directors and stockholders by encouraging non-employee directors to accumulate a substantial stake in the Company’s common stock. The guidelines encourage non-employee directors to accumulate NCR stock ownership equal to four times the amount of his or her annual retainer within three years after election to the Board. For these purposes, ownership includes shares owned outright by the non-employee directors, and interests in restricted stock, restricted stock units or deferred shares, and excludes stock options. As of December 31, 2015, all of our non-employee directors have exceeded these guidelines, except for Messrs. Blank and Chu who did not become Board members until December 4, 2015.

Director Compensation

Director Compensation Tables

This Table shows 2015 compensation for our non-employee directors:

Director Compensation for 2015
Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gregory R. Blank(3)	—	—	—
Edward “Pete” Boykin	—	309,053	309,053
Chinh E. Chu(3)	—	—	—
Richard L. Clemmer	—	265,064	265,064
Gary J. Daichendt	52,000	227,050	279,050
Robert P. DeRodes	—	265,064	265,064
Kurt P. Kuehn	109,000	175,007	284,007
Linda Fayne Levinson	55,000	270,043	325,043
Richard T. “Mick” McGuire III(4)	69,462	87,504	156,966
Deanna W. Oppenheimer	90,000	175,007	265,007

(1) This column shows annual retainers earned or paid in cash in 2015. Messrs. Boykin and Clemmer elected to receive their retainers in deferred shares in lieu of cash. Mr. DeRodes elected to receive his entire retainer in current shares in lieu of cash. Ms. Levinson and Mr. Daichendt elected to receive one-half of their retainers in current shares. These deferred and current shares are reported in the “Stock Awards” column. Mr. Kuehn, Mr. McGuire and Ms. Oppenheimer elected to receive their retainers in cash.

(2) This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of RSU awards, as well as deferred shares (also referred to as “phantom stock units”) and current shares paid in lieu of annual cash retainers. See Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for an explanation of the assumptions we make in the valuation of our equity awards.

(3) Because they did not become Board members until December 4, 2015, Messrs. Blank and Chu did not receive NCR director compensation under the Program in 2015.

(4) Mr. McGuire resigned from Board service effective November 12, 2015. Upon resignation, Mr. McGuire forfeited the unvested portion of his 2015 annual equity grant and received no further compensation under the Program.

Director Compensation

This Table shows the grant date fair values of shares received for retainer payments and RSU awards:

Value of Director 2015 Retainer and Equity Grant Shares
Director Name	Annual Equity RSU Grant ($)	Current Stock in lieu of cash ($)	Deferred Stock in lieu of cash ($)
Gregory R. Blank(1)	—	—	—
Edward “Pete” Boykin	175,007	—	134,046
Chinh E. Chu(1)	—	—	—
Richard L. Clemmer	175,007	—	90,057
Gary J. Daichendt	175,007	52,043	—
Robert P. DeRodes	175,007	90,057	—
Kurt P. Kuehn	175,007	—	—
Linda Fayne Levinson	215,001	55,042	—
Richard T. “Mick” McGuire III(2)	87,504	—	—
Deanna W. Oppenheimer	175,007	—	—

(1) Because they did not become Board members until December 4, 2015, Messrs. Blank and Chu did not receive NCR director compensation under the Program in 2015.

(2) Mr. McGuire resigned from Board service effective November 12, 2015. Upon resignation, Mr. McGuire forfeited the unvested portion of his 2015 annual equity grant and received no further compensation under the Program.

This Table shows the number of shares underlying non-employee director options, RSUs and deferred shares outstanding as of December 31, 2015:

Shares Underlying Director Equity Awards – as of December 31, 2015
Director Name	Options Outstanding as of 12/31/15 #	RSUs Outstanding as of 12/31/15 #	Deferred Shares Outstanding as of 12/31/15 #
Gregory R. Blank(1)	—	—	—
Edward “Pete” Boykin	68,143	—	107,367
Chinh E. Chu(1)	—	—	—
Richard L. Clemmer	61,167	—	77,187
Gary J. Daichendt	68,143	2,910	—
Robert P. DeRodes	61,167	—	33,346
Kurt P. Kuehn	10,039	—	23,175
Linda Fayne Levinson	68,143	3,575	8,077
Deanna W. Oppenheimer	6,849	—	17,532

(1) Because they did not become Board members until December 4, 2015, Messrs. Blank and Chu did not receive NCR director compensation under the Program in 2015.

Proposal 2 – Say On Pay: Advisory Vote on the Executive Compensation of the Named Executives

FOR	The Board of Directors recommends that	✓	Robust oversight by the Compensation Committee.
	you vote FOR the resolution to approve	✓	Excellent pay for performance alignment.
	the compensation of the named executives.	✓	Strong link between management and stockholder interests.

Proposal Details

We currently conduct a Say On Pay vote every year at the annual meeting. This vote is required by Section 14A of the Securities Exchange Act of 1934. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Executive Compensation – Compensation Discussion & Analysis section) value the opinions of our stockholders. The Committee will consider the outcome of the Say On Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How does the Board Recommend that I Vote on This Proposal?

Board Recommendation

The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, executive compensation as disclosed in these proxy materials.

Vote Required for Approval

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy) is required to approve the non-binding advisory vote on executive compensation. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.

Signed proxies that do not have instructions on how to vote will be voted FOR this proposal.

Executive Compensation – Compensation Discussion & Analysis

Executive Compensation – Compensation Discussion & Analysis

Executive Summary

In 2015 the Committee continued its longstanding practice of linking the total compensation of our named executives to the strategic and financial success of the Company. Our compensation philosophy requires that a significant portion of total compensation for our Named Executive Officers (the “named executives”) be strongly aligned with Company performance. We accomplish this by placing a large portion of our executives’ total compensation “at risk” and by requiring our executives to stretch to meet very challenging internal financial metrics annually that, if achieved, translate into shared value creation with our stockholders.

Company 2015 Financial Performance

Delivered Results, Despite Headwinds More Difficult Than Expected.

2015 Financial Highlights*
✓	Our Free Cash Flow increased 31% to $409 million, which exceeded our target performance objective of $375 million for our Annual Incentive Plan;
✓	Our Non-Pension Operating Income grew by 1% to $830 million; which exceeded our threshold performance objective of $812 million for our Annual Incentive Plan on a constant currency basis;
✓	Our revenue was down 3%, but grew 3% on a constant currency basis;
✓	Our software-related revenue, which includes software license, software maintenance, cloud and professional services associated with software delivery, was flat, but grew 4% on a constant currency basis; and
✓	While our one-year total shareholder return of -16.1% and our annualized three-year total shareholder return of -1.4% are disappointing, our annualized five-year total shareholder return of 9.7% exceeds our Peer Group total shareholder return over the same period.

* See “Supplementary Non-GAAP Information” for a description of non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Executive Compensation – Compensation Discussion & Analysis

Our 2015 and 2014 Performance

These charts compare our 2015 performance with our 2014 performance:*

* See “Supplementary Non-GAAP Information” for a description of non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Our Total Stockholder Return

This chart compares our one-year, three-year and five-year total stockholder return with the performance of our 2015 compensation peer group and other relevant major indices:

Executive Compensation – Compensation Discussion & Analysis

Summary of 2015 Compensation Program Actions by our Committee

The Company’s 2015 compensation program was consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company. Specific examples of actions taken by the Company in 2015 and early 2016 to carry out this philosophy include:

•	2015 Annual Incentive Plan Core Financial Objectives. For our 2015 Annual Incentive Plan, we continued to use Non-Pension Operating Income (NPOI) and Adjusted Free Cash Flow as the Core Financial Objectives under our Management Incentive Plan (“MIP”). Aggressive NPOI and Adjusted Free Cash Flow goals were selected to align management compensation with our key internal strategic measures, and to differentiate the MIP financial metrics from the performance metrics under our Long-Term Incentive Program (“LTI Program”).

•	2015 Performance-Based Equity Awards. The Committee established aggressive performance goals for the annual 2015 performance-based restricted stock unit (“RSU”) awards under our Stock Plan. We continued to use Return on Capital (ROC) and Non-Pension Operating Income Minus Capital Charge (NPOICC) as the performance measures for these awards.

•	2015 Economic Value Added Definition for Economic Profit Plan. In 2015, stockholders approved our request to redefine “Economic Profit” under our the NCR Corporation Economic Profit Plan (the “EPP”) using a more traditional economic value added (EVA) approach calculated as Net Operating Profit After Tax (NOPAT), less the product of Total Invested Capital and our Weighted Average Cost of Capital (WACC). The Committee, in consultation with its independent compensation consultant, made this change to better capture the EVA created by the decisions of our named executives.

•	2015 Equity Award Program Modifications. To better align with market practices and help us attract and retain top talent, we modified the vesting schedule for time-based restricted stock units granted in 2015 to a ratable vesting schedule, with one-third of units vesting on each anniversary of the grant date. Time-based awards granted in 2014 and earlier will continue to vest 100% on the third anniversary of the grant date. Also, to keep our executive team fully focused and rewarded for significant overachievement of our 2015 financial goals and to better align with market practices, we increased the maximum award payable under our 2015 performance-based restricted stock unit awards to 150% of target (up from 125% in prior years).

•	2015 Executive Severance Plan Amendment. In 2015, the Committee amended our NCR Executive Severance Plan (the “Severance Plan”) in order to align with competitive market practices and better position the Company to attract and retain executive talent. Under the amended plan, participants are eligible in the event of a qualifying termination to receive a cash lump sum equal to 1x annual base salary plus target annual cash bonus (as defined in the plan).

•	2016 Annual Incentive Plan – Revised Financial Metrics. We evaluated the financial metrics used under our Annual Incentive Plan and revised the 2016 financial metrics to include Non-GAAP Operating Income (including ongoing pension expense) as our Core Financial Objective, and retained Free Cash Flow as a modifier to the payout calculations. This better aligns management’s compensation with key strategic measures, and continues to differentiate our Annual Incentive Plan financial metrics from the performance goals used for our LTI Program.

Executive Compensation – Compensation Discussion & Analysis

•	2016 Long-Term Incentive Plan – Vision 2020 Awards and Revised Financial Metrics for Traditional Equity Awards. We evaluated our 2016 LTI Program and modified our equity award mix and terms to grant a portion of long-term value as partially front-loaded “Vision 2020 Awards” with vesting terms tied to achievement of aggressive stock price targets. These awards strongly align management and stockholder interests. They signal a new direction for the Company in pursuit of its recently announced Vision 2020 strategy, and are designed to generate excitement and reinforce a sense of urgency among our key executives for achieving future performance expectations. We granted the remaining portion of 2016 long-term value in a mix of traditional performance-based and time-based restricted stock units. For performance-based units, the Committee approved revised financial metrics including Non-GAAP Diluted Earnings Per Share and Software-Related Margin Dollars as the two performance metrics that will determine the payout. This better aligns management’s compensation with key strategic measures, and continues to differentiate our LTI Program financial metrics from our Annual Incentive Plan metrics. Because the Committee granted all long-term incentive awards in 2016 in the form of equity awards under our Stock Plan, the Committee determined that no new awards would be made under our EPP in 2016.

Our Named Executive Officers

Our Compensation Discussion & Analysis describes NCR’s 2015 executive compensation program for our named executive officers, who are listed below (the “named executives”). The Committee has sole authority over the program and makes all compensation decisions for our named executives. For more about the compensation of our named executives, see the Executive Compensation Tables (starting on page 70).

William Nuti – Chairman of the Board, Chief Executive Officer and President (CEO)

Robert Fishman – Senior Vice President and Chief Financial Officer

Andrew Heyman – Senior Vice President and President, Financial Services Division

Frederick Marquardt – Executive Vice President, Services, Enterprise Quality and Telecom & Technology

Michael Bayer – Senior Vice President and President, Retail Solutions Division

Our Executive Compensation Philosophy

Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals. We accomplish this by linking compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls. The Committee regularly evaluates the elements of our program to ensure that they are consistent with both Company and stockholder short-term and long-term goals, given the dynamic nature of our business and the markets where we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, performance and compensation levels and final compensation for our named executives.

Executive Compensation – Compensation Discussion & Analysis

Executive Compensation Program Design – Factors We Consider

When designing our executive compensation program, the Committee considers actions that:

Executive Compensation – Compensation Discussion & Analysis

Impact of Most Recent Say On Pay Vote

At the 2015 Annual Meeting our stockholders continued their strong support of our executive compensation program with 87.64% of all votes cast approving the program. The Committee believes that this vote shows a high level of stockholder confidence in the Committee’s pay-for-performance philosophy and the absence of pay practices that stockholders consider in conflict with their best interests. The Committee continued to apply this philosophy in establishing our 2015 executive compensation program. Also, the Committee considered this strong stockholder support, along with input from our stockholders, when taking subsequent 2015 actions, and in designing our executive compensation program for 2016.

Independent Compensation Consultant

The Committee retains and is advised by Frederic W. Cook & Co., Inc., a national executive compensation consulting firm, to assist in review and oversight of our executive compensation programs. The Committee considers FWC’s advice and recommendations when making executive compensation decisions. FWC is independent of the Company’s management, and reports directly to the Committee.   FWC representatives attended substantially all meetings of the Committee in 2015.   Our CEO is not present during Committee and FWC discussions about CEO compensation.   Also, FWC reports on CEO compensation are not shared with our CEO. For more about FWC’s role as advisor to the Committee, see the Compensation and Human Resource Committee section (starting on page 22).

Management Recommendations

The Committee also considers recommendations from our CEO and our Senior Vice President, Corporate Services & Chief Human Resources Officer when designing our executive compensation programs, establishing goals for annual and long-term incentive awards, and making executive compensation decisions for executives other than our CEO. Our CEO attends all Committee meetings and participates in the general discussion at the meetings. However, the CEO and management do not participate in Committee discussions about CEO compensation or otherwise make recommendations about CEO compensation.

Executive Compensation – Compensation Discussion & Analysis

Best Practices in NCR Executive Compensation

Our executive compensation program features many best practices:

	WHAT WE DO	WHAT WE DON’T DO
✓	Pay for Performance. A significant portion of our named executives’ compensation is “at-risk” and delivered only if rigorous performance goals established by the Committee are achieved.	×	No Guaranteed Annual Salary Increase or Bonus. Salary increases are based on individual performance evaluations, while annual cash incentives are tied to corporate and individual performance, as well as customer satisfaction.
✓	Strong Link between Performance Goals and Strategic Objectives. We link performance goals for incentive pay to operating priorities designed to create long-term stockholder value.	×	No Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize employees to engage in unnecessary or excessive risk-taking.
✓	Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as named executive pay mix and levels.	×	No Hedging or Pledging of NCR Securities. Our policies prohibit hedging and pledging of the Company’s equity securities.
✓	Benchmark Peers with Similar Business Attributes and Business Complexity. The Committee benchmarks our executive compensation program and annually reviews peer group membership with its independent compensation consultant.	×	No Repricing Stock Options. Our Stock Plan prohibits repricing of stock options without prior stockholder approval.
✓	Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances.	×	No Excessive Perquisites. We offer only limited perks to be competitive, to attract and retain highly talented executives and ensure their safety and focus on critical business activities.
✓	Robust Stock Ownership Guidelines. We require named executives to meet our aggressive guidelines, and to maintain the guideline ownership level after any transaction.	×	No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.
✓	Double Trigger Benefits in the Event of a Change in Control. Equity awards do not automatically vest in a change in control of NCR unless employment also ends in a qualifying termination.	×	No Excise Tax Gross-ups for new Change in Control Severance Plan participants (since 2010), and no tax gross-ups on any perquisites other than standard relocation benefits.
✓	Reasonable Change in Control Severance. Change in control severance benefits are three times target cash pay for the CEO and two times target cash pay for other eligible senior executives.	×	No Special Executive Pension Benefits for any executives, and no broad-based pension benefits except for limited benefits under closed and/or frozen pension plans covering only one of our named executives.

Executive Compensation – Compensation Discussion & Analysis

Key Elements of 2015 Executive Compensation

The key elements of our 2015 executive compensation program are shown in the chart below. Each element of the program has a specific purpose in furthering our compensation objectives.

	Fixed				Variable
	Base Salary		Annual Incentives		Long-Term Incentives: Equity Awards		Long-Term Incentives: Economic Profit Plan
Key Features	– –	Competitive fixed level of cash income Reviewed annually and adjusted when appropriate	–	Variable compensation payable annually in cash if performance goals achieved	– – –	Restricted stock units payable based on achieving performance goals and continued service Performance-based RSUs units vest 44 months after grant based on actual performance Time-based RSUs vest 1/3 on each anniversary of the grant date	–	A percentage interest in our Economic Profit as defined in our EPP
Why We Pay This Element	– –	Provides a base level of competitive cash pay for executive talent Promotes appropriate risk taking	– –

Motivates and rewards executives for performance on key Company-wide financial metrics and customer satisfaction

Executive-specific objectives motivate our team to achieve goals in areas they can influence

					– –	Aligns executive pay and stockholder interests and serves to retain executive talent Motivates executive performance on key long-term measures to build multi-year stockholder value	– –	Links incentive compensation to sustainable long-term performance, which drives sustainable stockholder value creation Retention of key executives
How We Determine Amount	–	Committee approves based on role, position against external market, and internal comparable salary levels	– – –

NPOI performance threshold must be achieved for any payout

Maximum award as % of NPOI is 1.5% for CEO and 0.75% for other named executives

Award payout ranges:

- Financial Metrics:

0%  –  200%

- Individual Goals:

0%  –  150%

- Customer Success:

0% or 10%

					– – –	RSU grant mix: -75% Performance-based RSUs -25% Time-based RSUs Performance threshold of 20% ROC must be achieved for any payout Performance–based RSU payout ranges from 0% to 150%	– –	A predetermined percentage of Economic Profit may be deposited in a bookkeeping account for each executive 33% of the account balance is eligible for annual vesting / payout

Executive Compensation – Compensation Discussion & Analysis

2015 Executive Compensation Program Highlights

The Company’s 2015 executive compensation program was consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company. For specific examples of actions taken by the Company in 2015 to carry out this philosophy, see the Summary of 2015 Compensation Program Actions by our Committee section starting on page 33.

2015 Pay for Performance Highlights

The portion of “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that our senior executives are held most accountable to our stockholders. The charts below show that a very significant portion (92%) of our CEO’s 2015 target total compensation pay is directly linked to the performance of the Company through quantitative internal performance metrics and qualitative goals that support the strategy of the organization and are approved each year by the Committee. Our CEO’s pay mix is also generally consistent with the pay mix of CEOs in our peer group. The percentage of target total pay that is “at risk” for our other named executives, which averaged 83% for 2015, is also generally consistent with the pay mix of other named executives in our 2015 peer group.

Executive Compensation – Compensation Discussion & Analysis

2015 Target Total Direct Compensation Pay Mix

NCR CEO: Target Pay Mix	Peer Group CEO: Target Pay Mix

NCR Other Named Executives: Target Pay Mix	Peer Group Other Named Executive Officers Target Pay Mix

Executive Compensation – Compensation Discussion & Analysis

2015 “At Risk” Pay vs. Fixed Pay Mix at Target

For our CEO and our other named executives, the 2015 ratio between performance-based pay (including performance-based equity and annual cash incentives) and fixed pay (base salary and time-based equity) is consistent with the pay mix of other CEOs and named executive officers in our peer group.

NCR CEO: At-Risk vs. Fixed Pay	Peer Group CEO: At-Risk vs. Fixed Pay

NCR Named Executives: At-Risk vs. Fixed Pay	Peer Group Named Executive Officers: At-Risk vs. Fixed Pay

Executive Compensation – Compensation Discussion & Analysis

Understanding Our CEO’s Target Pay vs. Realizable Pay

Because such a significant portion of the compensation of our named executives is performance-based and therefore “at risk,” we review the “target” versus the “realizable” compensation levels of our CEO and our other named executives to track the alignment and effectiveness of our pay-for-performance executive compensation design. To complete this analysis, we compare the value of the targeted compensation levels at the time of grant to the value of the realizable compensation levels each calendar year as a result of the performance of the organization in achieving its short-term and long-term goals and the year-end price of the Company’s stock. This Table shows the “target” versus “realizable” compensation for the CEO for the previous three fiscal years:

	Our CEO’s Target Pay vs. Actual “Realizable” Pay
	Target Pay(1) ($M)					“Realizable” Pay(2) ($M)					“Realizable” vs. Target Pay
Year	Base	Target Bonus	RSUs	EPP	Total	Base	Actual Bonus	RSUs	EPP	Total
2015	$1.0	$1.5	$8.0	$1.5	$12.0	$1.0	$0.0	$7.3	$2.0	$10.3	86%
2014	$1.0	$1.5	$5.0	$7.1	$14.6	$1.0	$0.0	$2.5	$0.0	$3.5	24%
2013	$1.0	$1.5	$5.0	$6.8	$14.3	$1.0	$0.6	$5.5	$6.8	$13.9	97%

(1) Target pay includes: base salary, target annual incentive, grant date fair market value of all equity awards, plus the projected EPP Bonus Credit award based on the financial plan established each year.

(2) Compensation “realizable” for each year includes: base salary, actual bonus received, the fair market value of outstanding awards granted each year as of December 31, 2015, and the actual EPP Bonus Credit award based on the actual economic profit for each year . The 2013 annual performance-based LTI award granted on February 25, 2013 is reflected at 100.8% of target (payout earned). The 2014 annual performance-based LTI award granted on February 24, 2014 is reflected at 43.6% of target (payout earned). The 2015 annual performance-based LTI award granted on February 23, 2015 is reflected at 114.5% of target, and is subject to the Company achieving a two-year average ROC threshold of 20% during the performance period.

The above Table shows that our executive compensation program is designed so that the amount of compensation that our CEO actually receives may be higher or lower than the Target amount approved by the Committee, depending on our stock price performance, level of achievement of financial goals, Committee discretionary reductions and other relevant factors. Because it highlights how clearly our CEO’s actual realizable pay is tied to Company performance, this Table demonstrates the very strong alignment of the interests of our executives with those of our stockholders. This Table is supplementary to, and is not intended to be a substitute for, the Summary Compensation Table included in these proxy materials.

Executive Compensation – Compensation Discussion & Analysis

Comparing our CEO’s Realizable Pay with Company Performance

This Table compares our CEO’s realizable compensation to Company performance over the last three years:

	CEO Realizable Pay vs. Company Performance
	CEO Realizable Pay			Company Performance
Year	“Realizable” vs. Target Pay	Bonus Payout Earned	Performance LTI Award Earned(1)	NPOICC Results ($M)	NCR 1-Year Total Shareholder Return (TSR)(2)	NCR 1-Year TSR Percentile Rank for Peer Group(2)
2015	86%	0%	114.5%	$721	-16%	33%
2014	24%	0%	43.6%	$695	-14%	0%
2013	97%	42%	100.8%	$592	34%	25%

(1) The 2013 annual performance-based LTI award granted on February 25, 2013 is reflected at 100.8% of target (payout earned). The 2014 annual performance-based LTI award granted on February 24, 2014 is reflected at 43.6% of target (payout earned). The 2015 annual performance-based LTI award granted on February 23, 2015 is reflected at 114.5% of target, and is subject to the Company achieving a two-year average ROC threshold of 20% during the performance period.

(2) The TSR Percentile Rank measurement is from calendar year-end to calendar year-end.

The strong correlation between the compensation realizable by our CEO over the past three years, and our performance as measured by total shareholder return, demonstrates the strong alignment between our CEO’s realizable pay and Company performance. The above Table is supplementary to, and is not intended to be a substitute for, the Summary Compensation Table included in these proxy materials.

Our Process for Establishing 2015 Compensation

Our Committee has the sole authority to establish compensation levels for our named executives. When making compensation decisions, the Committee carefully examines:

•	External Market Analysis – including reports by the Committee’s independent compensation consultant on peer group member proxy pay data and external market surveys;

•	Internal Compensation Analysis – including management reports on comparable internal compensation levels and compensation history; and
•	Recommendations — from our CEO and our Senior Vice President, Corporate Services and Chief Human Resources Officer about compensation for named executives, except the Committee does not consider management recommendations when making decisions about CEO compensation.

Executive Compensation – Compensation Discussion & Analysis

External Market Analysis – Peer Group and Survey Data

We use several methods to examine the various elements of our executive compensation program to determine the competitive market and understand current compensation practices. In general, the Committee considers the median of the peer group data described below when establishing base salary, annual incentive and long-term incentive opportunities. The Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance and internal equity. The Committee also reviews broad-based survey data prepared by its independent compensation consultant, and considers key business decisions that can impact compensation.

Compensation Peer Group Selection. The Committee reviews the Company’s peer group annually with its independent compensation consultant, and makes changes to the group to the extent determined appropriate based on changes in peer business attributes. The consultant then produces for the Committee’s review an independent analysis of the cash and equity compensation for the five highest compensated executives at each company within the final peer group, and a comparison of our similarly ranked named executives to the 25th, 50th and 75th percentiles of the peer group. The analysis also includes comprehensive modeling of long-term incentive costs and resulting levels of stockholder value transfer and dilution, which the Committee considers when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries, and are of reasonably similar size based on annual revenues, market capitalization, operating income and enterprise value. In addition, we look at variances to these metrics based on unique circumstances (for example, the impact of pension income and/or expense). We also consider other companies outside our GICS industry group with which we compete for talent.

Final 2015 Peer Group. The Committee carefully reviewed our prior peer group and determined, with the advice of its independent compensation consultant, that no modifications were needed for 2015. As such, we continued to use our 2014 peer group for purposes of benchmarking our 2015 executive compensation program.

Our 2015 peer group therefore consisted of the following companies:

Our Peer Companies – 2015 Compensation
Adobe Systems	Fidelity Info Services	Juniper	SanDisk
Agilent	Fiserv	NetApp	Seagate
CA Technologies	Harris	Pitney Bowes	Symantec
Diebold	Intuit	Salesforce	Western Digital

Executive Compensation – Compensation Discussion & Analysis

External Market Surveys. The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which showed the competitive position of our named executive pay mix and levels compared to the marketplace using a combination of proxy data from our peer group, as well as general market data provided by the Company. Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompass the Company’s competitors and non-competitors. The broad-based surveys give us access to market data for numerous companies under a consistent methodology to assist our understanding of market trends and practices. The market surveys used were:

•	Towers Watson General Industry Executive Compensation Survey – U.S., including data on corporate-wide roles for companies with global corporate revenue of $6-10 billion, and data for other roles for companies with appropriate group/division size based on revenue.

•	Towers Watson High Tech Executive Compensation Survey – U.S., including data for companies with appropriate unit size based on revenue.
•	Aon Hewitt TCM Online Executive – U.S., including data for corporate-wide roles from companies with corporate-wide revenue of $5-10 billion, and data for other roles from companies with appropriate group/division size based on revenue.

•	Radford Technology Survey – U.S. Survey Totals, including data from all companies.

The Committee considers market median levels when setting compensation levels, but retains flexibility to set compensation above or below the median based on individual considerations. When setting 2015 compensation levels, the Committee considered our peer group’s proxy data for chief executive officers and chief financial officers with a 100% weighting for Mr. Nuti and Mr. Fishman, respectively. For Mr. Heyman, Mr. Marquardt and Mr. Bayer, the Committee considered our peer group’s proxy data for Unit Heads with a 75% weighting, and general market survey data for similar Sector Heads with a 25% weighting.

Internal Compensation Analysis –Tally Sheets and Internal Equity

•	Tally Sheets. At each regular Committee meeting considering compensation changes, the Committee reviews comprehensive internal tally sheets showing the total compensation opportunity provided to our named executives over a three-year period. The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards, support the Company’s pay-for-performance philosophy and retention objectives. The Committee uses the data in the tally sheets to assess actual and projected compensation levels. The tally sheets are also used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

Executive Compensation – Compensation Discussion & Analysis

•	Internal Equity. The Committee also reviews internal reports on named executive base salaries and incentive plan targets compared to internal peers. To maintain a fair balance throughout the executive level at the Company, we strive for a level of consistency in compensation, with differences based on degree of judgment and strategic nature of executive roles, as well as individual performance measured both objectively and subjectively. For 2015, our CEO’s total target direct compensation (base salary, target annual bonus award, and target long-term incentive award excluding any EPP Bonus Credit awards or Bonus Bank payouts) was 3.9 times that of the next highest-paid named executive. The Committee considers this an appropriate ratio, taking into account our CEO’s overall leadership responsibility, the competitive market compensation rate for CEO talent, the strategic nature of the CEO position as the senior executive leading the organization, the extent and scope of his responsibilities, his performance and his additional role as Chairman of the Board of Directors.

Recommendations

The Committee also considers recommendations from our CEO and our Senior Vice President, Corporate Services & Chief Human Resources Officer when establishing compensation levels for named executives other than the CEO. The CEO and management do not participate in any Committee discussions about CEO compensation.

2015 Executive Compensation Program Details

Base Salaries for 2015

We attempt to set base salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level.

Executive Compensation – Compensation Discussion & Analysis

For 2015, the Committee approved these base salaries for our named executives:

Summary of 2015 Base Salary Actions
Named Executive	Effective Date of Most Recent Base Salary Action	Base Salary on December 31, 2015	Rationale for Base Salary Actions
William Nuti	August 8, 2005	$1,000,000	No Change – Competitive
Robert Fishman	September 15, 2014	$575,000	No Change – Competitive
Andrew Heyman	September 15, 2014	$575,000	No Change – Competitive
Frederick Marquardt	September 15, 2014	$575,000	No Change – Competitive
Michael Bayer	March 1, 2015	$540,000	Transfer to our U.S. Company at a market competitive adjustment

Annual Incentives for 2015

Total Annual Incentive Plan Opportunity for 2015

The total 2015 Annual Incentive Plan opportunity for our named executives was comprised of our:

Management Incentive Plan Bonus	+	Customer Success Bonus

Setting Annual Incentive Targets

At the beginning of the performance year, the Committee establishes a total target bonus for each named executive as a percentage of their base salary for purposes of both the MIP and the Customer Success Bonus. This total target bonus percentage has three components:

•	MIP—Core Financial Objectives Target Bonus, which is a target bonus percentage that is then multiplied by a Company-wide performance factor generated by achieving core financial goals (the “Core Financial Objectives”);

•	MIP—Individual Performance Modifier, which is a MIP percentage modifier based on the particular named executive’s achievement of individual performance goals (“MBOs”); and

•	Customer Success Target Bonus, which is a target bonus percentage linked to the Company’s overall customer success survey results.

Executive Compensation – Compensation Discussion & Analysis

Calculating Annual Incentive Awards

The calculation of Annual Incentive Plan awards includes our MIP and Customer Success Bonus components as follows:

Total Annual Bonus Opportunity – 2015

		Management Incentive Plan (MIP)				Customer Success Bonus

MIP Target Bonus %	x	Core Financial Objectives	x	Individual Performance Modifier	+	Payout Linked to Our Customer Success Survey Results	=	Actual Bonus %

		(Range: 0% - 200%)		(Range: 0% - 150%)		(Range: 0% or 10%)

MIP Core Financial Objectives for 2015

The Committee established the MIP Core Financial Objectives for 2015 based on:

Non-Pension Operating Income (NPOI)	and	Adjusted Free Cash Flow

NPOI Objective

The Committee established NPOI as 60% of the Core Financial Objectives. We use NPOI because it:

•	reflects our highest business imperative – driving growth in profit by increasing revenue and controlling operating costs;

•	is balanced with driving a strong focus on asset utilization, working capital and cash flow;
•	is simple to calculate and easily understood by both employees and stockholders;

•	is a measure that we can track throughout the year; and

•	is a critical measure investors use to assess our execution of annual operations.

Executive Compensation – Compensation Discussion & Analysis

Adjusted Free Cash Flow Objective

The Committee established Adjusted Free Cash Flow as 40% of the Core Financial Objectives. We use Adjusted Free Cash Flow because it:

•	provides the resources required by the Company to invest in new technologies and innovations that fuel future growth;

•	encourages the Company to maximize cash flow from operations through increased revenue and sales while reducing operating expenditures where possible; and

•	encourages management to focus on working capital.

MIP Core Financial Objectives – Definitions and Impacts

The 2015 MIP core financial objectives, including the definitions and impact of each, are shown in this chart:

MIP – Core Financial Objectives for 2015
Financial Objective	Definition	Impact on Our Financials	Impact on Our Behavior

NPOI(1)	Our income (loss) from operations as reported under generally accepted accounting principles, excluding the impact of our pension expense and certain specified special items.	Profit (Loss) on our Income Statement (non-GAAP).	Forces decision-making to produce results aligned to achieving our long-term strategic objectives. Management can only be rewarded financially each year when they both drive profitable growth and use capital efficiently.

Adjusted Free Cash Flow(1)

Our net cash provided by operating activities and discontinued operations, less capital expenditures for property, plant and equipment, less additions to capitalized software, and discretionary pension contributions.

		Income Statement and Statement of Cash Flow (non-GAAP).	Forces decision-making to provide available cash for investment in our existing businesses, strategic acquisitions and investments, repurchase of NCR stock, and repayment of debt obligations.

(1) NPOI and Adjusted Free Cash Flow are non-GAAP measures. Income from operations and net cash provided by operating activities, respectively, are the most directly comparable GAAP measures.

We exclude the impact of our pension expense and certain specified special items from our NPOI Core Financial Objective because they do not directly relate to a named executive’s performance or the Company’s operational success.

Executive Compensation – Compensation Discussion & Analysis

MIP Core Financial Objectives – 2015 Targets, Thresholds and Caps

The Committee approves threshold, target and maximum levels for NPOI and Adjusted Free Cash Flow, which, if achieved, would result in a preliminary determination of the MIP bonus at 50%, 100%, or 200% of the MIP target, respectively. Awards are interpolated between these levels. The threshold for an objective must be reached before any MIP payment will be made for that objective. On February 23, 2015, the Committee decided when establishing our 2015 MIP that performance results for the NPOI objective would be determined on a constant currency basis to eliminate the impact of foreign currency during the performance period, based on the same foreign exchange rates used to establish the Company’s 2015 financial plan.

•	NPOI Threshold: The Committee established a 2015 NPOI threshold performance level of $885 million (before constant currency adjustment). This NPOI performance level is 8% greater than the Company’s actual 2014 NPOI of $820 million.
•	Adjusted Free Cash Flow Threshold: The Committee established an Adjusted Free Cash Flow threshold performance level of $350 million. This level is 12% greater than the Company’s actual 2014 Adjusted Free Cash Flow of $313 million.

The Committee’s establishment of challenging MIP performance thresholds requires our named executives to achieve significant annualized NPOI and Adjusted Free Cash Flow growth in order to receive any payout for the MIP portion of their annual bonus.

Absolute Limit on MIP Payouts and Committee Discretion. The annual bonus otherwise payable under the MIP is also subject to an absolute limit based on the Company’s performance. The maximum annual bonus payout opportunity is 1.5% of NPOI for our CEO, and 0.75% of NPOI for our other named executives. Consistent with Section 162(m) of the Internal Revenue Code (the “Code”), the Committee retains the discretion to decrease, but not increase, the final Annual Incentive Plan payout earned.

MIP – Individual Performance Modifiers

In addition to the Core Financial Objectives, we establish multiple individual objectives, called MBOs, for each of our named executives. These individual objectives are assigned to our named executives based on their areas of influence, and on objectives that are critical for the Company’s achievement of its overall financial goals and stretch internal objectives. Based on the extent to which a named executive satisfies his MBOs, the Committee determines an “individual performance modifier” that increases or decreases the preliminary MIP bonus determined by the Core Financial Objectives. The individual performance modifier can range from 0% for poor performance to 150% for exceptional performance.

The Committee established multiple MBOs for our CEO, and in conjunction with the CEO, for each named executive. The MBOs selected directly complement our corporate strategic goals of:

•	Growing revenue;

•	Expanding margins;

•	Improving the customer experience so that it provides a competitive advantage;
•	Continuing to shift the focus towards software, cloud offerings and other services as a primary source of the Company’s annual revenue;

•	Improving sales and go-to-market execution across both the Company’s core and emerging industries;

Executive Compensation – Compensation Discussion & Analysis

•	Furthering our strategy to grow into market adjacencies and continue to improve the revenue mix with a higher percentage of software and services;
•	Talent objectives; and

•	Delivering disruptive innovation across all industries.

Customer Success Bonus for 2015

Because of the critical importance of customer retention, customer referrals and customer relationships, we retain our Customer Success Bonus as a separate component of our Annual Incentive Plan, with its own separate reward structure. We link our Customer Success objective to a semi-annual survey of customers conducted by an independent third party. The actual payout for this component is determined at the discretion of the Committee for our CEO, and at the discretion of the CEO for our other named executives.

Annual Incentive Plan – Total Bonus Opportunity for 2015

For 2015, the Committee established MIP annual incentive targets for our named executives based on peer group data and positioning within the senior leadership team. The 2015 target MIP and Customer Success annual incentive opportunities for our named executives were:

2015 Annual Incentive Plan – Targets and Total Bonus Opportunity (% of Base Salary)
Named Executive	MIP Target	Customer Success Target	Total Annual Bonus Target (MIP Target + Customer Success Target)	Total Annual Bonus Opportunity
William Nuti	140%	10%	150%	0% to 430%
Robert Fishman	100%	10%	110%	0% to 310%
Andrew Heyman	100%	10%	110%	0% to 310%
Frederick Marquardt	100%	10%	110%	0% to 310%
Michael Bayer	100%	10%	110%	0% to 310%

By way of illustration, in the case of our CEO, if the Core Financial Objectives had been met at the maximum level, this could generate a preliminary MIP bonus of 280% (200% of his 140% target bonus). If he had achieved the maximum individual performance modifier of 150%, his bonus could have become 420% (150% of his preliminary MIP bonus of 280%). If the Customer Success objective (10%) was also met, his total Annual Incentive Plan bonus could have been 430% of his base salary.

Executive Compensation – Compensation Discussion & Analysis

Annual Incentive Plan – Objectives, Results and Payouts for 2015

MIP Core Financial and Customer Success Results and Payout Funding

The Committee established the 2015 Core Financial Objectives to align with our corporate goals as shown in the Chart below. The Chart below shows the NPOI Core Financial Objective as adjusted to reflect a constant currency basis as determined appropriate by the Committee when the 2015 MIP was established. Also shown are the MIP performance results, annual incentive payouts earned and funding approved for our named executives for the 2015 performance year. NPOI results are also shown on a constant currency basis as determined by the Committee.

NPOI results for the 2015 year on a constant currency basis were $830 million which exceeded the threshold NPOI objective of $812 million on a constant currency basis. Adjusted Free Cash Flow for the year was $409 million which exceeded the threshold Adjusted Free Cash Flow objective of $350 million. These financial performance achievements resulted in an earned payout of 46.9% for the NPOI objective and 67.2% for the Adjusted Free Cash Flow objective. While performance against our internal MIP financial metrics resulted in a combined total earned payout of 114.1% of target, the Committee and our CEO determined that several key strategic goals fell short of expectations. Therefore, it was determined that no MIP awards would be paid to the CEO or any other named executives for 2015 in keeping with our pay-for-performance philosophy.

The 2015 Annual Incentive Plan objectives, results, earned payout and funded payout are shown in this chart:

2015 Annual Incentive Plan – Objectives, Results and Funding
	Performance Objectives ($M)
Discretionary Objectives	Threshold (25% Funded)	Target (100% Funded)	Maximum (200% Funded)	Performance Results	Earned and Funded Payouts
Non-Pension Operating Income(1) (60%)	$812	$844	$876	$830	Calculated at 114.1% of Target
Adjusted Free Cash Flow (40%)	$350	$375	$425	$409	(Funded at 0% of Target)
Customer Success Objective	Payout Linked to Overall Satisfaction Of Company Customers			Below Expectations	0%

(1) NPOI threshold, target and maximum are shown on a constant currency basis as determined appropriate by the Committee.

Executive Compensation – Compensation Discussion & Analysis

Individual Performance Modifier Assessment

Although Mr. Nuti and other NEOs did achieve and exceed many of their 2015 individual objectives, collectively the Company’s performance on several key strategic goals fell short of expectations. Therefore it was determined that no Annual Incentive Plan awards would be paid to the CEO or certain other named executives for 2015 in keeping with our pay-for-performance philosophy.

Annual Incentive Plan – Final 2015 Payouts

The total annual bonus payments approved for each named executive for the 2015 performance year were:

2015 Annual Incentive Plan – Final Payout Calculation
Named Executive	MIP Target	MIP Payout Earned (% of Target)	Funded MIP Payout (Before IPM)	Individual Performance Modifier	MIP Payout (After IPM)	Customer Success Payout (0% of Target)	Total Bonus Payout
William Nuti	$1,000,000	114.1%	$0	0%	$0	0%	$0
Robert Fishman	$575,000	114.1%	$0	0%	$0	0%	$0
Andrew Heyman	$575,000	114.1%	$0	0%	$0	0%	$0
Frederick Marquardt	$575,000	114.1%	$0	0%	$0	0%	$0
Michael Bayer	$511,205	114.1%	$0	0%	$0	0%	$0

Messrs. Fishman and Marquardt each received discretionary bonuses for 2015 that were recommended by the CEO and approved by the Committee. Mr. Fishman was awarded $100,000 for his leadership on the Company’s evaluation of certain strategic alternatives and over-achievement on other core initiatives. Mr. Marquardt was awarded $136,500 for exceeding the full year 2015 controllable operating income goal for the Services division and for another year of continued improvement of Services delivery execution.

2015 Long-Term Incentives

Our Long-Term Incentive Program directly aligns a large portion of the total compensation of our named executives with Company performance and changes in stockholder value. Long-term incentives for our named executives include:

•	Equity Awards under our Stock Plan, and
•	Bonus Credit Awards under our EPP.

Executive Compensation – Compensation Discussion & Analysis

2015 Equity Award Mix

The use of equity for our LTI program links our executives and stockholders to a common goal: sustainable stockholder value creation. On February 23, 2015, the Committee approved 2015 annual equity awards under our Stock Plan in the form of performance-based and time-based restricted stock units. We use these awards to create commonality of interests with stockholders and help manage our ability to retain our key executives. These awards also provide a good balance to our executives and protection to our stockholders, because wealth creation can be “realizable” by an executive only when both long-term performance goals and service-based milestones are achieved.

The 2015 equity award mix for our named executives is 75% performance-based restricted stock units, and 25% time-based restricted stock units.

•	Performance-based restricted stock units awarded in 2015 have a two-year performance period (2015-2016) with NPOICC as the secondary performance metric as described below. However, no units are earned unless we also achieve a two-year average ROC (the primary performance metric) performance threshold for the 2015-2016 period as described below. Any units earned from achievement of these performance goals vest 44 months after granted (on October 23, 2018), so long as the executive continues Company service through the vesting date. The maximum share payout for performance-based units is 150% of target.
•	Time-based restricted stock units awarded in 2015 have a three-year restriction period and vest 1/3 on each anniversary of the grant date, so long as the executive continues Company service through the applicable vesting date.

•	Special vesting rules provide that early vesting can occur only if employment ends because of death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 78).

For our 2015 equity awards, the number of shares subject to restricted stock units was determined by converting the dollar value approved by the Committee into a specific number of shares, based on the grant date closing price of our common stock as provided under our Stock Plan.

Executive Compensation – Compensation Discussion & Analysis

Performance-Based Equity – Performance Metrics

ROC – Primary Performance Metric

•	ROC Performance Threshold: No performance-based restricted stock units are earned unless the Company achieves a two-year average ROC performance threshold of 20% over the 2015-2016 performance period. At the time the awards were granted, the Committee decided that ROC performance results would be determined on a constant currency basis to eliminate the impact of foreign currency during the performance period, based on the same foreign exchange rates used to establish the Company’s 2015 financial plan.
•	ROC Defined: We calculate ROC by dividing NPOI by Controllable Capital, which represents the working capital that our management team has deployed at any given time.

•	Why We Use ROC: This ROC threshold is a significant hurdle that ensures restricted stock units can be earned only if the Company generates enough ROC during the performance period to sustain and grow the business. Using this ROC performance hurdle mitigates risk in a challenging year and protects the interests of our stockholders.

NPOICC – Secondary Performance Metric

•	NPOICC Performance Threshold: If the ROC performance threshold is met, the number of shares earned for each performance-based unit depends on our NPOICC results over the two-year performance period. The Committee established an NPOICC performance threshold of $631 million for 2015 awards, determined on a constant currency basis. The Committee decided that NPOICC performance results would be determined on a constant currency basis to eliminate the impact of foreign currency during the performance period, based on the same foreign exchange rates used to establish the Company’s 2015 financial plan. Consistent with Code Section 162(m), the Committee retains the discretion to decrease, but not increase, the final number of 2015 performance-based restricted stock unit awards paid.

•	NPOICC Defined: NPOICC is defined in the Chart below.

•	Why We Use NPOICC: We use NPOICC for the reasons shown in the Chart below. We take capital charges into account in determining NPOICC because they represent our cost of capital used in operations and corporate activities. By using capital charges in the performance measure, we ensure that our named executives consider the short-term and long-term impact of their decisions. The long-term impact is based on charging a cost of capital for long-term assets to reflect our investors’ assumed expected return on equity capital. The short-term financial consequence is based on the charge associated with working capital items such as accounts receivable, inventory and other current assets. As such, this NPOICC goal motivates our named executives to manage our assets prudently as they work to increase revenue and lower operating costs.

Executive Compensation – Compensation Discussion & Analysis

We calculate NPOICC as follows:

NPOICC—Non-Pension Operating Income Minus Capital Charge
Formula	Definition	Impact on Our Financials	Impact on Our Behavior
NPOI(1)	Non-Pension Operating Income is our income (loss) from operations as reported under generally accepted accounting principles, excluding the impact of our pension expense and certain specified special items	Profit (Loss) on our Income Statement (non-GAAP)	Drive Revenue Growth and Expand Gross Margin

—	—
Capital Charge

Capital Charge is our “controllable capital” multiplied by our annual “Weighted Average Cost of Capital” which was 9.0% for 2014

Controllable Capital is our working capital (accounts receivable plus inventory, minus the sum of accounts payable, deferred revenue and customer deposits), plus the sum of property, plant and equipment, other current assets excluding taxes, and capitalized software, minus the sum of accrued payroll and employee benefits liabilities and other current liabilities, excluding taxes and severance

Weighted Average Cost of Capital is the sum of:

a) the product of (i) the cost of equity, and (ii) the weighted market value of the Company’s common shares outstanding

		Changes in Assets, Liabilities & Stockholders’ Equity on our Balance Sheet (non-GAAP)	Efficient use of Capital (Assets, Debt and Stock)

+

b) the product of (i) the cost of debt, and (ii) the weighted market value of the Company’s long-term and short- term debt divided by:

c) the sum of the weighted market value of common shares outstanding and the weighted market value of long-term debt and short-term debt

=	=
NPOICC	Non-Pension Operating Income minus Capital Charge	Changes in our Stock Price, Market Capitalization, and Enterprise Value	Create Sustainable Enterprise Value for Stockholders

(1) NPOI and NPOICC are non-GAAP measures. Income from operations is the most directly comparable GAAP measure.

Executive Compensation – Compensation Discussion & Analysis

2015 NPOICC Results and Impact on 2015 Equity Awards

2015 NPOICC Results

•	2015 NPOICC Achieved: NPOICC achieved for 2015 was $721 million.

Impact of 2015 NPOICC Results on 2015 Awards

•	Impact on 2015 Performance-Based Equity Awards: The 2015 NPOICC of $721 million achieved exceeded the target NPOICC of $709 million, both determined on a constant currency basis, resulting in a preliminary award of 114.5% of the target number of units granted on February 23, 2015. This restricted stock unit payout of 114.5% is now subject to NCR achieving at least $709 million of NPOICC for the 2016 performance year (and if not, the payout will be reduced to 100%), a two year average ROC requirement of at least 20%, along with the vesting requirement of continued employment with the Company through October 23, 2018.

History of Annual LTI Equity Awards

This Chart shows our three-year payout history for annual performance-based equity awards, with 2015 goals and results shown on a constant currency basis:

Annual LTI Equity Awards: Historical Goals, Results and Payouts
Award Year	Performance Period	NPOICC Performance Range ($M)			Return on Capital Results	NPOICC Results ($M)	Final Payout
		Threshold	Target	Maximum
2015	2015 – 2016	$631	$709	$750	73.1%	$721	114.5%
2014	2014 – 2015	$665	$785	$865	67.9%	$695	43.6%
2013	2013 – 2014	$530	$590	$650	57.5%	$592	100.8%

Executive Compensation – Compensation Discussion & Analysis

2015 Total Annual LTI Equity Award Values

This Chart shows the 2015 total annual LTI equity award values for our named executives:

2015 Total Annual LTI Equity Award Value(1)
Named Executive	Performance-Based RSUs (75% of Value)	Time-Based RSUs (25% of Value)	Total Award Value
William Nuti	$6,000,003	$2,000,011	$8,000,014
Robert Fishman	$825,001	$274,990	$1,099,991
Andrew Heyman	$1,124,988	$375,006	$1,499,994
Frederick Marquardt	$1,124,988	$375,006	$1,499,994
Michael Bayer	$1,124,988	$375,006	$1,499,994

(1) Represents the “grant date fair value” of RSUs, as shown in the Grants of Plan-Based Awards—2015 Table on page 74.

2015 Ad Hoc LTI Awards

•	2015 Ad Hoc Awards: In past years, the Committee has approved Ad Hoc LTI awards with single-metric performance based conditions in appropriate circumstances. No named executives received Ad Hoc awards in 2015.

Update on 2013 and 2014 Performance-Based Equity Awards

2013 Awards

In 2013, we made an annual grant of performance-based restricted stock units to our named executives, other than Mr. Bayer who joined the Company in August of 2014. These awards had a two-year performance period that began January 1, 2013 and ended December 31, 2014. The number of shares earned, based on performance achieved, could range from a threshold of 25% to a maximum of 125% of units granted. In February 2015, the Committee certified that performance for these awards was achieved at 100.8% of target. The awards had a threshold performance target of 20% ROC, which was also achieved. These awards will vest 100% on October 24, 2016, subject to the executive’s continued service with the Company through the vesting date. Earlier vesting can occur because of death, disability, or other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 78).

2014 Awards

In 2014, we made an annual grant of performance-based restricted stock units to our named executives, other than Mr. Bayer who joined the Company in August of 2014. These awards had a two-year performance period that began January 1, 2014 and ended December 31, 2015. The number of shares earned, based on performance achieved, could range from a threshold of 25% to a maximum of 125% of units granted. In February 2015 the

Executive Compensation – Compensation Discussion & Analysis

Committee certified that performance for these awards was achieved at 43.6% of target. Because this performance was below target, the Committee determined that these awards would not be increased based on 2015 performance. The awards had a threshold performance target of 20% ROC, which was achieved. These awards will vest 100% on October 24, 2017, subject to the executive’s continued service with the Company through the vesting date. Earlier vesting can occur because of death, disability or for other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 78).

In 2014, the Committee approved Ad Hoc single-metric performance-based restricted stock unit awards for Mr. Marquardt and Mr. Bayer. Mr. Marquardt’s award was made in recognition of his promotion to his current position, becoming a Section 16 Officer, to increase the retention value of his unvested equity, and to create strong alignment with stockholder interests. Mr. Bayer’s award was made to increase the retention value of his unvested equity and to create strong alignment with stockholder interests. Vesting of these awards was contingent on the Company achieving a Committee-approved NPOI performance target of $800 million for the performance period that began January 1, 2015 and ended December 31, 2015. In February 2016, the Committee certified that NPOI achieved for the performance period was $830 million, which exceeded the performance target for these awards. As a result, these awards will vest 100% on the third anniversary of their grant dates (May 1, 2017 for Mr. Marquardt, and December 1, 2017 for Mr. Bayer), as long as the executives continue Company service through the applicable vesting dates. Earlier vesting can occur because of death, disability or for other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 78).

2015 LTI Awards: Economic Profit Plan

With stockholder approval of our amended EPP in 2015, awards under the EPP continued to be a portion of the overall 2015 LTI award value granted to our named executives that otherwise would have been granted as RSUs under our Stock Plan. The EPP links our named executives’ incentive compensation to long-term, sustainable creation of stockholder value, and strikes a balance with the dilution that can occur with equity-based awards.

The financial metric used for the EPP is the Company’s 2015 “Economic Profit.” As amended, the EPP uses this “Economic Value Added” (EVA) definition of Economic Profit to capture the EVA created by the decisions of our named executives:

Executive Compensation – Compensation Discussion & Analysis

Under this definition:

•	NOPAT means our “non-pension operating income” less cash paid for income taxes and the cash paid for restructuring charges.

•	Non-Pension Operating Income means income (loss) from operations reported under GAAP, excluding the impact of pension expense (benefit) and non-operational adjustments, and excluding the impact of foreign currency fluctuations as compared to foreign currency rates used to establish the Company’s current year plan.

•	Total Invested Capital means our debt (long-term and short-term), plus stockholders’ equity, adjusted to eliminate the after-tax impact of the current year impact of pension expense (benefit) and non-operational adjustments, and excluding the impact of foreign currency fluctuations as compared to foreign currency rates used to establish the Company’s current year plan.

•	Weighted Average Cost of Capital has the meaning shown in the NPOICC-Non-Pension Operating Income Minus Capital Charge Chart (page 56).

The Committee chose to align the WACC calculation between the NPOICC for our performance-based restricted stock unit awards and the EPP at a fixed rate of 9.0% for the 2015 performance year, which was the Company’s quarterly average WACC during 2014.

The EPP does not establish goals or have a target. Rather, the EPP allows participants to share in a portion of the economic profit that they helped to create. Payments under the EPP may be made annually and are subject to adjustment based on future years’ economic profit. As a result, transactions can be included when they are complete and WACC can be averaged each year to more closely align the overall program with the actual transactions and actual costs of capital. The impact of any particular transaction or change in cost of capital is smoothed out over the years through the bonus banking mechanism described in more detail below.

In 2015, the Committee assigned each participating executive a specified percentage of the Company’s Economic Profit under the EPP. The maximum percentage that can be assigned to any individual in any performance year is 5.0%. This percentage is called a “carried interest” in our Economic Profit, and represents the participant’s opportunity to receive annual cash payouts.

If assigned a carried interest, a participant may receive a “bonus credit” award equal to his or her carried interest percentage of Economic Profit for that year. The bonus credit is credited to the participant’s account, known as a “Bonus Bank,” under the EPP. This credit may be positive or negative. Therefore, future year payments may not correlate to an individual year’s performance, as the Bonus Bank value is dependent upon multi-year performance. The EPP provides that participants receive a payout equal to 33% of the balance of their Bonus Bank in August of the following year, provided that the Company also passes the annual cash flow test.

The EPP provides that, under this cash flow test, the Company’s annual Cash Flow from Operations (as defined below in the 2015 Economic Profit Plan Results section) must be equal to or exceed 1% of the Company’s total revenue. The EPP further provides that if the Company does not pass this cash flow test, the amount that would otherwise have

Executive Compensation – Compensation Discussion & Analysis

been paid from a participant’s Bonus Bank will instead remain in the participant’s Bonus Bank, without interest. Additionally, if a participant were to receive a bonus credit under the EPP in excess of $10 million in any calendar year, the amount of the bonus credit in excess of $10 million will not be paid in such year. The excess amount will remain in the participant’s Bonus Bank, without interest.

A participant forfeits the amount held in his or her Bonus Bank in the event of a voluntary termination of employment without good reason or an involuntary termination for cause. However, there are special rules in the event employment ends due to death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section (starting on page 78).

The EPP provides that the Cash Flow Test used to determine if a contribution can be made to the Bonus Bank balance for involuntarily terminated EPP participants will be the Cash Flow Test in effect before 2013 when the Committee had no discretion to exclude from the Cash Flow Test extraordinary contributions/payments made by the Company in connection with the Company’s pension strategy or other extraordinary cash items as determined by the Committee. This rule ensures that our EPP does not conflict with Code Section 409(A).

Consistent with Code Section 162(m), the Committee may not increase a participant’s originally assigned 2015 carried interest during a performance year. However, the Committee retains the discretion to reduce the bonus credit to a participant’s Bonus Bank, or to reduce the amount previously credited to a participant’s Bonus Bank. Such reductions could be based on the Company’s performance against its financial and strategic objectives, a business unit’s performance against its annual financial and operational goals, the executive’s performance against individual MBOs or other factors determined to be relevant by the Committee.

Executive Compensation – Compensation Discussion & Analysis

2015 Economic Profit Plan Results

We achieved Economic Profit of $304 million for the 2015 performance year. We also exceeded the EPP cash flow test requirement, as our Cash Flow from Operations of $681 million was greater than 1% of our total revenues for 2015 (or $64 million). The results of our 2015 Economic Profit calculation and our 2015 Cash Flow test are shown in this chart:

Economic Profit Plan – 2015 Results
Economic Profit Calculation ($M)		Cash Flow Test Results ($M)
NOPAT(1)	$775	Cash Flow from Operations	$681
Less the Product of:		Pension Adjustment	$0
Total Invested Capital	$5,238	Adjusted Cash Flow from Operations(1)(2)	$681
Multiplied by:		Total Revenues	$6,373
WACC	9%	Cash Flow Hurdle Rate (% of Total Revenues)	1%
Less: Capital Charge	($471)	Cash Flow Hurdle Amount – 1% of Total Revenues	$64
*Economic Profit	$304	*Cash Flow Test Passed	✓

(1) NOPAT and Cash Flow from Operations, as defined for purposes of the EPP, are non-GAAP measures. Income from operations and net cash provided by operating activities, respectively, are the most directly comparable GAAP measures.

(2) Cash Flow from Operations, as defined for purposes of the EPP, is net cash provided by (used in) operating activities (in 2015, $681 million), adjusted to exclude any extraordinary cash payments made to or under the Company’s global defined benefit pension and retirement plans in connection with the Company’s strategy to reduce pension liability or increase pension funding (including but not limited to, cash payments made in connection with any annuity purchase, plan termination or settlement).

The participation level for our named executives and the amounts earned under the EPP for the 2015 performance year are:

Economic Profit Plan – 2015 Awards and Payouts
Named Executive	2015 Carried Interest %	2014 Ending Bank Balance (after 2014 Payout)		2015 Bonus Credit Award	Bank Balance (Before 2015 Payout)(1)	2015 EPP Cash Payout(2)	2015 Ending Bank Balance (After 2015 Payout)
William Nuti	0.65%	$5,863,829		$1,973,400	$7,837,229	$2,586,285	$5,250,944
Robert Fishman	0.48%	$716,125		$1,457,280	$2,173,405	$717,224	$1,456,181
Andrew Heyman	0.65%	$332,186		$1,973,400	$2,305,586	$760,843	$1,544,743
Frederick Marquardt	0.65%	$265,749		$1,973,400	$2,239,149	$738,919	$1,500,230
Michael Bayer	0.65%	$0	(3)	$1,973,400	$1,973,400	$651,222	$1,322,178

(1) 33% of the Bank Balance (before 2015 payout) is the 2015 EPP Cash Payout.

(2) The 2015 EPP Cash Payout is payable in August 2016 in accordance with the terms and conditions of the EPP.

(3) Mr. Bayer joined the Company in August 2014, and did not participate in the EPP until 2015 and therefore had no 2014 ending bank balance.

Executive Compensation – Compensation Discussion & Analysis

2016 Multi-Year LTI Program with Vision 2020 Awards

After an extensive review with its independent compensation consultant, the Committee approved a unique, multi-year award for certain executives who are focused on delivering our transformation as part of our annual long-term incentive program in 2016. Under the multi-year program, on February 22, 2016 the Committee approved the grant of a portion of long-term award value for certain key members of our executive team, including our named executives, in the form of “Vision 2020 Awards.” These Vision 2020 Awards consisted of certain price-contingent restricted stock units for our named executives and other eligible executives as described below. These stock units vest only if certain aggressive NCR stock price targets are achieved over a five year performance period and executive service continues through the vesting date (with certain limited exceptions). The Committee approved the remaining portion of long-term award value in a mix of our traditional performance-based and time-based restricted stock units, with the performance-based units being subject to new performance goals tied to critical strategic measures as described below.

The Vision 2020 Awards signal a new direction for the Company in pursuit of its recently announced Vision 2020 strategy. The awards are designed to accelerate our transformation efforts, reinforce a sense of urgency among our key executives for delivering significant software revenue and margin growth that will unlock the valuation appropriate for NCR as the global market leader in consumer transaction technology, and align with expectations set for NCR’s Vision 2020 strategy. The awards also recognize the unique challenges faced by the Company in its continued transformation, and the critical need to incentivize and retain a core executive team to realize this Vision 2020 for the Company and our stockholders. The value ultimately realized from the awards will be based on the growth in our share price following the grant date and achievement of the new business performance objectives noted below.

The price-contingent restricted stock units comprising the Vision 2020 Awards are partially “front-loaded,” that is, they represent half of the 2016 target annual long-term incentive compensation value for each executive, plus half of the target 2017 value that the Committee anticipated it would have granted to each executive in 2017. The target amount for each executive for 2016 and 2017 remained the same, except the timing of half of the anticipated 2017 grants was accelerated.

The Committee determined that partially front-loading the Vision 2020 Awards provides the following benefits to the Company and our stockholders:

•	Creates immediate stockholder alignment by emphasizing stock price performance;

•	Strongly incentivizes our key executive team to deliver a high level of Company performance over the performance period, and beyond, by tying the realizable value of awards to stock price performance;

•	Focuses our key executive team on one set of stockholder aligned goals; and

Executive Compensation – Compensation Discussion & Analysis

•	Provides enhanced retention in an environment where there is heightened competition for talent with industry peers, because the amount subject to forfeiture for departure is increased, without increasing the value of compensation paid by the Company over the front-loading period.

The traditional equity awards approved by the Committee for our named executives in 2016 were not front-loaded. These traditional awards represent the remaining half of the 2016 total target annual long-term incentive value for our named executives (because the first half of this value was granted as the non-front-loaded portion of the Vision 2020 Awards). The Committee currently expects to grant the remaining half of the 2017 total target annual long-term incentive value for our named executives as traditional equity awards in 2017 (because the first half of this value was granted as the front-loaded portion of the Vision 2020 Awards).

Vision 2020 Awards in 2016

Price-Contingent Restricted Stock Units: All named executives were awarded price-contingent restricted stock units with these terms:

•	50% are earned if NCR’s stock price closes at or above $35 per share for any twenty consecutive trading days at any time during the five-year period after the grant date.

•	50% are earned if NCR’s stock price closes at or above $40 per share for any twenty consecutive trading days at any time during the five-year period after the grant date.

•	Vesting is also conditioned on continued service with the Company, where no more than 50% of the award “earned” will vest on the three-year anniversary of the grant date, and up to 100% of the award “earned” can vest on the four-year anniversary of the grant date, and finally, if not previously vested up to 100% of the award “earned” can vest on the five-year anniversary of the grant date conditioned entirely on NCR achieving the $35 and $40 stock price hurdles prior to these potential vesting dates.

The five year performance period for the Vision 2020 Awards provides a longer-term focus on sustained share price growth. Unless earned based on the stock price hurdles outlined above, all unvested Vision 2020 Awards are forfeited in the event of employment termination, except in the event of death, disability or other limited circumstances as described in the award agreements.

Executive Compensation – Compensation Discussion & Analysis

Traditional Restricted Stock Unit Awards in 2016

The traditional 2016 equity awards for our named executives were granted in our historical mix of 75% performance-based restricted stock units and 25% time-based restricted stock units, which aligns with the equity award mix for other Company leaders who were not eligible for Vision 2020 Awards. The performance-based restricted stock units are subject to a primary Return on Capital performance goal, plus secondary performance goals established by the Committee based on our critical strategic objectives of Non-GAAP Diluted Earnings Per Share (weighted 60%) and Software-Related Margin Dollars (weighted 40%). The number of shares earned will be determined initially based on results achieved for these objectives during the 2016 fiscal year (between a threshold, target and maximum amount established by the Committee). The maximum award payable is 150% of target. To the extent the number of shares earned exceeds the 2016 targets, the number of shares earned may be further adjusted based on results for the secondary performance goals during the 2017 fiscal year. In this case, the Company must also achieve Non-GAAP Diluted Earnings Per Share and Software-Related Margin Dollar results for the 2017 fiscal year at least equal to the 2016 fiscal year targets for these objectives, or the final number of shares earned will be reduced to the target number of shares granted.

For the traditional 2016 equity awards, any earned performance-based awards will vest 100% on October 22, 2019. Time-based awards will vest ratably, with one-third of the units vesting on each anniversary of the grant date. Both the performance-based and time-based awards are subject to the executive’s continued employment with the Company through the applicable vesting dates subject to certain exceptions in the event of death, disability, termination without cause, termination for good reason and change in control described in the award agreements.

No New Economic Profit Plan Awards for 2016

Because the Committee granted all long-term incentive awards in 2016 in the form of equity awards under our Stock Plan, the Committee determined that no new awards would be made under our Economic Profit Plan in 2016. Our named executives will continue to hold their existing Bonus Banks earned in 2015 and earlier years based on performance in those years. In 2016, these previously earned Bonus Banks may or may not become payable to our named executives according to the terms of the EPP described in the 2015 LTI Awards: Economic Profit Plan section (starting on page 59).

Executive Compensation – Compensation Discussion & Analysis

The long-term incentive awards granted to each of our named executives for 2016 are shown in this chart:

2016 Long-Term Incentive Awards and Value
Named Executive	Vision 2020 Awards: Price-Contingent RSUs(1)	Traditional Performance- Based RSUs	Traditional Time-Based RSUs	Total Award Value(2)
William Nuti	$10,000,000	$3,750,000	$1,250,000	$15,000,000
Robert Fishman	$3,000,000	$1,125,000	$375,000	$4,500,000
Andrew Heyman	$1,600,000	$600,000	$200,000	$2,400,000
Frederick Marquardt	$2,200,000	$825,000	$275,000	$3,300,000
Michael Bayer	$1,600,000	$600,000	$200,000	$2,400,000

(1) Includes half of the total target long-term incentive program value approved by the Committee for our named executives in 2016, plus the “front-loaded” half of the total target long-term incentive program value that the Committee anticipated it would grant to our named executives in 2017.

(2) Represents the 2016 total target long-term incentive program value approved by the Committee for our named executives, plus the font-loaded half of the total target long-term incentive program value that the Committee anticipated it would grant to our named executives in 2017.

Other Employee Benefits

Like our other full-time, salaried U.S. employees, the named executives participate in a variety of 401(k) and health and welfare benefits designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare and paid time-off benefits help our workforce stay healthy, focused and productive.

Of our named executives, only Mr. Fishman had a benefit as of December 31, 2015 under our frozen, broad-based U.S. pension plans (the “U.S. Pension Plan”) that we closed over a decade ago. Mr. Fishman’s benefit is shown in and described in more detail with our Pension Benefits Table below. Mr. Bayer had a minimal benefit under our closed, broad-based German pension plan before March 1, 2015, when he transferred to our U.S. Company and benefits and participation ceased under that plan.

The named executives are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not comprise a significant portion of our named executives’ compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and ensure the safety and security of our key executives. These benefits are shown in our Perquisites Table and reported as “All Other Compensation” in our Summary Compensation Table. They include financial counseling, executive medical exam, relocation benefits, and also with respect to our CEO occasional hotel accommodation, limited personal use of corporate aircraft and security expenses. The Committee prohibits all tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees, and those that may be provided in the event of a qualifying termination following a change in control of the Company to grandfathered Change in Control Severance Plan participants who entered the plan before January 28, 2010 (as discussed below).

Executive Compensation – Compensation Discussion & Analysis

Change in Control and Post-Termination Benefits

Change in Control Severance Benefits

If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way that may maximize stockholder value. For these reasons we have the Amended and Restated NCR Change in Control Severance Plan (the “Change in Control Severance Plan”) for our executive team. Under this plan, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination.

Our Change in Control Severance Plan has two benefit levels. The CEO’s cash severance benefit is 300% of his base salary plus target bonus. For other named executives, the cash severance benefit is 200% of base salary plus target bonus. There are no tax gross-ups under the plan, except for grandfathered participants who joined the plan before January 28, 2010. A grandfathered participant gets no gross-up unless the value of all severance and change in control payments exceeds

110% of the maximum amount that could be paid to the participant under Code Section 280G without imposing an excise tax. If this value does not exceed the 110% threshold, we reduce payments to the extent needed to avoid the excise tax. For more about double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section (starting on page 78).

Severance Benefits

We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. When our CEO was hired, he was offered severance benefits under a negotiated employment agreement in order to attract him to join our Company. We also have our Executive Severance Plan, which provides certain severance benefits for eligible executives in the event employment ends in a qualifying termination not connected to a change in control. For more about these severance benefits, see the Agreements with Our Named Executives section (starting on page 72), and the Potential Payments Upon Termination or Change In Control section (starting on page 78).

Stock Ownership Requirements

The Committee recognizes that executive stock ownership plays a critical role in aligning the interests of management with those of stockholders. We also believe that our most senior executives should maintain a significant personal financial stake in NCR to promote a long-term perspective in managing our business. For these reasons, we have a formal policy requiring our named executives to own NCR common stock worth a guideline multiple of base salary. Shares that count toward the guideline include shares owned personally, restricted stock and restricted stock units, and stock acquired through our Employee Stock Purchase Plan. Stock options do not count toward the guideline. Newly hired or promoted executives have five years to reach their guideline.

Executive Compensation – Compensation Discussion & Analysis

All of our named executives exceed our stock ownership policy requirements, as shown in this table:

Stock Ownership as a Multiple of Base Salary as of February 17, 2016
Named Executive	Guideline	Actual
William Nuti	6	15.7 times
Robert Fishman	2	3.7 times
Andrew Heyman	2	4.8 times
Frederick Marquardt	2	4.6 times
Michael Bayer	2	4.6 times

Compensation Clawback Policy

We have a policy generally providing that short-term and long-term incentive awards to our executive officers are subject to clawback (forfeiture or repayment), as directed by the Committee, if:

•	the payment, grant or vesting of the award was based on achieving financial results that were the subject of a restatement of the Company’s financial statements within three years;
•	the Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement, and that forfeiture or repayment is in the best interests of the Company and our stockholders.

If it is determined that the above conditions are met, then to the full extent permitted by law and as directed by the Committee, the executive officer must also forfeit any outstanding equity awards and repay amounts received from time-based equity award vesting and gains from stock option exercises.

Hedging and Pledging Policy

We have a policy that prohibits our employees from trading in derivative securities related to Company stock or debt, including publicly traded options, short sales, puts, calls, strips or similar derivative securities. This policy also generally prohibits pledging NCR securities as collateral for a loan.

Tax Considerations in Setting Compensation

Under Federal tax rules, compensation over $1 million annually for certain named executives cannot be deducted unless paid under a performance-based plan satisfying Internal Revenue Service standards (or otherwise meeting certain IRS requirements). While we generally pay compensation intended to be deductible, the Committee has not adopted a policy requiring all pay to be deductible, so as to preserve the ability to award non-deductible compensation if determined to be in the best interests of our stockholders. In addition, these tax rules are complex and may change (including with retroactive effect), thus even compensation that is intended to be deductible may not qualify.

Board and Compensation and Human Resource Committee Report on Executive Compensation

Board and Compensation and Human Resource Committee Report on Executive Compensation

The Compensation and Human Resource Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion & Analysis with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the Compensation Discussion & Analysis be included in these proxy materials.

The Compensation and Human Resource Committee:

Linda Fayne Levinson (Chair)

Edward “Pete” Boykin

Chinh E. Chu

Gary J. Daichendt

Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our named executive officers with respect to the fiscal years ending December 31, 2015, 2014, and 2013.

Summary Compensation Table ($)
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)(1)	Non-Equity Incentive Plan Compensation (f)(2)	Change in Pension Value (g)(3)	All Other Compensation (h)(4)	Total (i)
William Nuti Chairman of the Board, Chief Executive Officer and President	2015	1,000,000	—	8,000,014	2,586,286	—	360,391	11,946,691
	2014	1,000,000	—	4,999,999	2,888,154	—	396,744	9,284,897
	2013	1,000,000	—	4,999,996	4,940,678	—	210,004	11,150,678
Robert Fishman Senior Vice President and Chief Financial Officer	2015	575,000	100,000	1,099,991	717,224	(13,008)	23,593	2,502,800
	2014	538,502	—	750,011	352,719	42,507	24,242	1,707,981
	2013	518,269	—	650,007	762,446	—	23,180	1,953,902
Andrew Heyman Senior Vice President, and President, Financial Services Division	2015	575,000	—	1,499,993	760,843	—	17,593	2,853,429
	2014	504,039	100,000	999,994	163,614	—	18,242	1,785,889

Frederick Marquardt Executive Vice President, Services, Enterprise Quality and Telecom & Technology	2015	575,000	136,500	1,499,993	738,919	—	23,490	2,973,902
	2014	499,038	100,000	899,994	130,891	—	23,425	1,653,348

Michael Bayer(5) Senior Vice President, and President, Retail Solutions Division	2015	497,358	—	1,499,993	651,222	—	140,558	2,789,131
	2014	214,662	213,325	999,999	—	181	28,976	1,457,143

(1) This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock awards granted to each named executive in the applicable year. See Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 Annual Report”) for an explanation of the assumptions we make in the valuation of our equity awards. Assuming achievement of the highest level of performance, the aggregate grant date fair values of the performance-based restricted stock units granted in 2015 are as follows: Nuti: $9,000,005; Fishman: $1,237,502; Heyman: $1,687,482; Marquardt: $1,687,482; and Bayer; $1,687,482. For additional information about awards made in 2015, see the Grants of Plan-Based Awards—2015 table on page 74 of this proxy statement.

(2) The amounts reported for 2015 are comprised of amounts earned under our 2015 Annual Incentive Plan: Nuti: $0; Fishman: $0; Heyman: $0; Marquardt: $0; and Bayer $0, plus amounts for performance under the 2015 EPP to be paid in August 2016: Nuti: $2,586,286; Fishman: $717,224; Heyman: $760,843; Marquardt: $738,919; and Bayer $651,222. The entire amounts reported in 2014 are for EPP. Because he joined the Company in August, 2014, Mr. Bayer did not participate in the 2014 EPP. The amounts reported in 2013 are comprised of 2013 Annual Incentive Plan: Nuti: $630,000; and Fishman: $236,000, plus EPP: Nuti: $4,310,678; and Fishman: $526,446.

(3) The aggregate change in actuarial values of the accumulated pension benefit under the Company’s qualified pension benefit plans is applicable only to Messrs. Fishman and was $(13,008). For more information regarding pension benefits, see the 2015 Pension Benefits Table on page 77 of this proxy statement.

(4) The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites provided to the named executives, any insurance premiums paid by the Company with respect to life insurance for the benefit of the named executives and contributions made by the Company to the Savings Plan on behalf of the named executives. Additional details regarding the amounts are included in the All Other Compensation Table and Perquisites Table, both of which can be found below.

(5) Until his relocation to our U.S. Company effective March 1, 2015, Mr. Bayer was paid in Euros, which were converted to U.S. dollars for reporting purposes using the 2015 year-end exchange rate of 0.918070 USD/EUR. In 2014, Mr. Bayer was paid in Euros, which were converted to U.S. dollars for reporting purposes using the 2014 year-end exchange rate of 1.219 USD/EUR.

Executive Compensation Tables

All Other Compensation Table

This table shows the value of Company-paid perquisites and life insurance premiums, and Company matching contributions to the NCR Savings Plan, our 401(k) plan, on behalf of our named executives in 2015:

All Other Compensation – 2015 ($)
Named Executive	Perquisites and Other Personal Benefits(1)	Insurance Premiums(2)	Company Contributions to Retirement / 401(k) Plans(3)	Total
William Nuti	353,359	1,032	6,000	360,391
Robert Fishman	17,000	593	6,000	23,593
Andrew Heyman	17,000	593	—	17,593
Frederick Marquardt	17,000	490	6,000	23,490
Michael Bayer	135,640	557	4,361	140,558

(1) This column shows the Company’s aggregate incremental cost for the perquisites and other personal benefits described in the Perquisites Table below.

(2) This column shows the value of Company-paid premiums for life insurance for the benefit of our named executives.

(3) The column shows Company matching contributions to our 401(k) plan, which the Company also makes for our non-executive employee participants in that plan.

Perquisites Table

This table shows the aggregate incremental cost to the Company for perquisites for our named executives.

Perquisites – 2015 ($)
Named Executive	Corporate Aircraft Usage(1)	Lodging(2)	Vehicle and Security(3)	Relocation(4)	Executive Medical Program(5)	Financial Planning Allowance(6)	Total
William Nuti	252,580	9,498	74,281	—	5,000	12,000	353,359
Robert Fishman	—	—	—	—	5,000	12,000	17,000
Andrew Heyman	—	—	—	—	5,000	12,000	17,000
Frederick Marquardt	—	—	—	—	5,000	12,000	17,000
Michael Bayer	—	—	—	118,640	5,000	12,000	135,640

(1) This column shows the Company’s incremental cost for personal usage of the corporate aircraft. We calculated this incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses determined to be less variable in nature, such as general administration, depreciation, and pilot compensation, were not included in this incremental cost. On occasion, other individuals traveled with our CEO on corporate aircraft; however, the Company incurred de minimis incremental costs as a result of such travel and no amounts for such travel are included in the Table.

(2) This column shows the Company’s cost of providing Mr. Nuti occasional overnight hotel accommodations near our New York City office not in connection with Board meetings or monthly executive team meetings.

(3) This column shows Company payments for the Company-provided car and driver that the Company requires Mr. Nuti to use for security purposes.

(4) This column shows expenses paid on Mr. Bayer’s behalf in connection with his relocation to our U.S. Company effective March 1, 2015.

(5) This column shows the Company-paid maximum amount available to named executives for medical diagnostic services under our Executive Medical Exam Program. Though some executives may not use the maximum, for privacy reasons we choose to disclose the maximum benefit (rather than the amount actually used).

(6) This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Allowance Program, which were earned by named executives in 2015 and paid in 2016.

Executive Compensation Tables

Agreements with Our Named Executives

Our named executives have agreements with the Company that describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation. Changes to named executive compensation may be made from time to time, as noted in the Compensation Discussion & Analysis. The agreements generally are not updated to reflect these changes.

Agreements with Our CEO

We entered into an agreement with Mr. Nuti on July 29, 2005 when he became our President and Chief Executive Officer. This agreement, which was amended on July 26, 2006 and December 18, 2008, describes (among other things) his initial base salary, bonus opportunity and equity award, as well as benefit plan participation. The agreement also provides that in the event his employment terminates for any reason, Mr. Nuti is subject to an eighteen-month non-competition and non-solicitation provision, plus a confidentiality provision. The terms of the arrangement, which were determined through negotiation, provide that in the event we terminate his employment (other than for cause) or if he voluntarily terminates employment for good reason, he would receive the severance-related payments and benefits listed below. These amounts are conditioned upon Mr. Nuti signing a release of claims against us and compliance with the restrictive covenants described above:

•	A payment equal to 150 percent of his annual base salary;

•	A payment equal to 150 percent of his target bonus opportunity under our MIP;

•	A payment equal to a pro rata portion of the applicable award payout under our MIP for the year in which the severance occurs; and

•	Medical benefits for him and his dependents, equal to the level he received during his employment, for a period of 18 months.

Mr. Nuti’s agreement defines “cause” and “good reason” by reference to our Change in Control Severance Plan (see page 78), except the following additional reasons qualify as “good reason” for him to terminate employment: (i) a reduction in his job title, (ii) a material adverse change in his position, office or duties (including removal or non-re-election to the Board), or (iii) a material breach of his agreement by the Company. In the event Mr. Nuti’s employment terminates in connection with a change in control, he would receive payments and benefits under our Change in Control Severance Plan described on page 78, and not under the agreement. Further, if the Executive Severance Plan described on page 80 provides greater benefits to Mr. Nuti in the event of his termination without cause not connected to a change of control, he would receive benefits under the Executive Severance Plan, and not under the agreement.

On March 5, 2015, the Committee approved an Agreement for Mr. Nuti providing for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. The Committee made this decision in recognition of his leadership of the Company’s transformation to a software and solutions leader in consumer transaction technologies. Under this Agreement, Mr. Nuti will be

Executive Compensation Tables

eligible to participate in the Company’s active employee medical plan until age 65 (on the same basis as the Company’s active employees), and thereafter he will be eligible to participate in the Company’s post-65 retiree Medicare supplement plan which provides a fixed annual subsidy for qualified Medicare supplement or other qualified medical expenses through a retiree reimbursement account.

Agreements With Other Named Executives

We entered into an agreement with Mr. Fishman on March 17, 2010 when we offered him employment as Senior Vice President and Chief Financial Officer. The agreement describes (among other things) his initial base salary, bonus opportunity and equity award, as well as benefit plan participation. The agreement also provides that in the event his employment terminates for any reason, Mr. Fishman is subject to a twelve-month non-competition and non-solicitation provision, and a confidentiality provision.

We entered into an agreement with Mr. Heyman on July 11, 2011 when he was promoted to the position of Senior Vice President and General Manager, Hospitality. The agreement describes (among other things) his initial base salary, bonus opportunity and equity award, as well as benefit plan participation. The agreement also provides that Mr. Heyman is subject to a twenty-four month non-competition and non-solicitation provision, and a confidentiality provision.

We entered into an agreement with Mr. Marquardt on May 1, 2014 when he was promoted to his prior position of Executive Vice President, Services, Hardware Solutions & Enterprise Quality. The agreement describes (among other things) his base salary, bonus opportunity, and promotional equity award, as well as benefit plan participation.

We entered into agreements with Mr. Bayer in July 2014 when he was hired as our Senior Vice President and President, Retail Solutions Division. The agreements describe, among other things, his initial base salary, bonus opportunity and equity award, as well as benefit plan participation. We also entered into an agreement with Mr. Bayer effective March 1, 2015, in connection with his relocation and transfer to the U.S. The agreement describes (among other things) his base salary, bonus opportunity and long-term incentive program awards, as well as benefit plan participation, effective as of that date.

Grants of Plan-Based Awards Table

The Table below shows the Committee’s equity and non-equity incentive plan awards to our named executives in 2015. Equity awards were made under our Stock Plan. Non-equity awards were made under our Annual Incentive Plan (MIP and Customer Success Bonus) and EPP. These plans and related awards are described in the Compensation Discussion & Analysis.

Executive Compensation Tables

	Grants of Plan-Based Awards – 2015 ($)
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max	All Other Stock Awards: Number of Units(3)	Grant Date Fair Value of Stock Awards(4)
William Nuti	Management Incentive Plan		350,000	1,400,000	4,200,000	—	—	—	—	—
	Customer Success		—	100,000	100,000	—	—	—	—	—
	Economic Profit Plan		—	2,586,286	—	—	—	—	—	—
	Performance-Based RSU	02/23/15	—	—	—	50,167	200,669	301,004	—	6,000,003
	Time-Based RSU	02/23/15	—	—	—	—	—	—	66,890	2,000,011
Robert Fishman	Management Incentive Plan		143,750	575,000	1,725,000	—	—	—	—	—
	Customer Success		—	57,500	57,500	—	—	—	—	—
	Economic Profit Plan		—	717,224	—	—	—	—	—	—
	Performance-Based RSU	02/23/15	—	—	—	6,898	27,592	41,388	—	825,001
	Time-Based RSU	02/23/15	—	—	—	—	—	—	9,197	274,990
Andrew Heyman	Management Incentive Plan		143,750	575,000	1,725,000	—	—	—	—	—
	Customer Success		—	57,500	57,500	—	—	—	—	—
	Economic Profit Plan		—	760,843	—	—	—	—	—	—
	Performance-Based RSU	02/23/15	—	—	—	9,406	37,625	56,438	—	1,124,988
	Time-Based RSU	02/23/15	—	—	—	—	—	—	12,542	375,006
Frederick Marquardt	Management Incentive Plan		143,750	575,000	1,725,000	—	—	—	—	—
	Customer Success		—	57,500	57,500	—	—	—	—	—
	Economic Profit Plan		—	738,919	—	—	—	—	—	—
	Performance-Based RSU	02/23/15	—	—	—	9,406	37,625	56,438	—	1,124,988
	Time-Based RSU	02/23/15	—	—	—	—	—	—	12,542	375,006
Michael Bayer	Management Incentive Plan		124,340	497,358	1,492,075	—	—	—	—	—
	Customer Success		—	54,000	54,000	—	—	—	—	—
	Economic Profit Plan		—	651,222	—	—	—	—	—	—
	Performance-Based RSU	02/23/15	—	—	—	9,406	37,625	56,438	—	1,124,988
	Time-Based RSU	02/23/15	—	—	—	—	—	—	12,542	375,006

(1) This column shows potential award levels based on performance under our 2015 Annual Incentive Plan, which includes our Management Incentive Plan and our Customer Success bonus, plus our EPP. The Customer Success metric is “make or miss.” The EPP uses a formula to credit or debit participant accounts (Bonus Banks) with a percentage (not to exceed 5.0%) of our “Economic Profit” or loss each year, and pays out a portion of these Bonus Banks each year to the extent required by the EPP. Because awards are determined under a formula and the Committee does not set a target amount under the EPP, in accordance with SEC guidelines the target amounts shown in the Table are the amounts expected to be paid in August 2016. We have not included a maximum amount because the maximum percentage of Economic Profit creditable to any participant as a Bonus Credit for any performance period is 5% of Economic Profit.

(2) This column shows the threshold, target, and maximum shares that could be received for performance-based RSUs awarded in 2015.

(3) This column shows time-based RSUs granted to our named executives in 2015 under our Stock Plan.

(4) This column shows the grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. The grant date fair values of performance-based RSU awards are based on the probable outcome of applicable performance conditions as of the grant date. These awards are subject to a two-year performance period and an additional time-based vesting condition.

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End 2015 Table

Outstanding Equity Awards at Fiscal Year-End – 2015
		Option Awards(1)			Restricted Stock Unit Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Stock Units That Have Not Vested ($)(2)
William Nuti	02/23/2015(3)				66,890	1,636,129
	02/23/2015(4)						301,004	7,362,558
	02/24/2014(8)				37,403	914,877
	02/24/2014(5)				48,923	1,196,649
	02/25/2013(8)				46,642	1,140,863
	02/25/2013(6)				141,044	3,449,946
	02/23/2010	63,552	12.81	02/22/2020
Robert Fishman	02/23/2015(3)				9,197	224,959
	02/23/2015(4)						41,388	1,012,350
	02/24/2014(8)				5,610	137,221
	02/24/2014(5)				7,339	179,506
	02/25/2013(8)				6,063	148,301
	02/25/2013(6)				18,337	448,511
Andrew Heyman	02/23/2015(3)				12,542	306,777
	02/23/2015(4)						56,438	1,380,461
	02/24/2014(8)				7,480	182,961
	02/24/2014(5)				9,785	239,334
	02/25/2013(8)				6,996	171,122
	02/25/2013(6)				21,157	517,498
Frederick Marquardt	02/23/2015(3)				12,542	306,777
	02/23/2015(4)						56,438	1,380,461
	05/01/2014(7)				8,197	200,499
	02/24/2014(8)				4,862	118,925
	02/24/2014(5)				6,360	155,564
	02/25/2013(8)				5,130	125,480
	02/25/2013(6)				15,515	379,500
	02/23/2010	2,311	12.81	02/22/2020
	03/01/2008	14,096	22.16	02/28/2018
	10/01/2007	3,905	23.93	09/30/2017
Michael Bayer	02/23/2015(3)				12,542	306,777
	02/23/2015(4)						56,438	1,380,461
	12/01/2014(7)				13,836	338,429
	08/01/2014(8)				19,200	469,632

Executive Compensation Tables

(1) These awards, having vested 25% on each anniversary of the grant date, are all now fully vested.

(2) The market value was calculated by multiplying the number of shares shown in the table by $24.46, which was the closing market price of NCR common stock on December 31, 2015, the last trading day of our fiscal year.

(3) Pro rata vesting, one-third on each anniversary of the grant date.

(4) Performance-based award with one year of a two-year performance period satisfied. Shown at maximum, or 150% of target. If performance goal achieved, vests on October 23, 2018.

(5) Performance-based award where the performance period is satisfied. Award vests on October 24, 2017.

(6) Performance-based award where the performance period is satisfied. Award vests 100% on October 25, 2016.

(7) Performance-based award with a one-year performance period. If performance goal achieved, vests 100% on third anniversary of grant date.

(8) Cliff vesting on third anniversary of grant date.

2015 Option Exercises and Stock Vested Table

This table shows 2015 vesting for performance-based and time-based restricted stock unit awards made to our named executives. No named executives exercised stock options in 2015.

Option Exercises and Stock Vested – 2015
	Option Awards		Stock Awards
Named Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William Nuti	—	—	251,654	$7,091,817
Robert Fishman	—	—	33,554	$945,580
Andrew Heyman	—	—	41,942	$1,181,959
Frederick Marquardt	—	—	34,036	$965,473
Michael Bayer	—	—	—	—

2015 Pension Benefits Table

The table below shows present value of Mr. Fishman’s accrued benefit under the U.S. Pension Plan, in which Mr. Fishman participated as of December 31, 2015 as described below. Because Messrs. Nuti, Heyman, Marquardt and Bayer joined the Company after the U.S. Pension Plan closed to new entrants, they are not eligible for benefits under the U.S. Pension Plan.

U.S. Pension Plan – Mr. Fishman Only

Our U.S. Pension Plan is a non-contributory, tax-qualified and broad-based pension plan that was frozen effective December 31, 2006. When this Plan was frozen, participants retained the pension

Executive Compensation Tables

benefits they already had accrued. However, no additional benefits were earned after the effective date of the freeze. This Plan pays a basic monthly pension benefit and a cash balance benefit. The basic monthly benefit is a percentage of a participant’s average plan compensation, determined based on years of benefit service through December 31, 2006 (when basic monthly benefit accruals were frozen). The cash balance benefit is 1.50% of pay per month through December 31, 2006, when cash balance benefit accruals were frozen. The cash balance account is credited with interest until a participant commences payment of pension benefits. Mr. Fishman is the only named executive who participates in this Plan. As of December 31, 2015, Mr. Fishman was not eligible for payment of any benefits under this Plan.

German Pension Plan – Mr. Bayer

Our German Pension Plan is a non-contributory, tax-qualified and broad-based pension plan that pays a monthly pension benefit equal to a percentage of a participant’s average plan compensation, determined based on years of benefit service. Mr. Bayer had a minimal benefit under this plan before March 1, 2015, when he transferred to our U.S. Company. As of March 1, 2015 Mr. Bayer’s benefits and participation under that plan ceased.

Pension Benefits – 2015
Named Executive	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)
Robert Fishman	U.S. Pension Plan	13.6	$248,937

(1) For more on the assumptions used to quantify benefits under our U.S. Pension Plan, see Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The compensation and benefits that would have been provided to our named executives, in the event of various types of employment terminations on December 31, 2015, are described below and shown in the tables below. For more on these items, see the Retirement Benefits, Change in Control Arrangements and Severance Benefits sections in our Compensation Discussion & Analysis.

Termination Connected With Change in Control

Change in Control Severance Plan

Our Amended and Restated NCR Change in Control Severance Plan (the “Change in Control Severance Plan”) provides separation benefits to our named executives only if both a Change in Control occurs and employment ends in a qualifying termination. Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions. Under this plan, if the Company terminates the executive’s employment for reasons other than cause, death or disability, or if the executive resigns for good reason within two years after a change in control (or within six months before a change in control, if the executive can show that the termination occurred in connection with a change in control), then the Company or its successor must provide these benefits:

•	A lump sum equal to 300 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Nuti), and 200 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier II (all other named executives);

•	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan, based on the number of days in the year prior to the date of termination;

•	Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier I (Mr. Nuti), and two years of these benefits for Tier II (all other named executives);

•	One year of outplacement assistance; and

•	An excise tax gross-up, if applicable, only for individuals who were covered by the Change in Control Severance Plan before January 28, 2010.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company. “Good reason”

generally means: (i) reduction in duties or reporting requirements; (ii) reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive

Potential Payments Upon Termination or Change in Control

opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true—the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity

Stock Options and Time-Based RSUs. Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options and time-based restricted stock units awarded to our named executives depends upon whether the acquirer assumes the awards in the change of control. If the acquirer does not assume the awards, they immediately vest and options become exercisable. If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24 months. Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.

Performance-Based RSUs. Under our Stock Plan and award agreements, the timing for vesting of unvested performance-based RSUs depends upon whether the acquirer assumes the awards in the change of control. If the acquirer does not assume the awards, they vest immediately, based on:

•	target performance, if less than half of the performance period is complete; or

•	actual results, if at least half of the performance period is complete.

If the acquirer does assume the awards, they vest at the end of the original vesting period based on:

•	target performance, if less than half of the performance period is complete; and

•	actual results, if at least half of the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, the awards will vest immediately based on:

•	target performance, if less than half of the performance period is complete;

Potential Payments Upon Termination or Change in Control

•	actual results, if at least half of the performance period is complete.

Treatment of Economic Profit Plan Bonus Bank

Upon a change in control, named executives will be credited with a Bonus Credit, if any, for any performance period (or portion thereof) during which they participated in the EPP, but for which a Bonus Credit has not yet been received through the date of the change in control. Named executives generally will be paid, within 30 days after the change in control, a lump sum cash payment equal to their entire Bonus Banks without regard to the Cash Flow Test limitation or the $10 million payment limitation, as described in the 2015 LTI Awards: Economic Profit Plan section (starting on page 59).

Medical Benefits Agreement

An Agreement with Mr. Nuti provides for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. Under this Agreement, Mr. Nuti will be eligible to participate in the Company’s active employee medical plan until age 65 (on the same basis as the Company’s active employees), and thereafter he will be eligible to participate in the Company’s post-65 retiree Medicare supplement plan which provides a fixed annual subsidy for qualified Medicare supplement or other qualified medical expenses through a retiree reimbursement account. For more details on this Agreement, see the Agreements with Our CEO section (starting on page 72).

Termination Not Connected With Change in Control

Severance Agreements and Severance Plan

Each named executive, with the exception of the CEO who has an individual severance agreement with the Company, is eligible for our Executive Severance Plan. Under this plan, if a named executive’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we provide the executive a lump sum equal to one times base salary, up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.

Treatment of Equity

Under our Stock Plan, the treatment of outstanding equity awards when employment ends differs based on the form of equity award, the grant agreement in use at a given time, and the reason for the termination, as summarized below.

•

Performance-Based Restricted Stock Units. In general, unvested performance-based RUSs held by a named executive will vest pro rata at a calculated date (depending upon the year of issuance of the grant) if employment ends because of death, disability, retirement (with respect to retirement, only in the case of awards granted before 2012 and after 2014) or Company termination without cause. The

Potential Payments Upon Termination or Change in Control

pro rata portion is determined based on the length of service during the applicable vesting period and our achievement of performance objectives. All unvested performance-based RSUs are forfeited if a named executive resigns or is terminated for cause.

•	Time-Based Restricted Stock Units. The treatment of unvested time-based RSUs held by our named executives if employment ends because of death, disability, retirement or Company termination without cause varies depending on the year of the grant. Our most recent agreements provide for pro rata vesting of unvested time-based RSUs upon such termination, and for awards granted before 2012 and after 2014, unvested RSUs will vest pro rata in the event of retirement. The pro rata portions are determined based on the length of service during the applicable vesting period. All unvested time-based RSUs are immediately forfeited if a named executive resigns or is terminated for cause.

•	Stock Options. In general, any unvested stock options held by our named executives vest and become exercisable if employment ends because of death or long-term disability. These options remain exercisable for specified periods tied to age at termination. Unvested options are forfeited if employment ends because of executive retirement or resignation, or Company termination without cause. All unexercised stock options, whether vested or unvested, are forfeited if employment terminates for cause.

In addition, all unvested equity awards are forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if, during employment or the twelve months after employment, a named executive competes with the Company, induces or attempts to induce any of our employees to resign, or solicits business from firms or companies (including customers) with which the executive worked during the two years before termination. Equity awards are also forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.

Treatment of Economic Profit Plan Bonus Bank

•	Resignation or Termination for Cause. A named executive’s resignation or termination for cause results in immediate forfeiture of the entire Bonus Bank.

•

Termination without Cause, Resignation for Good Reason or Retirement. Subject to certain “grandfathering” rules specified in the EPP to comply with applicable tax rules under Section 409A of the Code, if a named executive’s employment is terminated by the Company without “cause” or a named executive resigns for “good reason” or terminates employment by reason of retirement, the named executive will be credited with a Bonus Credit, if any, for any performance period during which the named executive participated in the EPP but for which the named executive has not yet received a credit. To the extent not already received, the named executive will receive a payment under the normal EPP rules on August 1 of the year of the named executive’s termination. In addition, on

Potential Payments Upon Termination or Change in Control

August 1 of the year following the year of termination, the named executive will receive a payment equal to the product of: (i) the amount that would have been paid had the named executive remained employed through such August 1, multiplied by (ii) a fraction representing the portion of the year of termination during which the named executive was employed by the Company, provided that such payment will remain subject to the Cash Flow Test and the $10 million limit described above under the 2015 LTI Awards: Economic Profit Plan section (starting on page 59). These modified rules with respect to pro rata payments following termination are effective for Bonus Credits in 2015 and later. After the “grandfathering” period ends (which the Company anticipates to be in 2016 or 2017 for most participants), the termination-related payments should be substantially less than in similar scenarios prior to the stockholder-approved 2015 amendment and restatement of the EPP.

•	Termination Due to Death or Disability. Upon a termination by reason of the named executive’s death or disability, the named executive will be credited with a Bonus Credit, if any, for any performance period or portion thereof during which the named executive participated in the EPP but for which the named executive has not yet received a Bonus Credit through the end of the quarter in which the termination by reason of death or disability occurs. The named executive will be paid in a lump sum as soon as reasonably practicable following the end of the calendar quarter in which the named executive’s death or disability occurs, without regard to the Cash Flow Test limitation or the $10 million payment limitation (described in the 2015 LTI Awards: Economic Profit Plan section).

Medical Benefits Agreement

An Agreement with Mr. Nuti provides for continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. For more details on this Agreement, see the Agreements with Our CEO section (starting on page 72).

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control Table

This Table shows the estimated amounts each named executive would have received upon the occurrence of the events listed in the table as of December 31, 2015:

Potential Payments Upon Termination or Change in Control ($)
Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
William Nuti
Cash Severance	7,500,000	3,750,000	—	—	—
Pro rata Bonus(3)	1,500,000	—	—	—	—
Restricted Stock Units(4),(5),(6)	13,958,542	6,699,026	7,293,109	—	—
Welfare Benefits(7)	318,942	295,079	270,508	270,508	270,508
Economic Profit Plan(8)	7,837,229	15,250,944	7,837,229	—	—
Excise Tax Gross-Up(9)(10)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	31,124,712	16,005,050	15,400,846	270,508	270,508

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Robert Fishman
Cash Severance	2,415,000	1,207,500	—	—	—
Pro rata Bonus(3)	632,500	—	—	—	—
Restricted Stock Units(4),(5),(6)	1,911,258	907,502	999,113		—
Welfare Benefits	32,274	23,823	—	—	—
Economic Profit Plan(8)	2,173,405	1,456,181	2,173,405	—	—
Excise Tax Gross-Up(9)
Outplacement	10,000	10,000	—		—
Total Benefits Payable upon Termination	7,174,438	3,605,006	3,172,518		—

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Andrew Heyman
Cash Severance	$2,415,000	1,207,500	—	—	—
Pro rata Bonus(3)	632,500	—	—	—	—
Restricted Stock Units(4),(5),(6)	2,471,444	1,129,619	1,251,568	—	—
Welfare Benefits	21,593	15,959	—	—	—
Economic Profit Plan(8)	2,305,586	1,544,743	2,305,586	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	7,856,124	3,907,820	3,557,154	—	—

Potential Payments Upon Termination or Change in Control

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Frederick Marquardt
Cash Severance	$2,415,000	1,207,500	—	—	—
Pro rata Bonus(3)	632,500	—	—	—	—
Restricted Stock Units(4),(5),(6)	2,340,497	1,008,963	1,077,109	—	—
Welfare Benefits	22,902	16,922	—	—	—
Economic Profit Plan(8)	2,239,149	1,500,230	2,239,149	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	7,660,048	3,743,615	3,316,258	—	—

Named Executive	Termination upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Michael Bayer
Cash Severance	$2,268,000	1,134,000	—	—	—
Pro rata Bonus(3)	551,358	—	—	—	—
Restricted Stock Units(4),(5),(6)	2,168,590	675,816	644,807	—	—
Welfare Benefits	12,271	9,114	—	—	—
Economic Profit Plan(8)	1,973,400	1,322,178	1,973,400	—	—
Excise Tax Gross-Up(9)	—	—	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	6,983,619	3,151,108	2,618,207	—	—

(1) This column shows payments based on a “double trigger” event occurring (a qualifying change in control followed by a qualifying termination), together with assumption of applicable equity awards in the change in control. In the event that such awards are not assumed, then the equity awards would vest in full immediately before the change in control. In either case, the performance-based RSU awards would vest either at target or based on actual performance, depending on when the change in control occurs. For annual performance-based RSU awards, this column reflects that performance was achieved at 100.8% for the 2013 awards and at 43.6% for the 2014 awards, and presumes that performance was achieved at 114.5% for the 2015 awards.

(2) For Mr. Nuti, the amount in this column equals the amount he would receive upon a termination without cause or for good reason under the terms of his Letter Agreement described in the Agreements with our Named Executives section on page 72 of this proxy statement. For our other named executives the amount in this column equals the amount they would receive upon an involuntary termination without cause under the terms of our Severance Plan.

(3) This row shows payments based on the MIP 2015 target bonus for Change in Control and actual 2015 bonus for other termination reasons.

(4) Equity valuations reflect a closing price of NCR common stock on December 31, 2015 of $24.46.

(5) The payments in this row include only unvested awards.

(6) The payments in this row reflect that for annual performance-based RSU awards in Change in Control and Termination Without Cause scenarios, performance was achieved at 100.8% for 2013 awards and 43.6% for 2014 awards, and is presumed achieved at 114.5% for 2015 awards. For death and disability scenarios, performance is reflected at target (100%) for all performance-based RSU awards.

(7) Includes $270,508 representing the estimated present value of the current accrued benefit, as provided under an Agreement with Mr. Nuti, of continued participation in certain of the Company’s medical benefit plans at such time in the future as he ceases to be employed by the Company. This estimated value is based on Company COBRA rates, assumed premiums and usage, assumed demographic adjustments and/or other relevant factors. For more details about this benefit, see Exhibit 10.5 to our Quarterly Report on Form 10-Q for the period ended March 31, 2015.

(8) For payout of the Bonus Bank, this row shows a 67% payout upon involuntary termination without cause, and a 100% payout in the event of death or disability.

(9) Under our Change in Control Severance Plan, the excise tax gross-up does not apply to any participant who enters the plan after January 27, 2010.

(10) Discount rates to determine the present values of the accelerated benefit of restricted shares for the parachute calculation were: (i) Short-Term – 0.67%, (ii) Mid-Term – 2.00%, and (iii) Long-Term – 3.11%

Equity Compensation Plan Information

Equity Compensation Plan Information Table

This Table shows details about awards outstanding and shares available for issuance as of December 31, 2015 under our Management Stock Plan that was in effect through April 25, 2006, our NCR Corporation 2011 Amended and Restated Stock Incentive Plan that was in effect through April 24, 2013 (referred to below as the “2011 Stock Incentive Plan”), and our NCR Corporation 2013 Stock Incentive Plan, which is our most recently adopted equity compensation plan (referred to in these proxy materials as our “Stock Plan”):

Equity Compensation Plan Information – 2015
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)
Equity compensation plans approved by stockholders:	(a)		(b)	(c)
Management Stock Plan(1)	82,603	(2)	$17.94	—
2011 Stock Incentive Plan(3)	2,144,056	(4)	$18.15
Stock Plan(5)	4,685,325	(6)		8,586,065
Equity compensation plans not approved by stockholders	—		—	—
Total	6,911,984		$18.14	8,586,065

(1) We adopted the NCR Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the NCR Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan. However, termination of the NCR Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(2) Outstanding awards consist of 36,542 options and 46,061 restricted stock unit awards.

(3) We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Incentive Plan as the 2011 Stock Incentive Plan. We froze the 2011 Stock Incentive Plan effective April 24, 2013, when stockholders approved our Stock Plan. Awards granted before the date that we froze the 2011 Stock Incentive Plan remain outstanding under its terms.

(4) Outstanding awards consist of 967,587 stock options, 1,176,469 restricted stock unit awards.

(5) Stockholders approved our 2013 Stock Incentive Plan on April 24, 2013.

(6) Outstanding awards consist of 4,046,395 restricted stock unit awards and 638,930 additional shares that would be issued if outstanding performance-based restricted stock unit awards earned the maximum payout.

Proposal 3 – Employee Stock Purchase Plan Amendment and Restatement

FOR	The Board of Directors recommends that you vote FOR the directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan.	✓	Broad-based employee plan permitting employee purchase of NCR stock with payroll deductions.
		✓	Encourages employee ownership of NCR stock.
		✓	Aligns employee and stockholder interests.

The NCR Employee Stock Purchase Plan

The NCR Employee Stock Purchase Plan (the “ESPP”) was originally approved by our shareholders effective January 1, 2007. The ESPP generally provides our eligible employees with the opportunity to use their payroll deductions to buy shares of our common stock on periodic purchase dates. The ESPP is a broad-based employee plan intended to allow our employees to participate in the long-term growth of the Company. It is intended to qualify as an “employee stock purchase plan” under Federal tax rules. Under its current terms, the ESPP would expire on December 31, 2016.

Proposal Details

Subject to shareholder approval, our Board of Directors has approved an amendment and restatement of the ESPP effective January 1, 2017. We are now asking for shareholders to approve the revised material terms of the ESPP as provided in the amendment and restatement, which material terms are described below. Shareholder approval is required in order to allow us to continue offering the ESPP to our employees.

The key changes made by the ESPP amendment and restatement are generally designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock under improved stock purchase terms. We expect that the amended ESPP will also serve as an important employee retention and recruitment vehicle, as it enhances the opportunity for our employees to share in the

Company’s success through the appreciation in value of our stock. We believe that our success is due to our highly talented employee base, and that our future success depends on the ability to attract and retain high caliber personnel.

The amended and restated ESPP generally revises the terms for employee purchases of NCR common stock by providing for a 15% (rather than 5%) discount for purchases of our common stock as described below, increases the maximum number of shares available for purchase under the ESPP, and makes certain administrative changes. The key changes and the principal features of the amended ESPP are summarized below. This summary is qualified by reference to the full text of the amended and restated ESPP, which is included as Appendix A to these proxy materials.

Proposal 3 – Employee Stock Purchase Plan Amendment and Restatement

Key Changes Being Made by the Amendment and Restatement

The following summarizes the key changes being made by the ESPP amendment and restatement.

Revised Employee Share Purchase Terms

The prior ESPP provided for employee purchases of our common stock on the last business day of each month at a purchase price of 95% of the average of the reported highest and lowest sale prices of shares of NCR common stock on the New York Stock Exchange on that date. The amendment provides for employee common stock purchases on the last trading day of each calendar quarter at a purchase price of 85% of the lesser of: (i) the NCR closing stock price on the first trading day of the calendar quarter, (ii) the NCR closing stock price on the last trading day of the calendar quarter.

Increase in Maximum Number of ESPP Shares

Under the prior ESPP, a maximum of 4,000,000 shares of our common stock were available for purchase under the ESPP. The amendment increases this maximum to ten million (10,000,000) shares newly authorized in 2016, in addition to any shares previously authorized by shareholders that remain available for issuance under the ESPP after the last 2016 purchase date (December 30, 2016).

As of February 17, 2016, 1,197,845 shares of common stock were available for future issuance under the prior ESPP. We estimate that, with the share increase made by the amendment, we will have sufficient shares to cover ESPP purchases through 2024.

Other Principal Features of the Amended and Restated ESPP

ESPP Administration

The ESPP will be administered by the Senior Vice President, Corporate Services and Chief Human Resources Officer. This officer will have discretionary authority to interpret the ESPP and to establish rules and regulations relating to the ESPP from time to time and to make all other determinations necessary or advisable for the administration of the ESPP. A third party recordkeeper maintains an investment account to hold shares purchased under the ESPP by each participant.

Shares Available for Employee Purchase

The maximum number of shares of NCR common stock available for purchase under the ESPP will be the amended maximum noted above. The aggregate number of shares will be subject to adjustment in the event of certain changes to NCR’s capital structure as described in the ESPP. The shares purchased and issued under the ESPP will consist of authorized and unissued shares.

Proposal 3 – Employee Stock Purchase Plan Amendment and Restatement

Eligibility

Employees of the Company or an eligible subsidiary on the first business day of each calendar quarter, other than those whose customary employment is 20 hours or less per week and/or five months or less in any calendar year, are eligible to participate in the ESPP.

As of February 17, 2016 approximately 16,000 employees, including all of our named executives, were eligible to participate in the ESPP. Approximately 1,800 employees participated in the ESPP as of that date, representing approximately 11.6% of all employees eligible to participate.

Participation and Payroll Deductions

Eligible employees may purchase discounted shares of NCR common stock through payroll deductions accumulated during each calendar quarter. Participation is conditioned upon filing a stock purchase agreement during an enrollment window occurring before either January 1 or July 1 of any calendar year. The agreement must elect payroll deduction between 1% and 10% of eligible cash compensation (before withholding or other deductions) paid during the purchase period. Payroll deductions are reflected in an account maintained in the Company’s books and records, and no interest is paid on such amounts. Payroll deduction rates may be changed during applicable enrollment windows. Withdrawal from participation is permitted at any time by filing a notice of withdrawal. Upon withdrawal, accumulated payroll deductions are refunded to the employee. Participation may resume by filing a new stock purchase agreement in the next enrollment window.

Purchase of Shares

Amounts in a participant’s account on the last trading day of each calendar quarter will be used to buy shares under the amended purchase terms noted above. Dividends on previously purchased shares held in a participant’s account are automatically reinvested in additional shares.

The ESPP does not restrict resale by holders of the shares acquired under the ESPP. Certain resale restrictions are imposed, however, by the terms of our insider trading and confidentiality policies and the provisions of the federal securities laws. Participants may at any time direct the third-party recordkeeper to sell some or all of the shares credited to their accounts. Participant ESPP rights are not transferable during the participant’s lifetime.

Individual Limits on Participant Share Purchases

A participant may not purchase more than 50,000 shares on any purchase date. Further, no participant may purchase more than $25,000 of our shares in any calendar year (valued under applicable Federal tax rules).

Termination of Participation

When a participant ceases to be an employee of the Company or an eligible subsidiary for any reason, the amount credited to the participant’s stock purchase account on the date of termination will be refunded to the Participant.

Proposal 3 – Employee Stock Purchase Plan Amendment and Restatement

Amendment and Termination of the ESPP

The Board or the Compensation and Human Resource Committee of the Board may amend the ESPP at any time and for any reason, provided that, without approval of NCR shareholders, no amendment may increase the number of shares available for purchase under the ESPP.

The ESPP will continue in effect until terminated pursuant to its terms. Upon termination of the ESPP, the entire amounts credited to participant accounts will be refunded.

Federal Tax Rules That Apply to the ESPP

The following summarizes certain federal income tax consequences under the ESPP, based on the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of the particular ESPP participant. The income tax consequences under state and local tax laws may not be the same as under the federal income tax laws.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Under Code Section 423, an eligible employee who elects to participate in the ESPP will not recognize any taxable income at the time shares are offered for purchase under the ESPP or when shares are actually purchased under the ESPP.

If a participant disposes of shares purchased under the ESPP more than two years from the beginning of the applicable purchase period and the amount realized exceeds the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the purchase date over the purchase price, or (ii) the amount realized on such disposition over the purchase price. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant. The Company will not be entitled to a tax deduction in this event.

If the participant disposes of shares purchased under the ESPP within two years after the applicable purchase date, the participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the applicable purchase date over the purchase price of the shares under the ESPP. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by such participant. In addition, upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized on such disposition and the participant’s cost basis in the shares, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.

New Plan Benefits

Our named executives have an interest in this proposal because they are eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Proposal 3 – Employee Stock Purchase Plan Amendment and Restatement

The benefits that may be received by our named executives and employees as a result of the proposed amendment and restatement of the ESPP are not determinable, because the benefits depend upon the degree of participation by employees and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of the shares. No purchase rights have been granted, and no shares have been issued, with respect to the share increase for which shareholder approval is sought under this proposal. Should such shareholder approval not be obtained, then the share increase will not be implemented and the ESPP will terminate on December 31, 2016.

How does the Board Recommend that I Vote on the ESPP Proposal?

Board Recommendation

The Board recommends that you vote FOR the Directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan.

Vote Required for Approval

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy) is required to approve the amendment and restatement of the NCR Employee Stock Purchase Plan. Pursuant to the Company’s charter and bylaws, as given effect under Maryland law, broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal. Under the rules of the NYSE, abstentions will be counted as votes “against” this proposal.

Signed proxies that do not have instructions on how to vote will be voted FOR this proposal.

Related Person Transactions

Related Person Transactions

Under its charter the Committee on Directors and Governance is responsible for the review of all related person transactions. In January 2007 the Board formalized in writing a Related Person Transactions Policy that provides that each related person transaction must be considered for approval or ratification (i) by the Company’s Committee on Directors and Governance, or (ii) by all of the disinterested members of the Board, if the Committee on Directors and Governance so determines.

The policy requires each director and executive officer of the Company to use reasonable efforts to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chairman of the Committee on Directors and Governance of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The Committee on Directors and Governance then considers each such related person transaction, unless the Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction. Except as set forth below, the Company will not enter into a related person transaction that is not approved in advance unless the effectiveness of the transaction is expressly subject to ratification by the Committee on Directors and Governance or the disinterested members of the Board, as applicable.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then in either case the related person transaction shall be presented to the Committee on Directors and Governance or the disinterested members of the Board, as applicable, for ratification. If such related person transaction is not ratified, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

In considering whether to approve or ratify a related person transaction or relationship, the Committee on Directors and Governance or the disinterested members of the Board, as applicable, considers all relevant factors, including:

•	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

Related Person Transactions

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement. Since the beginning of the Company’s 2015 fiscal year, the Committee on Directors and Governance has identified the following related person transaction requiring such disclosure:

On December 4, 2015, the Company issued 820,000 shares of Series A Convertible Preferred Stock to entities affiliated with Blackstone Capital Partners VI L.P. and Blackstone Tactical Opportunities L.L.C. (collectively, “Blackstone”) for an aggregate purchase price of $820 million, or $1,000 per share, pursuant to the Investment Agreement, which shares represented, as of the February 17, 2016 record date, approximately 17% of the Company’s common stock on an as-converted basis.

The Series A Convertible Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Convertible Preferred Stock has a liquidation preference of $1,000 per share. Holders of Series A Convertible Preferred Stock are entitled to a cumulative dividend at the rate of 5.5% per annum, payable quarterly in arrears. If the Company does not declare and pay that dividend, the dividend rate will increase by 2.5% to 8.0% per annum until all accrued but unpaid dividends have been paid in full. Dividends are paid in-kind, through the issuance of additional shares of Series A Convertible Preferred Stock, for the first sixteen dividend payment dates, after which dividends are payable in cash or in-kind (or a combination of both) at the option of the Company.

The Series A Convertible Preferred Stock is convertible at the option of the holders at any time into shares of common stock at a conversion price of $30.00 per share and a conversion rate of 33.33 shares of common stock per share of Series A Convertible Preferred Stock (subject to an increase in the conversion price for any accrued but unpaid dividends). The conversion price and conversion rate are subject to customary anti-dilution adjustments.

At any time after December 4, 2018 all outstanding shares of Series A Convertible Preferred Stock are convertible at the option of the Company if the volume-weighted average price of the common stock exceeds $54.00 (which price is subject to adjustment pursuant to anti-dilution provisions) for at least 30 trading days in any period of 45 consecutive trading days.

On any date during the three months following March 16, 2024 and the three months following every third anniversary of March 16, 2024, holders of Series A Convertible Preferred Stock have the right to require the Company to redeem all or any portion of the Series A Convertible Preferred Stock at 100% of the liquidation preference thereof plus all accrued but unpaid dividends. Upon certain change of control events involving the Company, holders of Series A Convertible Preferred Stock can require the Company to repurchase all or any portion of the Series A Convertible Preferred Stock at the greater of (i) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends as of the date of the applicable change of control event and (ii) the consideration the holders would have received if they had converted their shares of Series A Convertible Preferred Stock into common stock immediately prior to the change of control event.

Related Person Transactions

The Company has the right, upon certain change of control events involving the Company, to redeem any Series A Convertible Preferred Stock that it is not already required to repurchase pursuant to the provisions described in the prior paragraph at the greater of (i) an amount in cash equal to the sum of the liquidation preference of the Series A Convertible Preferred Stock, all accrued but unpaid dividends and the present value, discounted at a rate of 10%, of any remaining scheduled dividends through the fifth anniversary of the first dividend payment date, assuming the Company chose to pay such dividends in cash and (ii) the consideration the holders would have received if they had converted their shares of Series A Convertible Preferred Stock into common stock immediately prior to the change of control event.

Holders of Series A Convertible Preferred Stock are entitled to vote with the holders of common stock on an as-converted basis, voting together as a single class. Holders of Series A Convertible Preferred Stock are entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Convertible Preferred Stock and the creation or classification of, or issuances by, the Company of securities that are senior to, or equal in priority with, the Series A Convertible Preferred Stock.

So long as Blackstone or its affiliates beneficially own shares of Series A Convertible Preferred Stock and/or shares of common stock issued upon conversion of Series A Convertible Preferred Stock (“Conversion Common Stock”) that represent, in the aggregate and on an as-converted basis, at least 50% of Blackstone’s initial shares of Series A Convertible Preferred Stock on an as-converted basis, Blackstone has the right to designate a total of two directors to be nominated by the Board for election to the Board. So long as Blackstone or its affiliates beneficially own shares of Series A Convertible Preferred Stock and/or Conversion Common Stock that represent, on an as-converted basis, at least 25% but less than 50% of Blackstone’s initial shares of Series A Preferred Stock on an as-converted basis, Blackstone has the right to designate a total of one director to be nominated by the Board for election to the Board.

Until Blackstone no longer has the right to designate directors for election to the Board, it and its affiliates have committed to vote all of their shares of Series A Convertible Preferred Stock and/or common stock (i) in favor of director nominees recommended by the Board, (ii) against stockholder director nominees not approved and recommended by the Board, (iii) in favor of the Company’s Say-On-Pay proposal and other equity compensation proposals that have been approved by the CHRC Committee and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm. With regard to all other matters submitted to the vote of stockholders, Blackstone and its affiliates are under no obligation to vote in the same manner as recommended by the Board or otherwise.

Blackstone is subject to certain standstill restrictions, including, among other things, that Blackstone will be restricted from acquiring additional securities of the Company, until the later of (i) the three year anniversary of December 4, 2015 (the “Closing Date”) and (ii) the date that no Blackstone designee serves on the Board and Blackstone has no rights (or has irrevocably waived its rights) to designate directors for election to the Board. Subject to certain customary exceptions, Blackstone will be restricted from transferring the Series A Convertible Preferred Stock or Conversion Common Stock until the eighteen-month anniversary of the Closing Date.

Related Person Transactions

Blackstone has certain customary registration rights with respect to the Series A Convertible Preferred Stock and the Conversion Common Stock pursuant to the terms of a registration rights agreement with the Company. Blackstone has certain customary preemptive rights with respect to the issuance of new equity securities of the Company pursuant to the terms of the Investment Agreement until such time as Blackstone no longer has the right to designate directors for election to the Board.

Except as set forth above, since the beginning of the Company’s 2015 fiscal year, the Committee on Directors and Governance has not identified any related person transactions requiring disclosure.

Fees Paid to Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), for the audit of the Company’s financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2015	2014
Audit Fees(1)	$6,582,800	$7,060,700
Audit-Related Fees(2)	$570,000	$441,000
Subtotal	$7,152,800	$7,501,700
Tax Fees(3)	$842,300	$627,800
All Other Fees(4)	$8,600	$8,600
Subtotal	$850,900	$636,400
Total Fees	$8,003,700	$8,138,100

(1) Includes fees required for the review and examination of NCR’s consolidated financial statements, the audit of internal controls over financial reporting, quarterly reviews of interim financial statements, statutory audit, and consultations by management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard-setting bodies. Also includes attestation services and review services associated with the Company’s filings with the SEC.

(2) Includes fees related to financial audits of employee benefit plans and services related to due diligence and technical accounting assistance.

(3) Generally includes tax compliance, tax advice, tax planning and expatriate services. In 2015 and 2014, respectively, fees for tax services include:

(a) $195,000 and $117,500 for tax compliance including the preparation, review and filing of tax returns;

(b) $647,300 and $436,000 for tax audit consultation and assistance;

(c) $0 and $34,300 for local country statutory financial statement services incidental to the preparation of local country tax returns and tax consultation services among other things; and

(d) $0 and $40,000 for expatriate services including tax return preparation, tax equalization calculations, tax consultancy and related international assignment administration services.

(4) Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2015, of these fees, approximately 46% related to an attestation engagement in Spain related to compliance with electronic waste legislation, approximately 42% related to licensing and proprietary software for accounting research and approximately 12% related to an agreed-upon procedure engagement. In 2014, of these fees, approximately 46% related to an attestation engagement in Spain related to compliance with the electronic waste legislation, approximately 42% related to licensing and proprietary software for accounting research, and approximately 12% related to an agreed-upon procedure engagement.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the “Pre-Approval Policy”). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and includes the following principles and restrictions, among others:

•	In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•	Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other

Fees Paid to Independent Registered Public Accounting Firm

non-audit services and tax consulting services will require specific pre-approval by the Audit Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

•	The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors if the purpose may be tax avoidance and the proposed tax treatment is not supported in applicable tax law.

•	Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•	The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•	Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•	Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Corporate Controller, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose to the Audit Committee the audit and non-audit services to be provided by the firm during that year. The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy. Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2015 and 2014, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, and therefore no de minimis activity was reported.

Board Audit Committee Report

Board Audit Committee Report

The Audit Committee consists of five directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the Board’s Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”). In accordance with NYSE rules, all members are “financially literate.” In addition, four of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Committees of the Board.” The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available under “Corporate Governance” on the “Company” page of the Company’s website at http://www.ncr.com/company/corporate-governance.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal control over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR management the Company’s audited financial statements for fiscal year 2015, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with PricewaterhouseCoopers its independence. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the internal auditors. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

Board Audit Committee Report

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Dated: February 22, 2016	The Audit Committee: Kurt P. Kuehn, Chair Gregory R. Blank Richard L. Clemmer Robert P. DeRodes Deanna W. Oppenheimer

Proposal 4 – Ratify Appointment of Independent Registered Public Accounting Firm for 2016

FOR	The Board of Directors recommends that you vote FOR the directors’ proposal to ratify the appointment of PricewaterhouseCoopers as our Independent Registered Public Accounting Firm for 2016.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 and the Board has approved this selection. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm for many years and is a leader in providing audit services to companies in the high-technology industry. The Board believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where NCR does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its “Pre-Approval Policy” as defined on page 95 of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2015 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives will be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee and the Board will reconsider the appointment, but may elect to maintain it.

Vote Required for Approval

The resolution will be considered approved if it receives the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of the resolution. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

Proposal 5 – Board Declassification and Annual Director Elections

FOR	The Board of Directors recommends that you vote FOR the directors’ proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders.

Proposal Details

The Board is submitting for stockholder approval a proposal to amend and restate the charter of the Company (the “Charter”) to phase out the present three-year staggered terms of our directors and instead provide for the annual election of directors beginning with the election of directors at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The Charter currently divides our Board into three classes, as nearly equal in number as possible, with members of each class elected to staggered terms ending at the third annual meeting of stockholders following their election. Approximately one-third of our directors stand for election at each annual meeting of stockholders. This proposal follows votes by stockholders at each of the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) and 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) on a proposal of the same nature.

In order to phase out the present three-year staggered terms of our directors and instead provide for the annual election of directors, the affirmative vote of not less than 80% of the voting power of all shares of the outstanding stock of the Company entitled to vote generally in the election of directors, voting together as a single class, must approve this proposal. At the 2014 and 2015 Annual Meetings, the directors’ proposals that sought stockholder approval to eliminate the classification of the Board (through an amendment to Article VII, Section 7.1(b) of the Charter) were approved by 78.43% and 77.01% of the voting stock, respectively. Thus, by a very small margin, these directors’ proposals failed to receive the required vote.

While these prior directors’ proposals were unsuccessful, the large number of votes they did receive indicates that there continues to be substantial stockholder interest in eliminating the classified board and providing for the annual election of directors. Accordingly, the Board has directed the submission of this proposal for consideration at the Annual Meeting.

In order to effect this proposal, the stockholders must vote to approve the amendment of Article VII, Section 7.1(b) of the Charter. This amendment will provide that, beginning with the 2017 Annual Meeting, directors will be elected for a term ending at the next annual meeting of stockholders following their election. This amendment is not intended to, and will not, abrogate, shorten or otherwise affect the term of any director elected before the 2017 Annual Meeting, including those directors who are candidates for election at the Annual Meeting as set forth on Item 1 of your proxy card. The full text of the amendments to the Charter is set forth in the Articles of Amendment and Restatement included as Appendix B to this proxy statement.

The Articles of Amendment and Restatement attached hereto also include certain minor changes that are unrelated to this proposal and are intended to update the Charter with respect to the current size of the Board, the Company’s current principal office address in the State of Maryland, the Company’s current agent for service of process and to incorporate the Articles Supplementary for the Series A Convertible Preferred Stock as an exhibit thereto. Although non-operative changes relating to the filing of the Articles

Proposal 5 – Board Declassification and Annual Director Elections

Supplementary have been removed, the terms of the Series A Convertible Preferred Stock will not change due to the filing of the Articles of Amendment and Restatement. These changes do not require a stockholder vote.

Additionally, if this proposal is approved, the Company will, immediately prior to filing of the Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland (the “SDAT”), file Articles Supplementary with the SDAT reclassifying the Company’s Series A Junior Participating Preferred Stock, shares of which were never issued, into authorized but undesignated shares of preferred stock. The filing of the Articles Supplementary is meant to simplify the Charter and will have no effect on the value of your shares of common stock or Series A Convertible Preferred Stock, as the case may be.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors recommends that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

The proposal to amend and restate the Charter to eliminate the classification of the Board and provide for annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders will be approved if it receives the affirmative vote of not less than 80% of the shares of the outstanding stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Proposal 6 – Stockholder Proxy Access
AGAINST	The Board of Directors recommends that you vote AGAINST the stockholder proxy access proposal.

Proposal Details

Ms. Myra K. Young is the beneficial owner of 100 shares of the Company’s common stock and has notified the Company of her intention to present the following proposal at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal, which is presented verbatim as received from the proponent in accordance with SEC rules.

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[BEGIN ORIGINAL TEXT]

RESOLVED: Shareholders of NCR Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Supporting Statement: Long-term shareholders should have a meaningful voice in nominating directors. The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated, in

Proposal 6 – Stockholder Proxy Access

part due to inadequate cost-benefit analysis. Proxy Access in the United States (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1), a cost-benefit analysis by the CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance (http://ssrn.com/abstract=2634695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Enhance shareholder value. Vote for Shareholder Proxy Access—Proposal 6

[END ORIGINAL TEXT]

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Board Position

The Board and Committee on Directors and Governance have carefully considered this stockholder proposal and, for the reasons described below, do not believe that the proposal is in the best interests of the Company and its stockholders at this time.

We have a demonstrated willingness to listen and respond to the concerns of our stockholders. And we have strong corporate governance practices that provide meaningful rights to our stockholders and ensure director accountability. This proposal threatens to destabilize that dynamic and lead to fragmentation, and does not take into account the effective voice our stockholders already have.

We already actively review and refresh our Board membership. Through our Committee on Directors and Governance (“CODG”), which is comprised entirely of independent directors, we regularly evaluate our Board composition and engage in Board succession planning. Notably, since 2012, the Board has elected five new, highly qualified members. The CODG is focused on developing and maintaining a Board with the skills and experience necessary to oversee our changing global business, all in accordance with its fiduciary duties. In identifying, evaluating and nominating candidates, the CODG is able to carefully examine a candidate’s business skills and experience (including financial literacy), independence, demonstrated leadership, personal integrity, judgment and ability, among other things. This stockholder proposal would significantly undercut this critical role and function of the CODG, and transfer it to individuals without fiduciary duties to the Company, and likely with less experience in evaluating and selecting director candidates.

We have strong existing governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders. These practices and policies include:

•	A Board comprised of 90% independent directors based on independence standards that meet, and in some cases exceed, the standards of the NYSE;

•	An independent Lead Director, selected by the independent directors, with clearly defined roles and responsibilities and broad authority;

•	Stockholders’ existing ability to nominate director candidates, as set out in our Bylaws;

•	Guidelines for Board compensation that require at least 50% of director compensation to be in the form of equity;

•	Conducting regular strategic reviews that result in definitive action, including our 2015 comprehensive strategic review;

Proposal 6 – Stockholder Proxy Access

•	No stockholder rights plan (i.e., poison pill); and

•	Annual Board and committee performance evaluations.

This stockholder proposal is unnecessary for a company with robust and stockholder-friendly policies and procedures such as these.

We have a history of being responsive to stockholders and stockholder input. We have a demonstrated willingness to engage with our stockholders and to be responsive to our stockholders’ concerns.

•	In 2015, we undertook a comprehensive strategic review that resulted in an $820 million strategic investment by Blackstone. In connection with the investment, we added two new Board seats for Blackstone designees, and we were able to return $1 billion in capital to our stockholders through a modified “Dutch auction” tender offer.

•	In 2015, based on input from several investors (both large and small), we submitted a proposal to stockholders to remove the supermajority vote requirements from our Articles of Incorporation.

•	In 2014, we elected Richard T. “Mick” McGuire III to the Board. Mick is the founder and managing partner of Marcato Capital Management L.P., which was, at the time, a significant NCR stockholder.

•	At this year’s Annual Meeting, we are submitting for the third consecutive year a proposal to eliminate our classified Board structure and provide for the annual election of directors. We are resubmitting this proposal because we believe that there continues to be substantial stockholder interest in eliminating the classified board.

These examples demonstrate that we already are highly responsive to the desires of our stockholders.

Board continuity is, and has been, important to the success of NCR. We believe that board continuity promotes a perspective that encourages investments, decisions and improvements that are focused on generating long-term stockholder value, such as execution of our long-term pension strategy. We also believe that a company with complex solutions operating globally across multiple industry segments requires a set of highly qualified directors who are invested in understanding the company, its operations and its competitive environment. This stockholder proposal can result in inexperienced candidates with a short-term or special-interest perspective who will be less inclined to consider the long-term investments that are necessary to the growth of a company like NCR. It can also result in candidates with agendas apart from the Company’s best interests and lead to the potential for abuse by investors seeking to take control of the Board. Many commentators have noted proxy access can discourage qualified individuals from serving on boards.

The stockholder proposal, as constructed, could be highly disruptive and distracting. Under the proposal, a group of stockholders joining together with only 3% ownership could propose in our proxy statement at least two members, or up to one quarter of the Board, for election. Allowing this level and frequency of access, and providing some stockholders with nomination rights that are disproportionate to their ownership, could have an adverse effect on Board continuity and effectiveness. It can also result in potentially disruptive, costly and even continual election contests, with attendant Board and management distraction, and limit the Board’s self-determination and ability to align its composition with effective oversight. Moreover, under existing SEC rules and state law, shareholders already have the power to directly nominate and solicit proxies for their own director candidates at shareholder meetings without having to navigate additional ownership thresholds.

Proposal 6 – Stockholder Proxy Access

We recognize that the national dialogue around proxy access is important, but that dialogue is still developing and there are a variety of viewpoints on the issue, especially with respect to the details of how proxy access should work. Proxy access—whether it is right for our company, and if so, in what form—deserves a deliberate and measured approach, not a hurried one-size-fits-all formula. Any framework for proxy access must balance the rights of our stockholders with the potential costs and distractions associated with encouraging unnecessary contests in director elections. The Board is committed to continuing to engage in that national dialogue, and to evaluate appropriate means for reinforcing NCR’s commitment to stockholder-friendly practices and policies.

How does the Board Recommend that I Vote on this Proposal?

Board Recommendation

The Board of Directors recommends that you vote AGAINST this proposal. Proxies received by the Board will be voted AGAINST this proposal unless they specify otherwise.

Vote Required for Approval

The stockholder proposal will be considered approved if it receives the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of the stockholder proposal. The vote is not binding on the Board, but the Board will review and consider the voting results when evaluating whether to amend the bylaws as described in the stockholder proposal in the future.

Other Matters, Additional Information

Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. We have hired Georgeson Inc. to assist in the solicitation of proxies at an estimated cost of $17,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock.

Procedures for Stockholder Proposals and Nominations Outside of SEC Rule 14a-8

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by a stockholder of the Company who was a stockholder of record, both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting so proposed, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has provided the information required by our Bylaws and delivered notice to the Company no earlier than 150 days nor later than 5:00 p.m., Eastern Time, 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

A copy of the full text of the Company’s bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 5 of this proxy statement and online at http://www.ncr.com/company/corporate-governance.

Stockholder Proposals for 2017 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for consideration at NCR’s 2017 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2017 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no earlier than October 11, 2016, nor later than 5:00 p.m. Eastern Time November 10, 2016.

Additional Information

Supplementary Non-GAAP Information

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement, NCR also uses certain non-GAAP measures. These non-GAAP measures are described below, and are reconciled to their most directly comparable GAAP measures in NCR’s Annual Report on Form 10-K on pages 28 (revenue on a constant currency basis), 34 (Free Cash Flow), and 99 (NPOI — referred to as “segment operating income”).

Non-Pension Operating Income. NCR’s non-pension operating income is determined by excluding certain pension expenses and other special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant historical changes in its overall pension expense from year to year and the non-operational nature of pension expense and these other special items, NCR’s management uses this non-GAAP measure to evaluate year-over-year operating performance. NCR also used non-pension operating income to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes this measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repayment of the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure.

Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR’s management presents these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

NCR management’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

The above notice and proxy statement are sent by order of the Board of Directors.

Edward Gallagher

Senior Vice President, General Counsel and Secretary

Dated: March 10, 2016

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

APPENDIX A

NCR EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective January 1, 2017

1. Purpose

The NCR Employee Stock Purchase Plan (“Plan”) provides Eligible Employees with an opportunity to purchase NCR Common Stock through payroll deductions and is intended as an employment incentive and to encourage ownership of NCR Common Stock to enable Eligible Employees to participate in the economic progress of NCR Corporation (“NCR”) during the term of the Plan.

The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

This Plan was originally effective January 1, 2007. An amendment and restatement of the Plan to be effective on January 1, 2017 was approved by the Committee on January 19, 2016, but such amendment and restatement is subject to approval by the Company’s stockholders at the 2016 annual meeting of stockholders, and shall be null and void and of no further effect if such stockholder approval is not obtained.

2. Definitions

2.1 “Affiliate” means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

2.2 “Board of Directors” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Company” means NCR Corporation, a Maryland corporation.

2.5 “Compensation” means the total cash amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including: (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost- of-living increases, and (v) sick pay, but excluding contributions of the Company or a Subsidiary to an employee benefit plan thereof.

2.6 “Compensation Committee” means the Compensation and Human Resource Committee of the Board of Directors.

2.7 “Continuous Service” means the length of time an Employee has been in the continuous employ of the Company and/or a Subsidiary and/or an Affiliate.

2.8 “Designated Subsidiary” means a Subsidiary which shall have been designated by the Chief Executive Officer of the Company or the Plan Administrator to participate in the Plan; provided that any such designation may be revoked in like manner at any time.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

2.9 “Eligible Employees” means only those persons who on an Offering Date: (i) are Employees of the Company or a Designated Subsidiary, and (ii) are not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary or the parent of the Company, if any.

2.10 “Employees” means all persons employed by the Company or a Subsidiary, excluding those persons whose customary employment is 20 hours or less per week and/or whose customary employment is for five months or less in any calendar year. “Employee” does not include leased employees within the meaning of Section 414(n) of the Code, and does not include “payroll service or agency employees” as defined in the following sentence. “Payroll service or agency employee” means an individual: (i) for whom the direct pay or compensation with respect to the performance of services for the Company or any Subsidiary or Affiliate is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the NCR internal corporate payroll system, or (ii) who is paid directly by the Company or any Subsidiary or Affiliate, but not through an internal corporate payroll system (e.g., through purchase order accounts). The determination whether an individual is a “payroll service or agency employee” shall be made solely according to the method of paying the individual for services, without regard to whether the individual is considered a common law employee of the Company for any other purpose, and such determination will be within the discretionary authority of the plan administrator.

2.11 “Exercise Date” means the last New York Stock Exchange trading day of each calendar quarter.

2.12 “Investment Account” has the meaning set forth in Section 12.

2.13 “NCR Common Stock” means shares of common stock, par value $0.01, of NCR.

2.14 “Offering” means the offering of shares of NCR Common Stock to Eligible Employees pursuant to the Plan that occurs on each Offering Date.

2.15 “Offering Date” means the first New York Stock Exchange trading day of each calendar quarter.

2.16 “Participant” means an Eligible Employee who elects to participate in the Plan.

2.17 “Payroll Department” means the department of the Company or a Subsidiary from which a Participant’s Compensation is disbursed.

2.18 “Plan” means this NCR Employee Stock Purchase Plan.

2.19 “Plan Administrator” means the Company’s Senior Vice President, Corporate Services and Chief Human Resources Officer (or in the absence of an individual serving with such title, the highest ranking titled officer with responsibility for the Company’s Human Resources function).

2.20 “Plan Year” means each calendar year.

2.21 “Purchase Period” means the period from an Offering Date to the next succeeding Exercise Date.

2.22 “Recordkeeper” means the third party administrator that maintains records for the Plan.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

2.23 “Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

3. Shares

For the period beginning on or after January 1, 2017, the aggregate number of shares of NCR Common Stock which may be purchased under the Plan shall not exceed a total of ten million (10,000,000) shares newly authorized by the Company’s shareholders in 2016, plus any shares previously authorized by the Company’s shareholders that remain available for issuance under the Plan following the last Exercise Date in 2016. Notwithstanding the foregoing, the aggregate number of shares is subject to adjustment in accordance with Section 20 hereof. Shares issued under the Plan will consist of authorized and unissued shares.

4. Offering

Each Eligible Employee on an Offering Date shall be entitled to purchase, in the manner and on the terms herein provided, shares of NCR Common Stock at the Purchase Price set forth in Section 8 hereof with amounts withheld pursuant to Section 6 hereof during the Purchase Period commencing on such Offering Date.

Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed, for the purposes of Section 423 (b)(3) of the Code, to own stock (including any number of shares which such person would be entitled to purchase hereunder and under any other similar plan or stock option plan of the Company, the parent of the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company or a Subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company, the parent of the Company or a Subsidiary which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5% and any balance remaining in such person’s account to purchase shares of NCR Common Stock under this Plan (“Stock Purchase Account”) shall be refunded.

5. Entry into the Plan; Stock Purchase Agreements

Any Eligible Employee may become a Participant in the Plan by filing a stock purchase agreement prior to the 15th day of the month immediately preceding January 1 or July 1 in each Plan Year or by such other date(s) as may be designated by the Plan Administrator (a “Stock Purchase Agreement”). Once an Eligible Employee has filed a Stock Purchase Agreement and become a Participant in the Plan, he shall remain a Participant until he withdraws from the Plan in accordance with Section 13 hereof, and he shall not be required to file a Stock Purchase Agreement for any succeeding Offering or Plan Year until he withdraws from the Plan.

A Participant may change his level of payroll deduction prior to the 15th of the month immediately preceding January 1 or July 1 in any Plan Year or by such other date(s) as may be designated by the Plan Administrator.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

6. Payment for Shares; Payroll Deductions

Except as provided in Section 26, payment for shares of NCR Common Stock purchased hereunder shall be made only by authorized payroll deductions from a Participant’s Compensation pursuant to this Section.

In the Stock Purchase Agreement, a Participant shall authorize a deduction from each payment of Compensation during a Purchase Period of an amount equal to any full percentage of such payment; provided, however, that the minimum deduction shall be 1% and the maximum deduction shall be 10% of any payment of Compensation.

A Participant on an unpaid leave of absence will remain a Participant in the Plan but no amounts will be credited to the Participant’s Stock Purchase Account during the time the Participant receives no Compensation.

7. Payroll Deductions

Amounts deducted from a Participant’s Compensation pursuant to Section 6 hereof shall be recorded by the Company and applied to the purchase of NCR Common Stock hereunder. No interest shall accrue or be payable to any Participant with respect to any deducted amounts.

8. Purchase Price

The Purchase Price per share of the shares of NCR Common Stock sold to Participants hereunder for any Offering shall be 85% of the lower of: (i) the closing price of NCR Common Stock reported on the New York Stock Exchange on the Offering Date, or (ii) the closing price of NCR Common Stock reported on the New York Stock Exchange on the Exercise Date. Should no sale of NCR Common Stock occur on any Offering Date or Exercise Date, then the applicable closing price for purposes of this Section shall be the closing price reported on the first day prior to such Offering Date or Exercise Date (as applicable) on which such sales were reported on the New York Stock Exchange. Anything herein to the contrary notwithstanding, the Purchase Price per share shall not be less than the par value of a share of NCR Common Stock.

9. Purchase of Shares; Limitation on Right to Purchase

As of each Exercise Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, at the Purchase Price in United States dollars, the number of full shares of NCR Common Stock which can be purchased with the amount credited to such Participant’s Stock Purchase Account. All such shares shall be maintained in Investment Accounts for the Participants. All dividends paid with respect to such shares shall be credited to the Participants’ Investment Accounts, and will be automatically reinvested in shares of NCR Common Stock, unless the Participant elects not to have such dividends reinvested. Any remaining balance in a Participant’s Stock Purchase Account not used to purchase full shares of NCR Common Stock shall be applied to purchase shares of NCR Common Stock on the next Exercise Date or, in the event that there is no next Exercise Date, shall be refunded to the Participant.

At the time a Participant’s payroll deduction amounts are used to purchase the NCR Common Stock, he or she will have all of the rights and privileges of a stockholder of NCR with respect to the shares purchased under the Plan.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

Anything herein to the contrary notwithstanding: (i) a Participant may not purchase more than 50,000 shares of NCR Common Stock in any Offering hereunder, and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such person’s rights, if any, to purchase stock under all other employee stock purchase plans of the Company, its parent and of any Subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the Participant’s payroll deductions shall be refunded.

10. Expiration of Offering

As of each Exercise Date the amount of payroll deductions for each Participant in the applicable Offering shall be applied to purchase shares of NCR Common Stock at the Purchase Price.

11. Issuance of Shares

The shares of NCR Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder shall exist with respect to such shares.

As soon as practicable after such Exercise Date, the Company shall cause a book entry to be registered in the street name of the Recordkeeper on behalf of the Participants, for the number of shares of NCR Common Stock purchased by the Participants on such Exercise Date, as designated in the Participant’s Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. The Plan Administrator shall have sole discretion to adopt rules governing the registration of shares purchased hereunder, and may restrict the types of designations permitted under a Participant’s Stock Purchase Agreement.

The Board of Directors, the Compensation Committee or the Plan Administrator, or any person to whom any of the foregoing has delegated authority to take such action, may impose such limitations on sales of shares of NCR Common Stock purchased pursuant to the Plan as determined appropriate in its sole discretion.

12. Investment Accounts Maintained by Recordkeeper

The Recordkeeper shall maintain an Investment Account for each Participant with a record of the shares purchased by the Participant. The Participant may at any time direct the Recordkeeper to (i) sell some or all of the shares credited to his Investment Account and deliver the cash in U.S. currency to the Participant, subject to any applicable delivery or transfer charge or (ii) provide the Participant a notice of issuance of uncertificated shares reflecting some or all of the whole shares credited to his Investment Account. Shares credited to a Participant’s Investment Account shall not be transferred out of such Account during the two year period following the Exercise Date unless: (a) sold pursuant to Section 12(i), (b) transferred due to death pursuant to Section 15, or (c) otherwise permitted in the sole discretion of the Plan Administrator.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

13. Withdrawal

A Participant may withdraw from the Plan at any time by filing notice of withdrawal. Upon a Participant’s withdrawal, the amount credited to his Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Section 5 hereof.

14. Termination of Continuous Service

If a Participant’s Continuous Service terminates for any reason during a Purchase Period, the amount credited to his Stock Purchase Account as of the termination date shall be refunded to the Participant as soon as administratively practicable thereafter.

If a Participant transfers to part-time status during a Purchase Period, his or her payroll deductions for the Plan shall terminate as of the date the Participant no longer qualifies as an Employee, and the amount credited to his Stock Purchase Account as of such date shall be refunded to such Participant as soon as administratively practicable thereafter. The Recordkeeper shall continue to maintain the Participant’s Investment Account.

15. Death

If a Participant dies during a Purchase Period, the amount credited to his Stock Purchase Account as of the date of death shall be refunded to his or her estate as soon as administratively practicable thereafter.

The Recordkeeper shall transfer the Participant’s Investment Account to the executor or administrator of the Participant’s estate. If no executor or administrator is appointed (to the knowledge of the Plan Administrator), the Plan Administrator in its sole discretion may direct the Recordkeeper to transfer the Investment Account to the Participant’s spouse or to any one or more dependents of the Participant.

16. Procedure if Insufficient Shares Available

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of NCR Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Plan Administrator shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant shall be refunded to each such Participant.

17. Rights not Transferable

Rights to purchase shares under the Plan are exercisable only during the Participant’s lifetime and are not transferable other than by will or the laws of descent and distribution. If a Participant attempts to transfer rights to purchase shares under the Plan other than by will, he or she shall be deemed to have requested withdrawal from the Plan and the provisions of Section 13 hereof shall apply with respect to such Participant.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

18. Administration of the Plan

Subject to the general control of, and superseding action by, the Board of Directors or the Compensation Committee, the Plan Administrator shall have full power to administer the Plan. He or she shall adopt rules not inconsistent with the provisions of the Plan for its administration. He or she shall adopt the form of Stock Purchase Agreement, all notices required hereunder, and any on the registration of certificates for shares purchased hereunder. His or her interpretation and construction of the Plan and rules shall, subject as aforesaid, be final and conclusive.

19. Amendment of the Plan

The Board of Directors or the Compensation Committee, or any person to whom either of the foregoing has delegated authority to take such action, may at any time, or from time to time, alter or amend the Plan in any respect, except that, without approval of the stockholders of NCR, no amendment may increase the number of shares reserved for purchase under the Plan other than as provided in Section 20 hereof.

20. Recapitalization; Effect of Certain Transactions

The aggregate number of shares of NCR Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Offering as provided in Section 9 hereof, and the calculation of the Purchase Price per share as provided in Section 8 hereof shall be appropriately adjusted to reflect a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, extraordinary cash dividend or other increase or decrease in the number of issued shares of NCR Common Stock, effected without receipt of consideration by the Company. If NCR shall merge or consolidate, whether or not NCR is the surviving or resulting corporation in such merger or consolidation, any Offering hereunder shall pertain to and apply to shares of stock of NCR or any shares issued in connection with such merger or consolidation in exchange for shares of stock of NCR, unless prior to such merger or consolidation, the Board of Directors shall, in its discretion, terminate the Plan and/or any Offering hereunder. Notwithstanding the foregoing, a dissolution or liquidation of NCR shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant thereunder shall be paid to each such Participant.

21. Expiration and Termination of the Plan

The Plan shall continue in effect until terminated pursuant to Section 16 or 20 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan or any Offering hereunder at any time. In the event of the termination of the Plan or any Offering pursuant to the immediately preceding sentence, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to each such Participant.

22. Treatment of Fractional Shares

For any amounts of payroll deductions that are insufficient to purchase a whole share, the Recordkeeper may determine whether its standard practice will be to credit the Participant Investment Accounts with fractional shares or with the insufficient cash amount that will be carried over and applied to the next Purchase Period. If the Investment Accounts are credited with fractional shares, such fractional shares shall be cashed out when a Participant closes his or her Investment Account.

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

23. Notice

Any notice which a Participant files pursuant to the Plan shall be in such form as may be required by the Plan Administrator and shall be delivered by hand or mailed, postage prepaid, to such Participant’s Payroll Department.

24. Repurchase of Stock

The Company shall not be required to repurchase from any Participant shares of NCR Common Stock which such Participant acquires under the Plan.

25. Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

26. Alternate Contribution Methods

Anything herein to the contrary notwithstanding, in the event authorized payroll deductions from a Participant’s Compensation are not permitted by reason of the provisions of local law applicable to the Company or a Designated Subsidiary, or are not practicable as determined in the sole discretion of the Plan Administrator, the appropriate alternative method pursuant to which affected Participants may make payment for shares of NCR Common Stock purchased hereunder which would otherwise have been made pursuant to Section 6 hereof shall be designated by the Plan Administrator. Payments made hereunder shall be deemed to have been made pursuant to Section 6 hereof.

27. Fees

The Recordkeeper may charge Participants reasonable transaction fees, as agreed by the Company.

28. Tax Consequences

Any tax consequences arising from the grant or exercise of any right granted hereunder, from the payment for NCR Stock covered hereby, or from any other event or act (of the Company, and/or its Affiliates or the Plan Administrator or the Participant) hereunder, shall be borne solely by the Participant. The Company and/or any Affiliate or the Plan Administrator shall be entitled to withhold taxes according to the requirements under applicable laws, rules, and regulations, including withholding taxes at source, and the application of any such requirements shall be determined in the sole discretion of the Company or any Affiliate or the Plan Administrator. Furthermore, as a condition to participation in the Plan, the Participant shall agree to indemnify the Company, its Affiliates and the Plan Administrator and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment or distribution made to or on behalf of the Participant. The Company, and/or any Affiliate or the Plan Administrator may make such provisions and take such steps as may be deemed necessary or appropriate for the withholding of all taxes required by law to be withheld as determined in the sole discretion of the Company, any Affiliate or the Plan Administrator with

Appendix A – Amended and Restated NCR Employee Stock Purchase Plan

respect to rights granted under the Plan and the exercise of such rights or the sale of NCR Common Stock, including, but not limited, to: (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to or on behalf of a Participant, and/or (b) requiring a Participant or person or entity acting on behalf of the Participant to pay to the Company or any Affiliate the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any NCR Common Stock, and/or (c) by causing the exercise of a right hereunder and/or the sale of any NCR Common Stock held by or on behalf of a Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements as determined applicable in the sole discretion of the Company, any Affiliate or the Plan Administrator. In addition, the Participant or person or entity acting on behalf of the Participant will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules, as determined in the sole discretion of the Company, any Affiliate or the Plan Administrator.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

APPENDIX B

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

NCR CORPORATION

FIRST: NCR Corporation, a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions and Exhibit A are all of the provisions of the Charter currently in effect and as hereinafter amended:

ARTICLE I

Name

Section 1.1. The name of the Corporation (the “Corporation”) is: NCR Corporation.

ARTICLE II

Principal Office, Registered Office and Agent

Section 2.1. The address of the Corporation’s principal office in the State of Maryland is 20370 Seneca Meadows Parkway, Germantown,~~2 Choke Cherry Road, Rockville,~~ Maryland ~~20815~~20876. The resident agent of the Corporation in the State of Maryland is ~~Mallon Snyder~~CSC-Lawyers Incorporating Service Company. The address of the resident agent is ~~99 South Washington~~7 St. Paul Street, ~~Rockville~~Suite 820, Baltimore, Maryland ~~20850.~~21202. Such resident agent is a Maryland ~~resident.~~corporation.

ARTICLE III

Purposes

Section 3.1. The purpose of the Corporation is to engage in any lawful act, activity or business for which corporations may be organized under the General Laws of the State of Maryland as now or hereafter in force. The Corporation shall have all the general powers granted by law to Maryland corporations and all other powers not inconsistent with law which are appropriate to promote and attain its purpose.

ARTICLE IV

Capital Stock

Section 4.1. The Corporation shall be authorized to issue 600,000,000 shares of capital stock, of which 500,000,000 shares shall be classified as “Common Stock”, $.01 par value per share (“Common Stock”) (having an

Appendix B – Articles of Amendment and Restatement of NCR Corporation

aggregate par value of $5,000,000.00), and 100,000,000 shares shall be classified as “Preferred Stock”, $.01 par value per share (“Preferred Stock”) (having an aggregate par value of $1,000,000.00), including those shares of Preferred Stock described in Exhibit A attached hereto. The aggregate par value of all authorized shares is $6,000,000.00. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

Section 4.2. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote, except for proposals on which only the holders of another specified class or series of capital stock are entitled to vote. Subject to the provisions of law and any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, dividends and other distributions authorized by the Board of Directors in accordance with Maryland General Corporation Law, as in effect from time to time (the “MGCL”) and to all other rights of a stockholder pursuant thereto. Except as otherwise provided by law or in the Charter of the Corporation (including in any Articles Supplementary (as defined below)) (the “Charter”), the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation’s assets among stockholders for the purpose of winding up the Corporation’s affairs, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any series thereof, the Common Stock shall entitle the holders thereof, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation’s assets among stockholders for the purpose of winding up the Corporation’s affairs, whether voluntary or involuntary, to share ratably in the remaining net assets of the Corporation.

Section 4.3. The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. The Board of Directors shall have the power from time to time to the maximum extent permitted by the MGCL to classify or reclassify, in one or more series, any unissued shares of Preferred Stock, and to reclassify any unissued shares of any series of Preferred Stock, in any such case, by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. In any such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland (or other appropriate entity) articles supplementary in form and substance prescribed by the MGCL (each, an “Articles Supplementary”). Subject to the express terms of any series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in one or more respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares of the series.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

Section 4.4. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

(a) the designation of such class or series, which may be by distinguishing number, letter or title:

(b) the number of shares of such class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Articles Supplementary) increase or decrease (but not below the number of shares thereof then outstanding) and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section;

(c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall be cumulative;

(d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable, and whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock;

(e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

(f) the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such class or series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(g) the rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock;

(h) provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the

Appendix B – Articles of Amendment and Restatement of NCR Corporation

happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series, if any;

(j) the voting rights, if any, of the holders of shares of such class or series in addition to any voting rights required by law;

(k) whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof; and

(l) any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

Section 4.5. For the purposes hereof and of any Articles Supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such article or document), any class or series of stock of the Corporation shall be deemed to rank:

(a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

Section 4.6. (a) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are junior to those receiving the distribution.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(b) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

(c) Except as may be set forth in any Articles Supplementary, the Board of Directors is hereby expressly authorized pursuant to Section 2-309(b)(5) of the MGCL (or any successor similar or comparable provision) to declare or pay a dividend payable in shares of one class of the Corporation’s stock to the holders of shares of such class of the Corporation’s stock or to the holders of shares of any other class of stock of the Corporation.

ARTICLE V

Stockholder Action

Section 5.1. Except as may be provided in any Articles Supplementary, any corporate action upon which a vote of stockholder is required or permitted may be taken without a meeting or vote of stockholders only with the unanimous written consent of stockholders entitled to vote thereon.

Section 5.2. Except as otherwise required by the MGCL or as provided elsewhere in the Charter or in the Bylaws, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors or by the President of the Corporation. No business other than that stated in the notice of the special meeting shall be transacted at such special meeting. Each of the Board of Directors, the President and Secretary of the Corporation shall have the maximum power and authority permitted by the MGCL with respect to the establishment of the date of any special meeting of stockholders, the establishment of the record date for stockholders entitled to vote thereat, the imposition of conditions on the conduct of any special meeting of stockholders and all other matters relating to the call, conduct, adjournment or postponement of any special meeting, regardless of whether the meeting was convened by the Board of Directors, the President, the stockholders of the Corporation or otherwise.

ARTICLE VI

Provisions Defining, Limiting and Regulating Powers

Section 6.1. The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and the directors and stockholders, subject, however, to any provisions, conditions and restrictions hereafter authorized pursuant to Article IV hereof:

(a) The Board of Directors of the Corporation is empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, and without any action by the stockholders.

(b) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities

Appendix B – Articles of Amendment and Restatement of NCR Corporation

of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(c) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any finds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine.

Section 6.2. Unless provided to the contrary in the MGCL or other applicable law, the Charter or the Bylaws, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 6.3. No directors shall be disqualified from voting or acting on behalf of the Corporation in contracting with any other corporation in which he may be a director, officer or stockholder, nor shall any director of the Corporation be disqualified from voting or acting in its behalf by reason of any personal interest.

Section 6.4. The Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, records, accounts and documents of the Corporation, or any of them, shall be open to inspection by stockholders, except as otherwise provided by law or by the Bylaws; and except as so provided no stockholder shall have any right to inspect any book, record, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

Section 6.5. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

ARTICLE VII

Board of Directors

Section 7.1. (a) The Corporation shall have ~~three~~nine directors, which number may be increased or decreased from time to time in such lawful manner as the Bylaws of the Corporation shall provide, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland, as now or hereafter in force.

(b) ~~The directors, other than those who may be elected in accordance with the terms of any Articles Supplementary, shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included with such group or groups as the Board of Directors shall designate. At the annual meeting of the stockholders of the Corporation for 1996, a class of directors shall be elected for a one-year term, a class of directors shall be elected for a two-year term, and a class of directors shall be elected for a three-year term. At each succeeding annual meeting of stockholders, beginning with 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.~~ At the annual meeting of stockholders of the Corporation held in 2017, the successors to the directors whose terms expire at the annual meeting of stockholders in 2017 shall be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; at the annual meeting of stockholders of the Corporation held in 2018, the successors to the directors whose terms expire at the annual meeting of stockholders in 2018 shall be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and beginning with the annual meeting of stockholders in 2019, all directors shall be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

(c) Except as provided by law with respect to directors elected by stockholders of a class or series, any director or the entire Board of Directors may be removed for cause, by the affirmative vote of the holders of not less than 80% of the voting power of all Voting Stock (as defined below) then outstanding, voting together as a single class. Subject to such removal, or the death, resignation or retirement of a director, a director shall hold office until the annual meeting of the stockholders for the year in which such director’s term expires and until a successor shall be elected and qualified, except as provided in Section 7.1(d) hereof.

(d) Except as provided by law with respect to directors elected by stockholders of a class or series, a vacancy on the Board of Directors which results from the removal of a director may be filled by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, and a vacancy which results from any such removal or from any other cause may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. Any director so elected by the Board of Directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies and any director so elected by the stockholders shall hold office for the remainder of the term of the removed director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(e) Except to the extent prohibited by law or limited by the Charter or the Bylaws, the Board of Directors shall have the power (which, to the extent exercised, shall be exclusive) to fix the number of directors and to establish the rules and procedures that govern the internal affairs of the Board of Directors and nominations for director, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation and no Bylaw shall be adopted by the stockholders which shall modify the foregoing.

Section 7.2. Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

Bylaws

Section 8.1. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the provisions of the Charter. Without limiting the foregoing, to the maximum extent permitted by the MGCL from time to time, the Corporation may in its Bylaws confer upon the Board of Directors powers and authorities in addition to those set forth in the Charter and in addition to those expressly conferred upon the Board of Directors by statute as long as such powers and authorities are not inconsistent with the provisions of the Charter.

Section 8.2. Except as provided in the Charter, the Bylaws may be altered or repealed and new Bylaws may be adopted (a) subject to Section 7.1(e), at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) then outstanding, voting together as a single class; provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Sections 2, 8 or 11 of Article I of the Bylaws, with Section 1, 2 or 3 of Article II of the Bylaws, or Article X of the Bylaws or this sentence, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board.

ARTICLE IX

Amendment of Charter

Section 9.1. The Corporation reserves the right to adopt, repeal, rescind, alter or otherwise amend in any respect any provision contained in this Charter, including but not limited to, any amendments changing the terms or contract rights of any class of its stock by classification, reclassification or otherwise, and all rights now or hereafter conferred on stockholders are granted subject to this reservation. Any amendment of the Charter shall be valid and effective if such amendment shall have been authorized by the affirmative vote at a

Appendix B – Articles of Amendment and Restatement of NCR Corporation

meeting of the stockholders duly called for such purpose of a majority of the total number of shares outstanding and entitled to vote thereon, except that the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, at a meeting of the stockholders duly called for such purpose shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, Article VII, Section 8.2 of Article VIII, or this Article IX of the Charter.

ARTICLE X

Limited Liability; Indemnification

Section 10.1. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal or with respect to any cause of action, suit or claim that, but for this Section 10.1 of this Article X, would accrue or arise, prior to such amendment or repeal.

Section 10.2. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law and (b) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter, or of any such bylaw, resolution or contract, or repeal of any of their provisions shall limit or eliminate the right to indemnification provided hereunder or thereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE XI

Duration

Section 11.1. The duration of the Corporation shall be perpetual.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article II of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article II of the foregoing amendment and restatement of the charter.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

SIXTH: The number of directors of the Corporation is as set forth in Article VII of the foregoing amendment and restatement of the charter. The names of the directors currently in office and the classes of each director are as follows:

Class A: [•]

Class B: [•]

Class C: [•]

SEVENTH: The undersigned                      of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned                      acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its                      and attested to by its                      on this      day of             , 2016.

ATTEST:	NCR CORPORATION:

Name: Title:	By: Name: Title:	(SEAL)

EXHIBIT A

SERIES A CONVERTIBLE PREFERRED STOCK

PAR VALUE $0.01

OF

NCR CORPORATION

Under a power contained in the charter (the “Charter”) of NCR Corporation, a Maryland corporation (the “Company”), the Board of Directors of the Company classified and designated 3,000,000 shares (the “Shares”) of the Preferred Stock, $0.01 par value per share (as defined in the Charter), as shares of Series A Convertible Preferred Stock, liquidation preference $1,000 per share (“Series A Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article IV of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

SECTION 1. Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 3,000,000. That number from time to time may be

Appendix B – Articles of Amendment and Restatement of NCR Corporation

increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board, or any duly authorized committee thereof, and (b) the filing of articles supplementary pursuant to the provisions of the MGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

SECTION 2. Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3. Definitions. As used herein with respect to Series A Preferred Stock:

“50% Beneficial Ownership Requirement” has the meaning set forth in the Investment Agreement.

“Accrued Dividend Record Date” has the meaning set forth in Section 4(e).

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Purchaser Party or any of its Affiliates, (ii) portfolio companies in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Blackstone Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall

Appendix B – Articles of Amendment and Restatement of NCR Corporation

mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Articles Supplementary” means these Articles Supplementary classifying the Series A Preferred Stock.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, (a) if a Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the Dividend Payment Date immediately preceding such date of determination (taking into account the payment of Dividends, if any, on or with respect to such Dividend Payment Date) or (b) if no Dividend Payment Date has occurred since the issuance of such share, zero.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Board” has the meaning set forth in the recitals above.

“close of business” means 5:00 p.m. (New York City time).

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Dividend” has the meaning set forth in Section 4(c).

“Change of Control” means (i) prior to the earlier of the (x) Initial Redemption Date or (y) the date that is 91 days after the date of repayment, defeasance, satisfaction, cancellation, termination or other permanent discharge in full of the Credit Agreement and the Indentures (the “Relevant Change of Control Date”), the occurrence of one of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or

Appendix B – Articles of Amendment and Restatement of NCR Corporation

indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately after such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction; or

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company, or

(ii) on or after the Relevant Change of Control Date, the occurrence of one of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer or lease of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or

(c) any transaction or series of transactions by which the Company or any successor or Parent Entity thereto is organized outside the United States of America.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Change of Control Effective Date” has the meaning set forth in Section 9(c).

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Purchase Price for such share to the Holder thereof.

“Change of Control Purchase Price” has the meaning set forth in Section 9(a).

“Change of Control Put” has the meaning set forth in Section 9(a).

“Change of Control Put Deadline” has the meaning set forth in Section 9(c)(i).

“Charter” has the meaning set forth in the recitals above.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a).

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 33.333 shares of Common Stock, subject to adjustment as set forth herein.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Credit Agreement” has the meaning set forth in the Investment Agreement.

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“Designated Redemption Date” means (i) any date within the three (3) month period commencing on and immediately following the Initial Redemption Date and (ii) any date within the three (3) month period commencing on and immediately following each successive third anniversary of the Initial Redemption Date.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend” has the meaning set forth in Section 4(a).

“Dividend Payment Date” means March 10, June 10, September 10 and December 10 of each year, commencing on the later of (i) March 10, 2016 and (ii) the first such date to occur following the Original Issuance Date (the “Initial Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means (i) in respect of any share of Series A Preferred Stock issued on the Original Issuance Date, the period from and including the Original Issuance Date to but excluding the Initial Dividend Payment Date and, subsequent to the Initial Dividend Payment Date, the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date, and (ii) for any share of Series A Preferred Stock issued subsequent to the Original Issuance Date, the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means 5.5%, or, to the extent and during the period with respect to which such rate has been adjusted as provided in Sections 4(d), Section 9(i) or Section 10(e), such adjusted rate.

“Dividend Record Date” has the meaning set forth in Section 4(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Excluded Blackstone Parties” has the meaning set forth in the Investment Agreement.

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Fall-Away of Purchaser Board Rights” has the meaning set forth in the Investment Agreement.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate applicable on such date.

“Indebtedness” means (a) all obligations of the Company or any of its Subsidiaries for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments, (c) all letters of credit and letters of guaranty in respect of which the Company or any of its Subsidiaries is an account party, (d) all securitization or similar facilities of the Company or any of its Subsidiaries and (e) all guarantees by the Company or any of its Subsidiaries of any of the foregoing.

“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Company or its Subsidiaries.

“Indentures” has the meaning set forth in the Investment Agreement.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the Purchasers meet the 50% Beneficial Ownership Requirement, is reasonably acceptable to the Purchasers.

“Initial Redemption Date” means March 16, 2024.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Investment Agreement” means that certain Investment Agreement between the Company and the Purchasers dated as of November 11, 2015, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Price” means $54.00, as adjusted pursuant to the provisions of Section 11(a).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“MGCL” has the meaning set forth in the recitals above.

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Notice of Redemption” has the meaning set forth in Section 10(b).

“NYSE” means the New York Stock Exchange.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Original Issuance Date” and “Original Issuance Time” mean the date and time, respectively, of closing pursuant to the Investment Agreement.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Parity Stock” has the meaning set forth in Section 2(a).

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividend” has the meaning set forth in Section 4(c).

“Preferred Stock” has the meaning set forth in the recitals above.

“Purchasers” has the meaning set forth in the Investment Agreement.

“Purchaser Designee” means an individual nominated by the Board as a “Purchaser Designee” for election to the Board pursuant to Section 5.10(a) or Section 5.10(d) of the Investment Agreement.

“Purchaser Parties” means the Purchasers and each Permitted Transferee of the Purchasers to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 5.08(b)(i) of the Investment Agreement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full in cash of the Redemption Price for such share to the Holder of such share.

“Redemption Right” has the meaning set forth in Section 10(a).

“Redemption Price” has the meaning set forth in Section 10(a).

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Satisfaction of the Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Company or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.

“SDAT” has the meaning set forth in the recitals above.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Specified Contract Terms” means the covenants, terms and provisions of any indenture, credit agreement or any other agreement, document or instrument evidencing, governing the rights of the holders of or otherwise relating to any Indebtedness of the Company or any of its Subsidiaries.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Wells Fargo Bank, N. A.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “NCR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

SECTION 4. Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall

Appendix B – Articles of Amendment and Restatement of NCR Corporation

equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(c) Payment of Dividend. (x) With respect to the first sixteen (16) Dividend Payment Dates, the Company will issue, to the extent permitted by applicable law, as a dividend in kind, additional duly authorized, validly issued and fully paid and nonassessable shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period and (y) with respect to any Dividend Payment Date occurring after the sixteenth (16th) Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in its sole discretion, Dividends (i) in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, (ii) as a PIK Dividend or (iii) through a combination of either of the foregoing; provided that (A) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward) and (B) if the Company pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Company shall pay to such Holder, at the Company’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Liquidation Preference per share of Series A Preferred Stock or (2) one additional whole share of Series A Preferred Stock. In the event that the Company pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Liquidation Preference per share of Series A Preferred Stock, and the number of additional shares of Series A Preferred Stock issuable to Holders in connection with the payment of a PIK Dividend will be, with respect to each share of Series A Preferred Stock, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the amount of the applicable PIK Dividend per share of Series A Preferred Stock divided by (2) the Liquidation Preference per share of Series A Preferred Stock. Accrued Dividends in respect of any prior Dividend Payment Periods may be paid on any date (whether or not such date is a Dividend Payment Date) if, as and when authorized by the Board, or any duly authorized committee thereof as declared by the Company.

(d) Arrearages. If the Company fails to declare and pay a full Dividend on the Series A Preferred Stock on any Dividend Payment Date, then any Dividends otherwise payable on such Dividend Payment Date on the Series A Preferred Stock shall continue to accrue and cumulate at a Dividend Rate of 8.0% per annum, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the Company pays in accordance with Section 4(c) all Dividends on the Series A Preferred Stock that are then in arrears. Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date.

(e) Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the first (1st) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for

Appendix B – Articles of Amendment and Restatement of NCR Corporation

payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

(f) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full dividends on all outstanding shares of Series A Preferred Stock have been declared and paid, including any accrued and unpaid dividends on the Series A Preferred Stock that are then in arrears, or have been or contemporaneously are declared and a sum sufficient for the payment of those dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);

(iv) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(v) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi) distributions of Junior Stock or rights to purchase Junior Stock;

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such; or

(viii) purchases of shares of Common Stock by the Company in an amount not to exceed $1,000,000,000 to be consummated within 9 months following the Original Issuance Date.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio

Appendix B – Articles of Amendment and Restatement of NCR Corporation

that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).

(g) Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.

SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 6. Right of the Holders to Convert.

(a) Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(i). The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

SECTION 7. Mandatory Conversion by the Company. (a) At any time after the third anniversary of the Original Issuance Date, if the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least thirty (30) Trading Days in any period of forty-five (45) consecutive Trading Days, the Company may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(i).

(b) Notice of Mandatory Conversion. If the Company elects to effect Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable forty-five (45) day Trading Period referred to in Section 7(a) above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on

Appendix B – Articles of Amendment and Restatement of NCR Corporation

which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company; and

(ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the amount of Accrued Dividends to be paid to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder.

SECTION 8. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 21.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date).

The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and

Appendix B – Articles of Amendment and Restatement of NCR Corporation

compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(i)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made, at the option of the Company, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the shares to the Holders at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with these Articles Supplementary, or otherwise acquired by the Company in any manner whatsoever, shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as a particular series by the Board pursuant to the provisions of the Charter.

SECTION 9. Change of Control. (a) Repurchase at the Option of the Holder. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Company to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to the greater of (i) the Liquidation Preference of such share of Series A Preferred Stock plus the Accrued Dividends in respect of such share of Series A Preferred Stock, in each case as of the applicable Change of Control Purchase Date and (ii) the amount of cash and/or other assets such Holder would have received had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) (the “Change of Control Purchase Price”); provided that, in each case (but, for purposes of clarity, not in the event where such holder actually converts its shares of Series A Preferred Stock into Common Stock), the Company shall only be required to pay the Change of Control Purchase Price after (i) the Satisfaction of the Indebtedness Obligations and to the extent permitted by the Specified Contract Terms and (ii) to the extent such purchase can be made out of funds legally available therefor.

(b) Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(c) Final Change of Control Notice. Within 10 days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain:

(i) the date by which the Holder must elect to exercise a Change of Control Put (which shall be no earlier than 30 days before the purchase date) (the “Change of Control Put Deadline”);

(ii) the amount of cash and/or other consideration payable per share of Series A Preferred Stock, if such Holder elects to exercise a Change of Control Put;

(iii) a description of the payments and other actions required to be made or taken in order to effect the Satisfaction of the Indebtedness Obligations;

(iv) the purchase date for such shares (which shall be the later of (A) 61 days from the date such notice is mailed or (B) the day the Satisfaction of Indebtedness Obligations has occurred); and

(v) the instructions a Holder must follow to exercise a Change of Control Put in connection with such Change of Control.

(d) Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor.

(e) Delivery upon Change of Control Put. Upon a Change of Control Put, after the Satisfaction of the Indebtedness Obligations and subject to Section 9(i) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by mail or wire transfer the Change of Control Purchase Price of such Holder’s shares of Series A Preferred Stock.

(f) Treatment of Shares. If a Holder does not elect to effect a Change of Control Put pursuant to this Section 9 with respect to all of its shares of Series A Preferred Stock, the shares of Series A Preferred Stock held by it and not surrendered for purchase by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled in accordance with the terms of these Articles Supplementary. From and after the Change of Control Purchase Date with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Change of Control Put and that the Company has repurchased in accordance with the provisions of this Section 9, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Change of Control Purchase Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (A) accrue Dividends and (B) entitle the Holder thereof to the voting rights provided in Section 13; provided that any

Appendix B – Articles of Amendment and Restatement of NCR Corporation

such shares that are converted prior to or on the Change of Control Purchase Date in accordance with these Articles Supplementary shall not be entitled to receive any payment of the Change of Control Purchase Price.

(g) Partial Exercise of Change of Control Put. In the event that a Change of Control Put is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Change of Control Put, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a Change of Control Put was not effected (or book-entry interests representing such shares).

(h) Redemption by the Company. In the case of a Change of Control (other than pursuant to clause (ii)(c) of the definition of such term) (provided that for purposes of this Section 9(h), the references to “a majority” in the definition of Change of Control shall be deemed to be references to “80%”), any shares of Series A Preferred Stock as to which a Change of Control Put was not exercised may be redeemed, at the option of the Company (or its successor or the acquiring or surviving Person in such Change of Control), upon not less than thirty (30) nor more than sixty (60) days’ notice, which notice must be received by the affected Holders within thirty (30) days of the Change of Control Put Deadline, at a redemption price per share, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to the greater of (i) (x) the Liquidation Preference as of the date of redemption plus (y) Accrued Dividends as of the date of redemption, plus (z) if the applicable redemption date is prior to the fifth anniversary of the first Dividend Payment Date, the amount equal to the net present value (computed using a discount rate of 10%) of the sum of all Dividends that would otherwise be payable on such share of Series A Preferred Stock on and after the applicable redemption date to and including the fifth anniversary of the first Dividend Payment Date and assuming the Company chose to pay such Dividends in cash and (ii) the amount of cash and/or other assets a Holder would have received had such Holder, immediately prior to such Change of Control, converted such share of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Unless the Company (or its successor or the acquiring or surviving Person in such Change of Control) defaults in making the redemption payment on the applicable redemption date, on and after the redemption date, (A) Dividends shall cease to accrue on the shares of Series A Preferred Stock so called for redemption, (B) all shares of Series A Preferred Stock called for redemption shall no longer be deemed outstanding and (C) all rights with respect to such shares of Series A Preferred Stock shall on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable in such redemption.

(i) Specified Contract Terms. If the Company (A) shall not have sufficient funds legally available under the MGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”) or (B) will be in violation of Specified Contract Terms if it purchases the Required Number of Shares, the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Purchase Price equal to the lesser of (1) the amount legally available for the purchase of shares of Series A Preferred Stock under the MGCL and (2) the largest amount that can be used for such purchase not prohibited by Specified Contract Terms and

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Purchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock and without violation of Specified Contract Terms. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law and Specified Contract Terms. If the Company fails to pay the Change of Control Purchase Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Series A Preferred Shares to be repurchased pursuant to the Change of Control Put, the Company will pay Dividends on such shares not repurchased at a Dividend Rate equal to 8.0% per annum, accruing daily from such date until the Change of Control Purchase Price, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock. Notwithstanding the foregoing, in the event a Holder elects to exercise a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(j) Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in an manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and effect the Satisfaction of the Indebtedness Obligations and the payment of the Change of Control Put Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6 or 7, as applicable.

SECTION 10. Redemption at the Option of the Holder. (a) On each Designated Redemption Date, each Holder of shares of Series A Preferred Stock shall have the right (a “Redemption Right”) to require the Company to redeem any or all of the shares of Series A Preferred Stock of such Holder outstanding on such Designated Redemption Date, in each case to the extent not prohibited by law, at a redemption price, in cash, equal to the sum of (i) the Liquidation Preference of the shares of Series A Preferred Stock to be redeemed plus (ii) the Accrued Dividends with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Redemption Price”).

(b) To exercise its Redemption Right pursuant to this Section 10 in respect of any Designated Redemption Date, a Holder must, no later than 5:00 p.m., New York City time, on the date that is 120 days prior to the Designated Redemption Date, deliver written notice thereof (a “Notice of Redemption”) to the Company

Appendix B – Articles of Amendment and Restatement of NCR Corporation

and the Transfer Agent and surrender to the Transfer Agent the certificates representing the shares of Series A Preferred Stock to be redeemed by the Company. On each Designated Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has exercised its Redemption Right with respect to such Designated Redemption Date, by mail or wire transfer, the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has delivered a Notice of Redemption in accordance herewith.

(c) If a Holder does not elect to exercise its Redemption Right pursuant to this Section 10 with respect to all of its shares of Series A Preferred Stock, the shares of Series A Preferred Stock held by it and not surrendered for redemption by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled. From and after the Redemption Date with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Redemption Right and the Company has redeemed in accordance with the provisions of this Section 10, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is redeemed by the payment in cash in full of the applicable Redemption Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(d) In the event that a Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Redemption Right was not exercised (or book-entry interests representing such shares).

(e) If the Company shall not have sufficient funds legally available under the MGCL to redeem, as of any Designated Redemption Date, all shares of Series A Preferred Stock with respect to which Holders have exercised a Redemption Right pursuant to this Section 10, the Company shall redeem on such Designated Redemption Date, pro rata among the Holders that have exercised their Redemption Right, a number of shares of Series A Preferred Stock with an aggregate Redemption Price equal to the amount legally available for the redemption of shares of Series A Preferred Stock under the MGCL on such Designated Redemption Date. At such time, as soon as practicable thereafter, that the Company has sufficient funds legally available under the MGCL to redeem such shares of Series A Preferred Stock not redeemed because of the foregoing limitation at the applicable Redemption Price, the Company shall provide notice to the Holders of the availability of such funds and the Holders at that time may elect to invoke their Redemption Right pursuant to and in accordance with the provisions of this Section 10. In addition, if the Company does not make the redemption payment as of any Designated Redemption Date relating to all of the shares of Series A Preferred Stock with respect to which Holders have exercised a Redemption Right pursuant to this Section 10, the Company will pay Dividends on such shares not redeemed at a Dividend Rate equal to 8.0% per annum, accruing daily from the Designated Redemption Date until the Redemption Price, plus all Accrued Dividends thereon, are paid in full in respect of such shares of Series A Preferred Stock. The inability of the Company to make a redemption payment for any reason shall not relieve the Company from its obligation to effect any required redemption when, as and if permitted by applicable law.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

SECTION 11. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i) The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X))] / (OS0+Y)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

Appendix B – Articles of Amendment and Restatement of NCR Corporation

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii) The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1))] / (SP1 x OS0)

Appendix B – Articles of Amendment and Restatement of NCR Corporation

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1 = the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0 = the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1 = the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

Notwithstanding anything to the contrary set forth herein, no adjustment to the Conversion Rate shall be made pursuant to this Section 11(a)(iii) as a result of purchases of shares of Common Stock by the Company in an amount not to exceed $1,000,000,000 to be consummated within 9 months following the Original Issuance Date.

(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – FMV)]

Appendix B – Articles of Amendment and Restatement of NCR Corporation

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

Appendix B – Articles of Amendment and Restatement of NCR Corporation

MP0 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – C)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

C = the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii) If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Company

Appendix B – Articles of Amendment and Restatement of NCR Corporation

Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) No adjustment to the Conversion Rate will be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which

Appendix B – Articles of Amendment and Restatement of NCR Corporation

purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security; or

(D) for a change in the par value of the Common Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Reserved.

(g) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(h) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any

Appendix B – Articles of Amendment and Restatement of NCR Corporation

adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(i) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

SECTION 12. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock (but not the Series A Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock (but not the Series A Preferred Stock) is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series A Preferred Stock) into other securities;

(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event

Appendix B – Articles of Amendment and Restatement of NCR Corporation

and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b) Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d) Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

SECTION 13. Voting Rights.

(a) General. Except as provided in Section 13(b) and Section 14, Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such Holder could then be converted pursuant to Section 6 at the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Bylaws of the Company.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(b) Adverse Changes. The vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the MGCL:

(i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Charter (including these Articles Supplementary) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holder thereof; and

(ii) any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by articles supplementary or otherwise) to, the Charter or any provision thereof, or any other action to authorize, create or classify, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization, creation or classification of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the holders of the Series A Preferred Stock.

For purposes of this Section 13, the filing in accordance with applicable law of articles supplementary or any similar document setting forth or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or other terms of any class or series of stock of the Company shall be deemed an amendment to the Charter.

(c) Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d) The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(j) of these Articles Supplementary, and any amendment or waiver of any of the provisions of Section 9(j) approved by such percentage of the Holders shall be binding on all of the Holders.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(e) For the avoidance of doubt, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Sections 13(b) and 14 and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

SECTION 14. Election of Directors. Provided that the Fall-Away of Purchaser Board Rights has not occurred, at each annual meeting of the Company’s stockholders at which the Company has agreed to nominate one or more Purchaser Designee for election to the Board pursuant to and in accordance with the Investment Agreement, the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect such Purchaser Designee(s) to the Board, irrespective of whether the Company has nominated such Purchaser Designee(s).

SECTION 15. Appraisal Rights; Preemptive Rights. Holders of the Series A Preferred Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board and upon such terms and conditions as specified by the Board, shall determine that such rights apply, with respect to the Series A Preferred Stock, to one or more transactions occurring after the date of such determination in connection with which Holders would otherwise be entitled to exercise such rights. Except for the right to participate in any issuance of new equity securities by the Company, as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

SECTION 16. Term. Except as expressly provided in these Articles Supplementary, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 17. Creation of Capital Stock. Subject to Section 13(b)(ii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 18. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Wells Fargo Bank, N. A. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Appendix B – Articles of Amendment and Restatement of NCR Corporation

(b) Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

SECTION 21. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the of Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

SECTION 22. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Company, to its office at NCR Corporation, 7 World Trade Center, 250 Greenwich Street, New York, NY, 10007 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 23. Facts Ascertainable. When the terms of these Articles Supplementary refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 24. Waiver. Notwithstanding any provision in these Articles Supplementary to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be

Appendix B – Articles of Amendment and Restatement of NCR Corporation

waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 25. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Detach Here

2016 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you wish to view the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) webcast at the offices of Venable LLP (located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202) please complete the following information and return to Edward Gallagher, Senior Vice President, General Counsel and Secretary, NCR Corporation, 250 Greenwich Street, 35th Floor, New York, NY 10007. Please note that no members of management or the Board of Directors will be in attendance at Venable LLP’s offices.

Your name and address:

Number of shares of NCR common stock you hold (if applicable):
Number of shares of NCR Series A Convertible Preferred Stock you hold (if applicable):

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote in person at the Annual Meeting. If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

3097 SATELLITE BOULEVARD

DULUTH, GA 30096

Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 19, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 19, 2016. Have your proxy card in hand when you call and follow the instructions.
AUTHORIZE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NCR Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE DURING THE MEETING
During The Meeting - Go to www.virtualshareholdermeeting.com/NCR2016
You may attend the Meeting via webcast and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NCR in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00692-P73234-Z67162	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
Vote on Directors:		☐	☐	☐
1.	Election of Directors
Class B Nominees:
01) Edward “Pete” Boykin
02) Linda Fayne Levinson

Vote on Proposals:

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Advisory vote to approve, on an advisory basis, executive compensation as described in the proxy materials.						☐	☐	☐

3.	To approve the directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan as more particularly described in the proxy materials.						☐	☐	☐

4.	Ratify the appointment of independent registered public accounting firm for 2016 as more particularly described in the proxy materials.						☐	☐	☐

5.

To approve the directors’ proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for the annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders as more particularly described in the proxy materials.

							☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal submitted by a stockholder:

6.	Approval to request the Board to adopt, and present for stockholder approval, a “proxy access” bylaw amendment.						☐	☐	☐

NOTE: This meeting will consider such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please indicate if you plan to attend this meeting in person.		☐ Yes		☐ No

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. Please sign exactly as name appears on the records of the Company and date. If the shares are held jointly, each holder should sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual Meeting of Stockholders

NCR’s Annual Meeting of Stockholders will be held at 9:00 a.m. on April 20, 2016 via a virtual meeting that will be webcast and can be accessed at www.virtualshareholdermeeting.com/NCR2016. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, and 2015 Annual Report

on Form 10-K are available at www.proxyvote.com.

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E00693-P73234-Z67162

NCR CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NCR

FOR NCR'S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2016

The undersigned stockholder of NCR Corporation, a Maryland corporation ("NCR" or the "Company"), hereby appoints William R. Nuti, Edward Gallagher and Robert P. Fishman, and each of them, as proxies, and with full power of substitution, in each of them, with the powers the undersigned would possess if personally present at NCR's Annual Meeting of Stockholders to be held via a live webcast on April 20, 2016, and at any postponement or adjournment thereof, to vote all shares of common stock of NCR or shares of Series A Convertible Preferred Stock, as applicable, that the undersigned is entitled to vote upon any matter that may properly come before the meeting that shares of common stock or Series A Convertible Preferred Stock, as applicable, may vote upon, including the matters described in the accompanying proxy statement. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of other plans, with regard to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY BE, WILL VOTE THE SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE THE SHARES "FOR" THE NOMINEES FOR DIRECTORS, "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DESCRIBED IN THE PROXY MATERIALS, "FOR" THE DIRECTORS' PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE NCR EMPLOYEE STOCK PURCHASE PLAN, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM, “FOR” THE DIRECTORS’ PROPOSAL TO AMEND AND RESTATE THE CHARTER OF THE COMPANY TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF THE COMPANY AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS ELECTED AT OR AFTER THE COMPANY'S 2017 ANNUAL MEETING OF STOCKHOLDERS, AND "AGAINST" THE STOCKHOLDER PROPOSAL. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF THAT THE HOLDER WOULD BE ENTITLED TO VOTE UPON. IF YOU ARE AN NCR SAVINGS PLAN PARTICIPANT OR OTHER PLAN PARTICIPANT ENTITLED TO VOTE AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE SO VOTED BY THE TRUSTEES OF SUCH PLANS.

(Continued and to be signed on reverse side.)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 20, 2016.

Meeting Information
NCR CORPORATION	Meeting Type: Annual Meeting
For holders as of: The close of business on February 17, 2016
Date: April 20, 2016 Time: 9:00 a.m.
3097 SATELLITE BOULEVARD DULUTH, GEORGIA 30096

Location:  Virtual Meeting by webcast at                     www.virtualshareholdermeeting.com/NCR2016.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/NCR2016 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	2015 ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 6, 2016 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods
Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.
During The Meeting:

Go to www.virtualshareholdermeeting.com/NCR2016. You may attend the Annual Meeting via webcast and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR

the following:

1.     Election of Directors

        Class B Nominees:

        01)    Edward “Pete” Boykin

        02)    Linda Fayne Levinson

The Board of Directors recommends you vote FOR the following proposals:

2.     Advisory vote to approve, on an advisory basis, executive compensation as described in the proxy materials.

3.     To approve the directors’ proposal to approve the amendment and restatement of the NCR Employee Stock Purchase Plan as more particularly described in the proxy materials.

4.     Ratify the appointment of independent registered public accounting firm for 2016 as more particularly described in the proxy materials.

5.     To approve the directors’ proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for the annual election of all directors elected at or after the Company’s 2017 Annual Meeting of Stockholders as more particularly described in the proxy materials.

The Board of Directors recommends you vote AGAINST the following proposal submitted by a stockholder:

6.     Approval to request the Board to adopt, and present for stockholder approval, a “proxy access” bylaw amendment.

NOTE: This meeting will consider such other business as may properly come before the meeting or any postponement or adjournment thereof.